   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997



                                                   REGISTRATION NUMBER 333-40111

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                K N ENERGY, INC.
             (Exact name of registrant as specified in its charter)
                                      4932
            (Primary standard industrial classification code number)

                       KANSAS                                             48-0290000
          (State or other jurisdiction of                              (I.R.S. Employer
           incorporation or organization)                            Identification No.)
               370 VAN GORDON STREET                                   MARTHA B. WYRSCH
                  P.O. BOX 281304                        VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
           LAKEWOOD, COLORADO 80228-8304                    370 VAN GORDON STREET, P.O. BOX 281304
                   (303)989-1740                                LAKEWOOD, COLORADO 80228-8304
(Address, including zip code, and telephone number,                     (303)989-1740
   including area code, of registrant's principal     (Name, address, including zip code, and telephone
                  executive offices)                                       number,
                                                          including area code, of agent for service)

                             ---------------------

                                   Copies to:

            C. MICHAEL HARRINGTON, ESQ.                            MICHAEL S. QUINN, ESQ.
              VINSON & ELKINS L.L.P.                                 HOLLAND & HART LLP
               2300 FIRST CITY TOWER                             555 17TH STREET, SUITE 3200
                1001 FANNIN STREET                                 DENVER, COLORADO 80202
             HOUSTON, TEXAS 77002-6760                                  (303)295-8000
                   (713)758-2148

                             ---------------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                            PROPOSED                PROPOSED
                                                            MAXIMUM                 MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE           OFFERING PRICE            AGGREGATE               AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)            PER SHARE(1)         OFFERING PRICE(1)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $5.00 per share..........         675,000                  $10.32                $6,966,275              $2,111(2)
===========================================================================================================================


(1) A maximum of 675,000 shares of Common Stock of the registrant are to be offered in exchange for a maximum of 2,406,893 shares of Common Stock, par value $.01 per share, of Interenergy Corporation ("Interenergy"), and 500,000 shares of Series A Convertible Preferred Stock, par value $.10 per share, of Interenergy. In addition, the registrant will acquire for cash aggregating at least $1,662,725 a total of 194,159 shares of Series B Convertible Preferred Stock, par value $.10 per share, of Interenergy. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, based upon the book value ($8,629,000) as of June 30, 1997, of all shares of Interenergy Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that may be acquired by the registrant in the transaction described herein minus the amount of such cash ($1,662,725) to be paid by the registrant.


(2) Previously paid.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                K N ENERGY, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                          ITEM OF FORM S-4                          CAPTION IN REGISTRATION STATEMENT
                          ----------------                          ---------------------------------
 A.  INFORMATION ABOUT THE TRANSACTION
 1.  Forepart of the Registration Statement and Outside Front
       Cover Page of Prospectus.................................  Forepart of Registration Statement;
                                                                    Outside Front Cover Page of
                                                                    Prospectus

 2.  Inside Front and Outside Back Cover Pages of Prospectus....  Inside Front Cover Page of
                                                                    Prospectus; Available Information;
                                                                    Incorporation of Certain Documents
                                                                    by Reference; Table of Contents

 3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
       Information..............................................  Outside Front and Inside Front Cover
                                                                    Pages of Prospectus; Summary

 4.  Terms of the Transaction...................................  Outside Front Cover Page of
                                                                    Prospectus; Summary; Interenergy
                                                                    Special Meeting; The Merger;
                                                                    Management and Operations After the
                                                                    Merger; Certain Terms of the Merger
                                                                    Agreement; Comparative Rights of
                                                                    Interenergy and K N Shareholders

 5.  Pro Forma Financial Information............................  *

 6.  Material Contracts With the Company Being
       Acquired.................................................  *

 7.  Additional Information Required For Reoffering by Persons
       and Parties Deemed to be Underwriters....................  *

 8.  Interests of Named Experts and Counsel.....................  Legal Matters; Experts

 9.  Disclosure of Commission Position on Indemnification For
       Securities Act Liabilities...............................  Undertakings

 B.  INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants................  *

11.  Incorporation of Certain Information by Reference..........  Incorporation of Certain Documents by
                                                                    Reference; Principal Shareholders
                                                                    of K N; K N Selected Historical
                                                                    Financial Data

12.  Information with Respect to S-2 or S-3 Registrants.........  *

13.  Incorporation of Certain Information by Reference..........  *

14.  Information with Respect to Registrants Other than S-2 or
       S-3 Registrants..........................................  *

                          ITEM OF FORM S-4                          CAPTION IN REGISTRATION STATEMENT
                          ----------------                          ---------------------------------
 C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies..................  *

16.  Information with Respect to S-2 or S-3 Companies...........  *

17.  Information with Respect to Companies Other Than S-2 or S-3
       Companies................................................  Summary -- Summary Historical
                                                                    Financial Information; Parties to the
                                                                    Merger Agreement -- Interenergy;
                                                                    Additional Information Regarding
                                                                    Interenergy; Interenergy Financial
                                                                    Statements

 D.  VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations Are to
       be Solicited.............................................  Notice of Special Meeting of
                                                                    Shareholders; Summary; Interenergy
                                                                    Special Meeting; Dissenters'
                                                                    Rights; The Merger -- Interests of
                                                                    Certain Persons in the Merger;
                                                                    Comparative Rights of Interenergy
                                                                    and K N Shareholders; Additional
                                                                    Information regarding
                                                                    Interenergy -- Voting Securities
                                                                    and the Principal Holders Thereof

19.  Information if Proxies, Consents or Authorizations Are Not
       to be Solicited in an Exchange Offer.....................  *

---------------

* Not applicable or answer is negative.

                    [Letterhead of Interenergy Corporation]


November 20, 1997


Dear Shareholder:


     You are cordially invited to attend a special meeting of shareholders (the "Interenergy Special Meeting") of Interenergy Corporation ("Interenergy") to be held at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202, on December 19, 1997 at 10:00 a.m., mountain time.


     At the Special Meeting, you will be asked to consider and vote upon: (i) the merger of Interenergy with KN Acquisition Company ("Sub"), a wholly-owned, special purpose subsidiary of K N Energy, Inc. ("K N"), as discussed more fully below; and (ii) such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Interenergy has entered into an Agreement and Plan of Merger, dated as of August 25, 1997, among K N, Sub and Interenergy (as amended to the date hereof, the "Merger Agreement"), a copy of which is attached as Appendix A to the accompanying Proxy Statement/Prospectus, pursuant to which, among other things, Sub would merge with and into Interenergy (the "Merger"), and on the date on which the Merger becomes effective (the "Effective Date"), each share of common stock of Interenergy, $.01 par value per share ("Interenergy Common Stock"), would be converted into a number of shares of common stock, par value $5.00 per share of K N ("K N Common Stock"), to be based on the arithmetic average of the daily closing price per share of K N Common Stock for the twenty trading days ending two days prior to the Effective Date, as reported on the New York Stock Exchange (the "Average Market Price"), as follows:

          (i) if the Average Market Price is between $38.00 and $44.00, inclusive, holders of Interenergy Common Stock will receive 0.17165 shares of K N Common Stock for each share of Interenergy Common Stock, less the Escrow Adjustment and the Price Adjustment, each as described below;

          (ii) if the Average Market Price is less than $38.00, the number of shares of K N Common Stock that each holder of a share of Interenergy Common Stock will receive will equal the quotient of $6.52 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment; and

          (iii) if the Average Market Price exceeds $44.00, the number of shares of K N Common Stock that each holder of a share of Interenergy Common Stock will receive will equal the quotient of $7.55 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment.

     As more fully described in the accompanying Proxy Statement/Prospectus, the number of shares of K N Common Stock that each holder of Interenergy Common Stock and Series A Convertible Preferred Stock, par value $.10 per share, of Interenergy (the "Series A Preferred") will receive in the Merger will be reduced by the "Escrow Adjustment" to take into account the per share allocation of the aggregate sum of $500,000 that will be deposited in an escrow account pursuant to the terms of the Merger Agreement pending an audit of certain specified liabilities of Interenergy. In the event that such liabilities are less than or equal to the amount specified in the Merger Agreement, the funds on deposit in the escrow account will be distributed pro rata to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date (each share of Series A Preferred will be treated as though converted in the Merger into three shares of Interenergy Common Stock). In addition, to the extent that such liabilities are less than the amount specified in the Merger Agreement, K N will contribute additional funds, up to a maximum of $500,000, for distribution on a pro rata basis to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date in an amount equal to the amount by which such liabilities are less than the amount specified in the Merger Agreement. If the specified liabilities of Interenergy exceed the amount specified in the Merger Agreement, such excess amount, up to a maximum of $500,000, will be distributed to K N from the funds in the escrow account, with any balance being distributed to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date. THERE CAN BE NO ASSURANCE (I) THAT THERE WILL BE ANY REMAINING AMOUNT IN THE ESCROW ACCOUNT OR (II) THAT ADDITIONAL FUNDS WILL BE CONTRIBUTED BY K N, IN EACH CASE, FOR DISTRIBUTION TO THE HOLDERS OF INTERENERGY COMMON STOCK AND SERIES A PREFERRED. The number of shares of K N Common Stock to be received by holders of Interenergy Common Stock and Series A Preferred will be further reduced by the "Price Adjustment" to take into account a reduction in the Merger consideration of $750,000 that reflects the agreed on resolution of certain due diligence items. The $750,000 price reduction will be borne on a pro rata basis by holders of Interenergy Common Stock, Series A Preferred, options to purchase Interenergy Common Stock and warrants to purchase Series A Preferred.

     Each share of Series A Preferred will be converted on the Effective Date into (i) the same number of shares of K N Common Stock as would have resulted had such share been converted immediately prior to the Merger into three shares of Interenergy Common Stock; and (ii) an amount of cash representing the accrued but unpaid dividends owing on each such share of Series A Preferred.

     Each share of Series B Convertible Preferred Stock, par value $.10 per share, of Interenergy ("Series B Preferred") will be converted on the Effective Date into $8.50 in cash, plus an amount of cash representing the accrued but unpaid dividends owing on each such share of Series B Preferred.

     Cash will be paid for fractional shares of K N Common Stock that otherwise would be received by Interenergy shareholders, based on the Average Market Price.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED MERGER IS FAIR, EQUITABLE AND IN THE BEST INTERESTS OF INTERENERGY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS PROVIDES A DETAILED DESCRIPTION OF THE PROPOSED MERGER. PLEASE GIVE THIS MATERIAL YOUR THOUGHTFUL ATTENTION.

     Under Colorado law, there is a two-stage process for approving the Merger Agreement. First, pursuant to the Articles of Incorporation of Interenergy, approval of the Merger Agreement requires the affirmative vote or concurrence of sixty percent (60%) of the outstanding shares of Interenergy entitled to vote, whether cast in person or by proxy at the Interenergy Special Meeting. For purposes of this vote, the holders of Interenergy Common Stock are entitled to one vote per share, the holders of Series A Preferred are entitled to three votes per share and the holders of Series B Preferred are not entitled to vote. Second, pursuant to Colorado law, each class of shares (i.e., Interenergy Common Stock, Series A Preferred and Series B Preferred) must separately approve the Merger Agreement by the affirmative vote of the holders of two-thirds of the shares of such class, whether cast in person or by proxy at the Interenergy Special Meeting. Accordingly, your vote is very important.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, please vote, date, sign and mail promptly the enclosed proxy in the return envelope provided to assure both representation of your shares at the Interenergy Special Meeting and the presence of a quorum.

                                            Sincerely,

                                            Patrick R. McDonald
                                            President

                            INTERENERGY CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 19, 1997


To the Shareholders of Interenergy Corporation:


     Notice is hereby given that a special meeting of shareholders (the "Interenergy Special Meeting") of Interenergy Corporation ("Interenergy") will be held at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202, on December 19, 1997 at 10:00 a.m., mountain time, for the following purposes:


          (i) to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 25, 1997, among K N Energy, Inc. ("K N"), KN Acquisition Company, a wholly-owned, special purpose subsidiary of K N ("Sub"), and Interenergy (as amended to the date hereof, the "Merger Agreement"), a copy of which is attached as Appendix A to the accompanying Proxy Statement/Prospectus; and

          (ii) to transact such other business as may properly be brought before the Interenergy Special Meeting or any adjournment or postponement thereof.

     As described more fully in the accompanying Proxy Statement/Prospectus, the Merger Agreement provides for, among other things:

          (i) the merger (the "Merger") of Sub into Interenergy; and

          (ii) the conversion on the date on which the Merger becomes effective (the "Effective Date") of each share of common stock, $.01 par value per share, of Interenergy ("Interenergy Common Stock") (other than shares held by Interenergy shareholders who properly exercise their dissenters' rights under Colorado law ("Dissenters' Shares")) into a number of shares of common stock, par value $5.00 per share, of K N ("K N Common Stock") to be based on the arithmetic average of the daily closing price per share of K N Common Stock for the twenty trading days ending two days prior to the Effective Date, as reported on the New York Stock Exchange (the "Average Market Price"), as follows:

             (a) if the Average Market Price is between $38.00 and $44.00, inclusive, each holder of shares of Interenergy Common Stock will receive 0.17165 shares of K N Common Stock for each share of Interenergy Common Stock, less the Escrow Adjustment and the Price Adjustment, each as described below;

             (b) if the Average Market Price is less than $38.00, the number of shares of K N Common Stock that each holder of a share of Interenergy Common Stock will receive will equal the quotient of $6.52 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment; and

             (c) if the Average Market Price exceeds $44.00, the number of shares of K N Common Stock that each holder of a share of Interenergy Common Stock will receive will equal the quotient of $7.55 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment.

     As more fully described in the accompanying Proxy Statement/Prospectus, the number of shares of K N Common Stock that each holder of Interenergy Common Stock and Series A Convertible Preferred Stock, par value $.10 per share, of Interenergy ("Series A Preferred") will receive in the Merger will be reduced by the "Escrow Adjustment" to take into account the per share allocation of the aggregate sum of $500,000 that will be deposited in an escrow account pursuant to the terms of the Merger Agreement pending an audit of certain specified liabilities of Interenergy. In the event that such liabilities are less than or equal to the amount specified in the Merger Agreement, the funds on deposit in the escrow account will be distributed pro rata to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date (each share of Series A Preferred will be treated as though converted in the Merger into three shares of Interenergy Common Stock). In addition, to the extent that such liabilities are less than the amount specified in the Merger Agreement,

K N will contribute additional funds, up to a maximum of $500,000, for distribution on a pro rata basis to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date in an amount equal to the amount by which such liabilities are less than the amount specified in the Merger Agreement. If the specified liabilities of Interenergy exceed the amount specified in the Merger Agreement, such excess amount, up to a maximum of $500,000, will be distributed to K N from the funds in the escrow account, with any balance being distributed to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date. THERE CAN BE NO ASSURANCE (I) THAT THERE WILL BE ANY REMAINING AMOUNT IN THE ESCROW ACCOUNT OR (II) THAT ADDITIONAL FUNDS WILL BE CONTRIBUTED BY K N, IN EACH CASE, FOR DISTRIBUTION TO THE HOLDERS OF INTERENERGY COMMON STOCK AND SERIES A PREFERRED. The number of shares of K N Common Stock to be received by holders of Interenergy Common Stock and Series A Preferred will be further reduced by the "Price Adjustment" to take into account a reduction in the Merger consideration of $750,000 that reflects the agreed on resolution of certain due diligence items. The $750,000 price reduction will be borne on a pro rata basis by holders Interenergy Common Stock, Series A Preferred, options to purchase Interenergy Common Stock and warrants to purchase Series A Preferred.

     Each share of Series A Preferred (other than Dissenters' Shares) will be converted on the Effective Date into (i) the same number of shares of K N Common Stock as would have resulted had such share been converted immediately prior to the Merger into three shares of Interenergy Common Stock; and (ii) an amount of cash representing the accrued but unpaid dividends owing on each such share of Series A Preferred.

     Each share of Series B Convertible Preferred Stock, par value $.10 per share, of Interenergy ("Series B Preferred") (other than Dissenters' Shares) will be converted in the Merger into $8.50 in cash, plus an amount of cash representing the accrued but unpaid dividends owing on each such share of Series B Preferred.

     Cash will be paid for fractional shares of K N Common Stock that otherwise would be received by Interenergy shareholders, based on the Average Market Price.

     After careful consideration, your Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors believes that the proposed Merger is fair, equitable and in the best interests of Interenergy and its shareholders and recommends that you vote FOR the proposal to approve the Merger Agreement.


     A record of shareholders has been taken as of the close of business on November 20, 1997. Only holders of record of Interenergy Common Stock, Series A Preferred and Series B Preferred as of the close of business on that date are entitled to notice of and to vote at the Interenergy Special Meeting and any adjournment or postponement thereof.


     Under Colorado law, there is a two-stage process for approving the Merger Agreement. First, pursuant to the Articles of Incorporation of Interenergy, approval of the Merger Agreement requires the affirmative vote or concurrence of sixty percent (60%) of the outstanding shares of Interenergy entitled to vote, whether cast in person or by proxy at the Interenergy Special Meeting. For purposes of this vote, the holders of Interenergy Common Stock are entitled to one vote per share, the holders of Series A Preferred are entitled to three votes per share and the holders of Series B Preferred are not entitled to vote. Second, pursuant to Colorado law, each class of shares (i.e., Interenergy Common Stock, Series A Preferred and Series B Preferred) must separately approve the Merger Agreement by the affirmative vote of the holders of two-thirds of the shares of such class, whether cast in person or by proxy at the Interenergy Special Meeting. It is, therefore, important that your shares be represented at the Interenergy Special Meeting regardless of the number of shares you hold.

     ANY SHAREHOLDER HAS THE RIGHT TO DISSENT AND TO RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHAREHOLDER'S SHARES OF INTERENERGY COMMON STOCK, SERIES A PREFERRED OR SERIES B PREFERRED, AS THE CASE MAY BE, UPON COMPLIANCE WITH
ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT. FOR A DESCRIPTION OF DISSENTERS' RIGHTS, SEE THE INFORMATION PROVIDED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS UNDER THE CAPTION "DISSENTERS' RIGHTS." See also Appendix B to the accompanying Proxy Statement/Prospectus for the text of Article 113 of the Colorado Business Corporation Act. Notwithstanding the above, under the Merger Agreement, if the holders of more than 10% of the outstanding shares of Interenergy Common Stock, Series A Preferred and Series B Preferred, taken as a whole, properly exercise dissenters' rights, K N will have the right to decline to consummate the Merger.

     SHAREHOLDERS ARE URGED TO VOTE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY IN THE SELF-ADDRESSED ENVELOPE PROVIDED, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE INTERENERGY SPECIAL MEETING. ANY SHAREHOLDER PRESENT AT THE MEETING MAY, NEVERTHELESS, VOTE PERSONALLY ON ALL MATTERS.

     Please check to be certain of the manner in which your shares are registered -- whether individually, as joint tenants, or in a representative capacity -- and sign the proxy accordingly. Failure to do so may disqualify your vote.

                                            By Order of the Board of Directors,

                                            James P. Rode
                                            Secretary

Denver, Colorado

November 20, 1997

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED NOVEMBER 20, 1997.

     PRELIMINARY PROXY MATERIAL -- NO PROXIES ARE BEING SOLICITED HEREWITH. SOLICITATIONS WILL BE MADE ONLY PURSUANT TO A COMPLETED DEFINITIVE PROXY
                             STATEMENT/PROSPECTUS.

                           PROXY STATEMENT/PROSPECTUS

                               PROXY STATEMENT OF

                            INTERENERGY CORPORATION
                           1700 BROADWAY, SUITE 1150
                             DENVER, COLORADO 80290
                                 (303) 860-8949
                             ---------------------

                                 PROSPECTUS OF

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                         LAKEWOOD, COLORADO 80228-8304
                                 (303) 989-1740
                             ---------------------


     K N Energy, Inc. ("K N" or the "Company") has filed a registration statement on Form S-4 (File No. 333-40111) (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering up to 675,000 shares of its Common Stock, $5.00 par value per share (the "K N Common Stock"), issuable in connection with a transaction in which KN Acquisition Company ("Sub"), a newly-formed, wholly-owned subsidiary of K N, will be merged (the "Merger") with and into Interenergy Corporation ("Interenergy"). (A total of 250,000 of such 675,000 shares have been classified by K N's Board of Directors as the equivalent of warrants purchased by K N on August 7, 1996.)


     This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") constitutes a part of the Registration Statement and is also being furnished to shareholders of Interenergy as a proxy statement in connection with the solicitation of proxies by the Board of Directors of Interenergy for use at its special meeting of shareholders (or any adjournment or postponement thereof) to be held on December 19, 1997 (the "Interenergy Special Meeting"). At the Interenergy Special Meeting, Interenergy's shareholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated August 25, 1997 (as amended to the date hereof, the "Merger Agreement"), among K N, Sub and Interenergy, pursuant to which the Merger shall occur. A conformed copy of the Merger Agreement, and also of the First Amendment to Agreement and Plan of Merger dated November 5, 1997 ("First Amendment"), is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. This Proxy Statement/Prospectus also constitutes the Prospectus of K N filed as part of the Registration Statement. The information contained or incorporated by reference herein with respect to K N and its subsidiaries has been supplied by K N and the information contained herein with respect to Interenergy and its subsidiaries has been supplied by Interenergy.


     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Interenergy on or about November 20, 1997.

     Approximately 32.6 million shares of K N Common Stock will be outstanding immediately after the Merger is consummated (assuming an Average Market Price (defined below) of $40 and no Dissenters' Shares (defined below)), of which approximately 2% and 98% of the total will be held by former shareholders of Interenergy and K N, respectively.
     On November 7, 1997, the closing sale price of K N Common Stock, as reported on the New York Stock Exchange ("NYSE") composite tape, was $45.375 per share.
     SEE "RISK FACTORS" ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY SHAREHOLDERS OF INTERENERGY.
                             ---------------------

     THE SHARES OF K N COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


       The date of this Proxy Statement/Prospectus is November 20, 1997.

                             AVAILABLE INFORMATION

     K N is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. The K N Common Stock is also listed on the NYSE, and the reports, proxy statements and other information concerning K N can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made herein as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.
                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF K N OR INTERENERGY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE K N DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM E. WAYNE LUNDHAGEN, TREASURER, K N ENERGY, INC., 370 VAN GORDON STREET, P.O. BOX 281304, LAKEWOOD, COLORADO 80228-8304, TELEPHONE (303) 989-1740. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY THE COMPANY BY DECEMBER 12, 1997.


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 thereto, filed by the Company with the Commission (File No. 1-6446) on March 12, 1997, its Current Reports on Form 8-K filed with the Commission on January 23, January 28 and October 27, 1997, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997, are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be incorporated by reference into this Proxy Statement/Prospectus and shall be deemed to be a part of this Proxy Statement/ Prospectus from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Proxy Statement/Prospectus or any supplement hereto or in any other subsequently filed incorporated document, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. As used herein, the terms "Proxy Statement/Prospectus" and "herein" mean this Proxy Statement/Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    ii
Incorporation of Certain Documents by
  Reference...........................    ii
Summary...............................     1
  The Parties to the Merger...........     1
  Interenergy Special Meeting.........     1
  The Merger..........................     2
  Interests of Certain Persons in the
     Merger...........................     5
  Comparative Rights of Interenergy
     and KN Shareholders..............     5
  Risk Factors........................     5
  Summary Historical Financial
     Information......................     6
  Comparative Per Share Data of KN and
     Interenergy......................     7
  Market Price Data...................     9
Risk Factors..........................    10
  Merger Consideration................    10
The Parties to the Merger Agreement...    10
  KN and Sub..........................    10
  Interenergy.........................    10
Interenergy Special Meeting...........    11
  Date, Place and Time................    11
  Purpose.............................    11
  Record Date; Voting Rights..........    11
  Quorum..............................    11
  Proxies.............................    11
  Solicitation of Proxies.............    12
  Required Vote.......................    12
  Dissenters' Rights..................    12
  Interenergy Annual Meeting..........    12
The Merger............................    13
  General.............................    13
  Background of the Merger............    14
  K N's Reasons for the Merger........    16
  Interenergy's Reasons for the
     Merger; Recommendation of its
     Board of Directors...............    16
  Interests of Certain Persons in the
     Merger...........................    17
  Certain Material Federal Income Tax
     Consequences.....................    20
  Tax Opinion.........................    20
  Accounting Treatment................    23
  Governmental and Regulatory
     Approvals........................    23
  Resale of K N Common Stock..........    23
  New York Stock Exchange Listing.....    24

                                        PAGE
                                        ----
  Management and Operations after the
     Merger...........................    24
  Voting Agreements...................    24
Certain Terms of the Merger
  Agreement...........................    24
  Effective Date of the Merger........    24
  Manner and Basis of Converting
     Shares...........................    24
  Interenergy Options and Warrants....    26
  Conditions to the Merger............    26
  Representations and Warranties......    27
  Conduct of the Business of
     Interenergy Prior to the
     Merger...........................    27
  No Solicitation.....................    28
  Termination or Amendment of Merger
     Agreement........................    28
  Employee Benefits...................    28
  Fees and Expenses...................    28
  Governing Law.......................    28
Dissenters' Rights....................    29
  Dissenters' Rights..................    29
  Who May Dissent.....................    29
  Requirements to be Met by a
     Dissenter Before the Vote on the
     Merger Agreement is Taken........    29
  Notice Required to be Given by
     Interenergy to Dissenting
     Shareholders if the Merger
     Agreement is Approved............    30
  Dissenters' Procedures to Demand
     Payment..........................    30
  Payment for Shares..................    30
  Failure to Effect Merger............    31
  Shares Acquired After Announcement
     of Merger Agreement..............    31
  Procedure for Dissenter to Follow if
     Dissenter is Dissatisfied with
     Payment Made or Offered by
     Interenergy......................    31
  Court Action for Appraisal..........    31
Description of KN Capital Stock.......    32
  General.............................    32
  Anti-takeover Matters...............    34
  Kansas Business Combination Act.....    35
  Kansas Control Share Acquisition
     Act..............................    36
  Other Matters.......................    36
Market Prices of KN Common Stock and
  Dividend Information................    37
  Market Information..................    37
  Dividend Information................    37
  Principal Shareholders of KN........    37

                                        PAGE
                                        ----
Comparative Rights of Interenergy and
  KN Shareholders.....................    38
  Number and Classification of Board
     of Directors.....................    38
  Removal of Directors................    38
  Director Nominations and Special
     Meetings.........................    38
  Shareholder Vote Required for
     Certain Transactions.............    39
Additional Information Regarding
  Interenergy.........................    41
  Description of Business.............    41
  Market Price and Dividends on
     Interenergy Common Stock and
     Related Shareholder Matters......    42
  Voting Securities and Principal
     Holders Thereof..................    42

                                        PAGE
                                        ----
  Management's Discussion and Analysis
     of Financial Conditions and
     Results of Operation.............    45
  Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure.............    48
Legal Matters.........................    49
Experts...............................    49
Interenergy Financial Statements......   F-1
Appendices:
  A -- Agreement and Plan of Merger;
        First Amendment to Agreement
  and Plan of Merger..................   A-1
  B -- Colorado Business Corporation
  Act,
       Article 113....................   B-1

                                    SUMMARY

     The following contains a brief summary of certain information contained in this Proxy Statement/ Prospectus. This summary does not contain a complete statement of all material information relating to the Merger and the Merger Agreement and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the appendices hereto, or incorporated by reference herein. You are urged to read this Proxy Statement/Prospectus, the Merger Agreement, a conformed copy of which is attached hereto as Appendix A and incorporated herein by reference, and the other appendix attached hereto in their entirety.

THE PARTIES TO THE MERGER

     K N Energy, Inc. and Sub. K N is a natural gas services company focusing on gas gathering, processing, marketing, storage, transportation, retail gas distribution services and gas reserves development. Sub is a wholly-owned subsidiary of K N incorporated in Colorado on August 21, 1997 for the sole purpose of effecting the Merger pursuant to the Merger Agreement. The principal executive offices of K N are located at 370 Van Gordon Street, Lakewood, Colorado 80228-8304, and its telephone number is (303) 989-1740.

     Interenergy Corporation. Interenergy is engaged in the business of constructing, acquiring and operating natural gas gathering and processing facilities and marketing natural gas and natural gas liquids to industrial and commercial end users primarily located in the Rocky Mountain and Mid-Continent regions of the United States. Interenergy is a Colorado corporation; its principal executive offices are located at 1700 Broadway, Suite 1150, Denver, Colorado 80290, and its telephone number is (303) 860-8949. For further information concerning Interenergy, see "Additional Information Regarding Interenergy" and "Interenergy Financial Statements."

     As used herein, unless the context otherwise requires, the terms "K N" and "Company" refer to K N Energy, Inc. and its subsidiaries, and the term "Interenergy" refers to Interenergy Corporation and its subsidiaries.

INTERENERGY SPECIAL MEETING


     Date, Place, Time and Purpose. The Interenergy Special Meeting will be held on December 19, 1997 at 10:00 a.m., mountain time, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202, for the purpose of considering and voting upon a proposal to approve the Merger Agreement and to transact such other business as may properly come before the Interenergy Special Meeting.



     Record Date, Voting Rights and Vote Required. Only holders of record of common stock, $.01 par value per share, of Interenergy ("Interenergy Common Stock"), Series A Convertible Preferred Stock, $.10 par value per share, of Interenergy ("Series A Preferred") and Series B Convertible Preferred Stock, $.10 par value per share, of Interenergy ("Series B Preferred") at the close of business on November 20, 1997 (the "Interenergy Record Date") are entitled to receive notice of and to vote at the Interenergy Special Meeting. At the close of business on the Interenergy Record Date, there were outstanding 1,974,527 shares of Interenergy Common Stock, 500,000 shares of Series A Preferred and 194,159 shares of Series B Preferred. The sum of (i) the number of outstanding shares of Interenergy Common Stock and (ii) three times the number of outstanding shares of Series A Preferred is referred to herein as the "Interenergy Voting Shares." Approval of the Merger Agreement is governed both by the Articles of Incorporation of Interenergy (the "Interenergy Charter") and the Colorado Business Corporation Act ("CBCA"). Under the Interenergy Charter, approval of the Merger Agreement will require the affirmative vote of the holders of sixty percent of the Interenergy Voting Shares. The CBCA requires that, under certain circumstances that Interenergy believes to apply in this case, a class vote be held pursuant to which the Merger Agreement must also be approved by the affirmative vote, by class, of the holders of two-thirds of each of the Interenergy Common Stock, Series A Preferred and Series B Preferred, in each case, outstanding on the Interenergy Record Date. At the close of business on the Interenergy Record Date, (i) certain directors and executive officers of Interenergy beneficially owned an aggregate of approximately 40.44% of the Interenergy Voting Shares and 71.18% of the Interenergy Common Stock; and (ii) entities affiliated with certain other directors directly owned an aggregate of approximately 37.63% of the Interenergy Voting Shares and 87.15% of the Series A Preferred. The holders of one-third of the Interenergy Voting Shares outstanding and entitled to vote as well as the holders of a majority of each of the Interenergy Common Stock, Series A Preferred and Series B Preferred must be present in person or represented by proxy at the Interenergy Special Meeting in order for a quorum to be present.

THE MERGER

     Terms of the Merger. At the Effective Date (hereinafter defined), Sub will merge with and into Interenergy, with Interenergy being the surviving corporation and a wholly-owned subsidiary of K N. In the Merger, each outstanding share of Interenergy Common Stock, and the Interenergy Common Stock equivalent of Series A Preferred (which will be treated as if converted), other than shares held by Interenergy shareholders who properly exercise their dissenters' rights under Colorado law ("Dissenters' Shares"), will be converted into a fractional share of K N Common Stock, the amount of such fraction being dependent on the arithmetic average of the daily closing price per share of K N Common Stock for the 20 trading days ending two days prior to the Effective Date, as reported on the New York Stock Exchange (the "Average Market Price"), as follows: (i) if the Average Market Price is between $38 and $44, inclusive, the fraction will be 0.17165, less the Escrow Adjustment and the Price Adjustment (each as defined under "Certain Terms of the Merger
Agreement -- Manner and Basis of Converting Shares"); (ii) if the Average Market Price is less than $38, the fraction will be the quotient of $6.52 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment; and (iii) if the Average Market Price exceeds $44, the fraction will be the quotient of $7.55 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment. In addition, holders of Series A Preferred will receive cash equal to accrued but unpaid dividends thereon as at the Effective Date. Any resulting fractional shares will be settled in cash, and each outstanding share of Series B Preferred will be converted in the Merger into cash equal to $8.50 plus accrued but unpaid dividends thereon as at the Effective Date. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares." Conformed copies of the Merger Agreement and the First Amendment are attached to this Proxy Statement/Prospectus as Appendix A.

     Based upon the number of shares of K N Common Stock and Interenergy Common Stock and Series A Preferred outstanding as of the Interenergy Record Date and assuming no Dissenters' Shares and an Average Market Price of $40, approximately
32.6 million shares of K N Common Stock will be outstanding immediately after the Effective Date, of which approximately 570,000 shares, representing approximately 2% of the total, will be held by former holders of Interenergy Common Stock and Series A Preferred.

     Approval of K N's Board of Directors. The Board of Directors of K N has determined that the issuance of shares of K N Common Stock pursuant to the Merger Agreement is advisable and in the best interests of K N and the shareholders of K N. See "The Merger -- Background of the Merger" and "-- K N's Reasons for the Merger."

     Approval and Recommendation of Interenergy's Board of Directors. The Board of Directors of Interenergy (the "Interenergy Board") has determined that the Merger is fair to, and in the best interests of, Interenergy's shareholders and recommends that the shareholders of Interenergy approve and adopt the Merger Agreement. See "The Merger -- Background of the Merger" and "-- Interenergy's Reasons for the Merger; Recommendation of its Board of Directors." In considering the recommendation of the Interenergy Board with respect to the Merger, Interenergy shareholders should be aware that certain officers and directors of Interenergy have direct or indirect interests in recommending the Merger, apart from their interests as shareholders of Interenergy, which are not identical to those of unaffiliated shareholders of Interenergy. See "The
Merger -- Interests of Certain Persons in the Merger."

     Outstanding Shares held by Interenergy's Directors, Executive Officers and their Affiliates. At the close of business on the Interenergy Record Date, (i) certain directors and executive officers of Interenergy beneficially owned an aggregate of approximately 71.18% of the Interenergy Common Stock and (ii) entities affiliated with certain other directors directly owned an aggregate of 87.15% of the Series A Preferred. See "Additional Information Regarding Interenergy -- Voting Securities and Principal Holders Thereof."

     Financial Advisors. K N pays Petrie Parkman & Co., Inc. ("Petrie Parkman") a quarterly retainer fee of $60,000 for financial advisory and investment banking services and will pay Petrie Parkman an additional transaction fee of 1.5625% of the transaction value (as defined in K N's agreement with Petrie Parkman) upon consummation of the Merger for its services as a financial advisor to K N in connection with the Merger, of which none has been paid. Based on the closing price of K N Common Stock on November 7, 1997, as reported on the NYSE composite tape, the transaction fee payable to Petrie Parkman would be approximately $581,000. K N has also agreed to pay, on behalf of Interenergy, Rauscher Pierce Refsnes, Inc. ("Rauscher") and SBC Warburg Dillon Read Inc. ("Dillon Read") a transaction fee of the greater of $500,000 or 1.5% of the transaction value, up to $40 million, upon consummation of the Merger for their services as financial advisors to Interenergy in connection with the Merger, of which Interenergy has already paid $75,000 that will be credited against the transaction fee. Based on the closing price of K N Common Stock on November 7, 1997, as reported on the NYSE composite tape, the transaction fee payable to Dillon Read and Rauscher would be approximately $557,000. K N has also agreed to indemnify Petrie Parkman, and Interenergy has agreed to indemnify Rauscher and Dillon Read, against certain liabilities and expenses in connection with their services as financial advisors to K N and Interenergy, respectively. Although Petrie Parkman advised the Board of Directors of K N, and Dillon Read and Rauscher advised the Interenergy Board, in connection with the Merger, none of these financial advisors rendered a fairness opinion in regard to the Merger.

     Effective Date of the Merger. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of Colorado (the "Effective Date"). Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Date of the Merger will occur on the day of the Interenergy Special Meeting or shortly thereafter.

     Exchange of Interenergy Stock Certificates. Promptly after consummation of the Merger, The Bank of New York (the "Exchange Agent") will mail a letter of transmittal with instructions to each holder of record of Interenergy Common Stock, Series A Preferred and Series B Preferred immediately before the Effective Date for use in exchanging certificates representing these shares of Interenergy stock for the consideration payable to them in the Merger. Certificates should not be surrendered by the holders of Interenergy stock until they have received the letter of transmittal from the Exchange Agent. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."

     Payment for Interenergy Stock Options and Warrants. Prior to the Effective Date, Interenergy will take all necessary action for the surrender by each holder of outstanding stock options and warrants that remain unexercised in whole or in part. On the Effective Date, (i) Interenergy shall pay (with funds provided by KN) to each holder of an option to purchase shares of Interenergy Common Stock granted under Interenergy's 1992, 1994, 1995 and 1996 Stock Option Plans ("Interenergy Options") cash equal to the excess, if any, of the effective value per share of Interenergy Common Stock received by its holders in the Merger (based on the Average Market Price and giving effect to the Price Adjustment but not to the Escrow Adjustment) over the per share exercise price of such option and (ii) Interenergy shall pay (with funds provided by K N) to each holder of a warrant to purchase Series A Preferred ("Interenergy Warrant") cash equal to three times the positive difference, if any, between (x) the effective value per share of Interenergy Common Stock received by its holders in the Merger (based on the Average Market Price and giving effect to the Price Adjustment but not to the Escrow Adjustment) and (y) one-third of the per share exercise price of the Interenergy Warrant. See "Certain Terms of the Merger Agreement -- Interenergy Options and Warrants."

     Other Conditions to the Merger. In addition to the approvals by the requisite vote of Interenergy shareholders and the receipt by K N of regulatory approvals, the respective obligations of K N and Interenergy to effect the Merger are subject to the satisfaction or waiver, where permissible, of certain other conditions, including (i) resolution by Interenergy of a Wyoming environmental matter, and (ii) Interenergy's entry into post-Merger consulting agreements with two executive officers of Interenergy and (iii) not more than 10% of the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred taken together being Dissenters' Shares. There can be no assurance that all of the conditions set forth in the Merger Agreement will be satisfied or waived. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

     Indemnification of Directors and Officers. For two years after the Effective Date, K N has agreed (i) to indemnify and hold harmless all directors and officers, among others, of Interenergy and its subsidiaries for certain acts and omissions occurring on or prior to the Effective Date, and (ii) to maintain directors' and officers' liability insurance for such persons with coverage no less favorable than that currently maintained by K N for its own directors and officers. See "The Merger -- Interests of Certain Persons in the Merger -- Indemnification of Directors and Officers."

     No Solicitation. The Merger Agreement provides that Interenergy will not, directly or indirectly, solicit or participate in any proposals with respect to, furnish any information relating to, participate in any discussions concerning, or enter into or consummate any agreement providing for, any disposition of all or substantially all the assets of, or the issuance of any equity securities of, Interenergy or any subsidiary, or any merger involving Interenergy or any subsidiary, other than the Merger.


     Termination or Amendment of Merger Agreement. The Merger Agreement may be terminated, whether before or after the Interenergy Special Meeting, (i) by the mutual consent of K N and Interenergy or (ii) by either party if the Merger is not effected on or before December 31, 1997 (provided that the Commission declares this Registration Statement effective on or before December 1, 1997, and other than as a result of a breach of the Merger Agreement by the party seeking termination) or (iii) by either party if the Merger is not effected on or before January 31, 1998 (provided that the Commission declares this Registration Statement effective after December 1, 1997, and other than as a result of a breach of the Merger Agreement by the party seeking termination). The Merger Agreement may be amended upon the written agreement of K N, Sub and Interenergy.


     Employee Benefits. The Merger Agreement provides that, after the Effective Date, Interenergy will continue to maintain Interenergy's employees' compensation levels, and other employment benefit plans, policies and programs provided by Interenergy as of the date of the Merger Agreement, or provide alternate compensation and benefits which are substantially equivalent in the aggregate. See "Certain Terms of the Merger Agreement -- Employee Benefits."

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), so that no gain or loss would be recognized by K N, Interenergy or the shareholders of Interenergy, except for gain or loss attributable to cash received by such shareholders in the Merger. See "The Merger -- Certain Federal Income Tax Consequences" and "-- Tax Opinion."

     Accounting Treatment. The Merger will be accounted for as a purchase in accordance with generally accepted accounting principles. See "The
Merger -- Accounting Treatment."

     Governmental and Regulatory Approvals. On September 12, 1997, K N and Interenergy filed notification reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice ("DOJ"). Effective September 25, 1997, the FTC granted requests for early termination of the waiting periods under the HSR Act, satisfying one of the conditions to the Merger. The issuance by K N of shares of K N Common Stock in the Merger is also subject to the approval of the Colorado Public Utility Commission (the "PUC"). See "The Merger -- Governmental and Regulatory Approvals." K N and Interenergy are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws.

     Dissenters' Rights. Colorado law affords dissenters' rights to shareholders of Interenergy who object to the Merger and who vote against or abstain from voting in favor of the Merger Agreement. Holders of Interenergy Common Stock, Series A Preferred and Series B Preferred have the right to dissent from the Merger and to receive payment of their shares upon full compliance with Article 113 of the CBCA. A copy of Article 113 of the CBCA is attached hereto as Appendix B. See "Dissenters' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Interenergy Board and certain executive officers of Interenergy have certain interests respecting the Merger separate from their interests as holders of Interenergy Common Stock or Series A Preferred, including those referred to above under "-- Indemnification of Directors and Officers." See "The Merger -- Interests of Certain Persons in the Merger" below for additional information, including a description of the interests of two such persons in certain proposed post-Merger consulting agreements and the extension of certain indebtedness owed by them to a subsidiary of Interenergy, as well as a description of the prepayment of $1,500,000 in Interenergy subordinated debt.

COMPARATIVE RIGHTS OF INTERENERGY AND K N SHAREHOLDERS

     Rights of shareholders of Interenergy are currently governed by Colorado law, the Interenergy Charter and Interenergy's Bylaws. Upon consummation of the Merger, holders of Interenergy Common Stock and of Series A Preferred will become common shareholders of K N and their rights as common shareholders of K N will be governed by Kansas law, the Restated Articles of Incorporation of K N, as amended (the "K N Charter"), and K N's Bylaws. There are various differences between the rights of holders of Interenergy Common Stock and of Series A Preferred and the rights of holders of K N Common Stock. See "Comparative Rights of Interenergy and K N Shareholders" and "Description of K N Capital Stock."

RISK FACTORS

     Interenergy shareholders are urged to consider the matters set forth under "Risk Factors" in deciding whether to vote for the approval of the Merger Agreement.

SUMMARY HISTORICAL FINANCIAL INFORMATION


     K N Selected Historical Financial Data. The following table sets forth selected historical consolidated statement of income data of K N, historical consolidated statement of cash flows data, and historical consolidated balance sheet data, in each case for each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992, and also for the nine months ended September 30, 1997 and 1996. The data contained in this table have been derived from K N's historical consolidated financial statements and should be read in conjunction with such statements and the notes thereto, which are incorporated by reference into this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."


                                      K N
                 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS


                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                         YEAR ENDED DECEMBER 31,
                                          ---------------------   ------------------------------------------------------------
                                             1997        1996        1996         1995         1994         1993        1992
                                          ----------   --------   ----------   ----------   ----------   ----------   --------
                                               (UNAUDITED)
HISTORICAL CONSOLIDATED STATEMENT OF
  INCOME DATA:(1)
  Operating Revenues....................  $1,362,457   $965,220   $1,440,482   $1,111,398   $1,091,277   $1,048,959   $836,102
  Operating Income......................  $   96,219   $ 88,017   $  134,801   $  115,362   $   54,879   $   80,874   $ 83,961
  Income from Continuing Operations
    Before Income Taxes.................  $   74,526   $ 62,574   $   99,716   $   81,572   $   24,821   $   49,468   $ 56,410
  Income from Continuing Operations.....  $   49,038   $ 40,048   $   63,819   $   52,522   $   15,321   $   30,869   $ 36,342
  Preferred Stock Dividends.............  $      263   $    298   $      398   $      492   $      630   $      853   $  2,976
  Income from Continuing Operations
    Available for Common Stock..........  $   48,775   $ 39,750   $   63,421   $   52,030   $   14,691   $   30,016   $ 33,366
  Income from Continuing Operations Per
    Common Share........................  $     1.55   $   1.36   $     2.14   $     1.83   $     0.52   $     1.09   $   1.34
  Dividends Per Common Share............  $     0.81   $   0.78   $     1.05   $     1.01   $     0.76   $     0.51   $   0.51
  Ratio of Earnings to Fixed Charges....        2.47       2.88         3.21         3.07         1.69         2.41       2.61
HISTORICAL CONSOLIDATED STATEMENT OF
  CASH FLOWS DATA:(1)
  Net Cash Flows Provided by Operating
    Activities..........................  $  102,399   $ 70,180   $   73,959   $  129.580   $   91,212   $   67,943   $ 51,021



                                                                                        DECEMBER 31,
                                               SEPTEMBER 30,   --------------------------------------------------------------
                                                   1997           1996         1995         1994         1993         1992
                                               -------------   ----------   ----------   ----------   ----------   ----------
                                                (UNAUDITED)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
  Total Assets...............................   $1,852,457     $1,629,720   $1,257,457   $1,172,384   $1,169,275   $1,007,411
                                                ==========     ==========   ==========   ==========   ==========   ==========
  Capitalization:
    Common Stockholders' Equity..............   $  564,809     $  519,794   $  426,760   $  393,686   $  391,462   $  347,738
    Preferred Stock..........................        7,000          7,000        7,000        7,000        7,000       26,310
    Preferred Stock Subject to Mandatory
      Redemption(2)..........................           --             --          572        1,715        2,858        4,500
    K N-Obligated Mandatorily Redeemable
      Capital Trust Pass-through Securities
      of Subsidiary Trust....................      100,000             --           --           --           --           --
    Long-Term Debt(2)........................      410,498        423,676      315,564      334,644      335,190      303,224
                                                ----------     ----------   ----------   ----------   ----------   ----------
Total Capitalization.........................   $1,082,307     $  950,470   $  749,896   $  737,045   $  736,510   $  681,772
                                                ==========     ==========   ==========   ==========   ==========   ==========
Book Value Per Common Share..................   $    17.96     $    17.16   $    15.19   $    14.25   $    14.39   $    13.60


---------------

(1) Excludes extraordinary item or discounted operations, as applicable

(2) Excludes current maturities.

     Interenergy Selected Historical Financial Data. The following table sets forth selected consolidated historical financial data of Interenergy. Statement of Operations data for each of the three years in the period ended December 31, 1996 and balance sheet data as of December 31, 1996 and 1995 have been derived from the audited consolidated financial statements of Interenergy contained herein. Statement of Operations data for the nine-month periods ended September 30, 1997 and 1996 and balance sheet data as of September 30, 1997 are derived from the unaudited consolidated financial statements of Interenergy contained herein. Statement of Operations data for each of the two years in the period ended December 31, 1993 and balance sheet data as of December 31, 1994, 1993 and 1992 are derived from audited consolidated financial statements of Interenergy not contained herein. The selected historical financial data should be read in conjunction with "Additional Information Regarding Interenergy -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Interenergy consolidated financial statements and related notes thereto, each included elsewhere herein.



                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                            -----------------   -----------------------------------------------
                                             1997      1996      1996      1995      1994      1993      1992
                                            -------   -------   -------   -------   -------   -------   -------
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Natural gas sales.......................  $88,777   $50,164   $86,943   $89,975   $96,794   $55,306   $12,521
  Natural gas gathering...................      651       539       753       164       192       241        55
  Natural gas liquids sales...............    1,136       942     1,423       600       458       353        60
  Management fees from partnerships.......      285       210       284       283       355       367       404
  Equity in partnership income............      292       208       384       251       165        35       101
                                            -------   -------   -------   -------   -------   -------   -------
         Total Revenues...................   91,141    52,063    89,787    91,273    97,964    56,302    13,141
  Natural gas purchases...................   72,529    39,794    72,263   79, 150    88,663    47,029    11,090
  Natural gas transportation..............   11,944     6,052     9,245     6,685     5,314     4,685     1,045
  Facility operations.....................    1,263       835       935     1,091       809       128
  General and administrative expenses.....    3,239     3,435     4,459     3,668     3,153     2,345       790
  Depreciation and amortization...........    1,176       790     1,172       470       426       308        76
                                            -------   -------   -------   -------   -------   -------   -------
    Operating income (loss)...............      990     1,157     1,359       365      (683)    1,126        12
  Interest expense........................     (636)     (369)     (571)     (272)     (203)     (195)      (66)
  Interest income.........................       56       106       123        97        91        89         2
  Other income (expenses).................      235        (9)      (22)       21        37        30        35
                                            -------   -------   -------   -------   -------   -------   -------
    Earnings (loss) before income taxes...      645       885       889       211      (758)    1,050       (17)
  Income tax (provision) benefit..........     (258)     (347)     (351)      (81)      258      (419)      (31)
                                            -------   -------   -------   -------   -------   -------   -------
    Net income (loss).....................      387       538       538       130      (500)      631       (48)
  Preferred stock dividends...............     (344)     (311)     (425)     (360)     (240)        0         0
                                            -------   -------   -------   -------   -------   -------   -------
    Net income (loss) attributable to
      common shareholders.................  $    43   $   227   $   113   $  (230)  $  (740)  $   631   $    48
                                            =======   =======   =======   =======   =======   =======   =======
BALANCE SHEET DATA (AT END OF PERIODS):
  Total assets............................  $32,575   $24,510   $39,092   $14,349   $27,535   $16,014   $10,349
  Total debt and capital lease
    obligations...........................   13,180     7,969     9,186     1,545     4,682     1,576     3,189
  Preferred stock.........................    6,003     6,003     6,003     4,353     4,353     4,353         0
  Total shareholders' equity..............  $ 8,856   $ 8,723   $ 8,607   $ 4,534   $ 4,744   $ 5,504   $   556


COMPARATIVE PER SHARE DATA OF K N AND INTERENERGY

     The following table sets forth certain selected per share data for K N and Interenergy on historical and pro forma combined bases. The pro forma financial data assume that the Merger had been consummated at the beginning of the earliest period presented and give effect to the Merger as a purchase under generally accepted accounting principles. Book value data for all pro forma representations are based upon the number of outstanding shares of K N Common Stock adjusted to include the shares of K N Common Stock expected to be issued in the Merger, assuming no Dissenters' Shares, and assuming an Average Market Price of $40. Based on these assumptions and the number of shares of Interenergy Common Stock and Series A Preferred outstanding at the close of business on September 30, 1997, holders of Interenergy Common Stock and Series A Preferred would receive an aggregate of approximately 567,528 shares of K N Common Stock upon the consummation of the Merger. See also the K N historical consolidated financial statements incorporated herein by reference, and the Interenergy historical consolidated financial statements and related notes included elsewhere herein.


                                                                  AT OR FOR
                                                                  THE NINE       AT OR FOR
                                                                   MONTHS         THE YEAR
                                                                    ENDED          ENDED
                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                    1997            1996
                                                                -------------   ------------
                                                                (DOLLARS IN THOUSANDS EXCEPT
                                                                     PER SHARE AMOUNTS)
K N Historical
  Income per common share...................................     $      1.55    $      2.14
  Cash dividends declared per common share..................     $      0.81    $      1.05
  Book value per common share...............................     $     17.96    $     17.16
Interenergy Historical
  Income per common share...................................     $      0.02    $      0.05
  Cash dividends declared per common share..................     $        --    $        --
  Book value per common share...............................     $      2.07    $      2.00
K N Unaudited Pro Forma
  Income per common share...................................     $      1.45    $      2.04
  Cash dividends declared per common share..................     $      0.81    $      1.05
  Book value per common share...............................     $     18.35    $     17.58
Interenergy Equivalent Pro Forma for one share of K N Common
  Stock
  Income per common share...................................     $      0.12    $      0.31
  Cash dividends declared per common share..................     $        --    $        --
  Book value per common share...............................     $     12.67    $     12.24
Calculation of Pro Forma Number of Shares Used in Computing
  EPS:
  Historical K N............................................      31,397,417     29,624,036
  Shares of K N expected to be issued.......................         567,528        567,528
                                                                 -----------    -----------
  Pro Forma Number of Shares Used in Computing EPS..........      31,964,945     30,191,564
                                                                 ===========    ===========
Calculation of Pro Forma Number of Shares Outstanding:
  Historical K N............................................      31,446,326     30,295,792
  Shares of K N expected to be issued.......................         567,528        567,528
                                                                 -----------    -----------
  Pro Forma Number of Shares Outstanding....................      32,013,854     30,863,320
                                                                 ===========    ===========
Calculation of Pro Forma Common Stockholders' Equity:
  Historical K N............................................     $   564,809    $   519,794
  Market Value of Shares of K N expected to be issued.......          22,701         22,701
                                                                 -----------    -----------
  Pro Forma Common Stockholders' Equity.....................     $   587,510    $   542,495
                                                                 ===========    ===========
  Market Price per share of K N Common on Effective Date....                    $        40
Calculation of K N Pro Forma Earnings Available for Common:
  Historical K N............................................          48,775         63,421
  Historical Interenergy....................................              43            113
                                                                 -----------    -----------
                                                                      48,818         63,534
                                                                 -----------    -----------
  Pro Forma Adjustments:
     KNGG Gas Purchases from Interenergy....................            (217)          (387)
     KNI Transportation for Interenergy.....................          (3,061)        (2,505)
     KNGG Gathering for Interenergy (billed by KNI).........            (249)          (278)
     Income Tax Effect of Adjustments.......................           1,206          1,141
                                                                 -----------    -----------
                                                                      (2,321)        (2,029)
                                                                 -----------    -----------
  K N Pro Forma Earnings Available for Common...............     $    46,497    $    61,505
                                                                 ===========    ===========

MARKET PRICE DATA

     The K N Common Stock is traded on the NYSE under the symbol "K N." There is no established public trading market for Interenergy Common Stock, Series A Preferred or Series B Preferred. See "Market Prices of K N Common Stock and Dividend Information" and "Additional Information Regarding Interenergy -- Market Price and Dividends on Interenergy Common Stock and Related Shareholder Matters."

     On August 22, 1997, the last trading day prior to the announcement by K N and Interenergy that they had reached an agreement concerning the Merger, the closing per share sale price of K N Common Stock, as reported on the NYSE composite tape, and the market values of the Interenergy Common Stock, Series A Preferred and Series B Preferred, on an equivalent per share basis (and assuming a $40 per share value for K N Common Stock and that K N is entitled to all cash escrowed on the Effective Date), were as indicated in the following table:

                    SECURITY                         MARKET VALUE (AND BASIS OF VALUE)
                    --------                         ---------------------------------
K N Common Stock.................................  $40 (historical)
Interenergy Common Stock.........................  $6.53 (equivalent per share basis)
Series A Preferred...............................  $19.59 (equivalent per share basis)
Series B Preferred...............................  $8.50 (equivalent per share basis)

     See the cover page of this Proxy Statement/Prospectus for a recent closing per share sale price of K N Common Stock.

     Following the Merger, K N Common Stock will continue to be traded on the NYSE. Following the Merger, Interenergy Common Stock, Series A Preferred and Series B Preferred will cease to exist, and so there will be no market for such stock.

                                  RISK FACTORS

     Holders of Interenergy Common Stock and Series A Preferred should carefully consider all of the information contained in this Proxy Statement/Prospectus including, in particular, the following:

MERGER CONSIDERATION

     In determining whether to approve the transactions pursuant to the Merger Agreement, shareholders of Interenergy Common Stock and Series A Preferred should consider that the price of K N Common Stock at the Effective Date, as well as the prices at the date of this Proxy Statement/Prospectus and at the date of the Interenergy Special Meeting, may vary as a result of changes in the business, operations or prospects of K N, general market and economic conditions and other factors. Although it is anticipated that the Effective Date will occur shortly after the Interenergy Special Meeting, the Effective Date may occur at a later date than the date of the Interenergy Special Meeting and, therefore, there can be no assurance that the sales price of K N Common Stock on the date of the Interenergy Special Meeting will be indicative of the sales price of K N Common Stock at or after the Effective Date. Shareholders of Interenergy should also consider that the number of shares of K N Common Stock to be delivered upon consummation of the Merger to holders of Interenergy Common Stock and Series A Preferred is subject to a collar mechanism, and so may also vary depending upon what the Average Market Price for K N Common Stock is for the twenty trading days ending two days prior to the Effective Date. See "Certain Terms of The Merger Agreement -- Manner and Basis of Converting Shares."

     THERE CAN BE NO ASSURANCE WITH RESPECT TO ANY MARKET PRICE OF K N COMMON STOCK. BROAD MARKET FLUCTUATIONS, AS WELL AS GENERAL ECONOMIC OR POLITICAL CONDITIONS, MAY ADVERSELY AFFECT THE MARKET PRICE OF THE K N COMMON STOCK, REGARDLESS OF THE ACTUAL PERFORMANCE OF K N.

                      THE PARTIES TO THE MERGER AGREEMENT

K N AND SUB

     K N Energy, Inc. was incorporated in Kansas in 1927. K N is an integrated energy services company with operations that include natural gas gathering, processing, marketing, field services, storage, transportation and energy commodity sales of natural gas and natural gas liquids and power marketing. The Company also sells innovative products and services, such as its Simple Choice(SM) menu of products and call center services designed for consumers, utilities and commercial entities. K N has operations in nine states in the Rocky Mountain and Mid-Continent regions.

     Sub is a wholly-owned subsidiary of K N, incorporated in Colorado on August 21, 1997 for the sole purpose of the Merger. Sub engages in no other business and has no significant assets or liabilities.

     The principal executive offices of K N and Sub are located at 370 Van Gordon Street, Lakewood, Colorado 80228-8304, and K N's telephone number is
(303) 989-1740.

     Additional information respecting K N is included in the Company's reports and other documents incorporated by reference in this Proxy
Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

INTERENERGY

     Interenergy is engaged in the business of constructing, acquiring and operating natural gas gathering and processing facilities and marketing natural gas and natural gas liquids to industrial and commercial end users primarily located in the Rocky Mountain and Mid-Continent regions of the United States. Interenergy is a Colorado corporation; its principal executive offices are located at 1700 Broadway, Suite 1150, Denver, Colorado 80290, and its telephone number is (303) 860-8949. For further information concerning Interenergy, see "Additional Information Regarding Interenergy" and "Interenergy Financial Statements."

                          INTERENERGY SPECIAL MEETING

DATE, PLACE AND TIME


     The Interenergy Special Meeting will be held on December 19, 1997 at 10:00 a.m., mountain time, at the offices of Holland & Hart, LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202.


PURPOSE

     At the Interenergy Special Meeting, holders of Interenergy Common Stock will consider and vote upon a proposal to approve the Merger Agreement and to transact such other business as may properly come before the Interenergy Special Meeting.

     The Interenergy Board has unanimously determined that the Merger is fair, equitable and in the best interests of Interenergy and its shareholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE INTERENERGY BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF INTERENERGY VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE INTERENERGY SPECIAL MEETING. See "The Merger -- Interenergy's Reasons for the Merger; Recommendation of its Board of Directors."

RECORD DATE; VOTING RIGHTS


     Only holders of record of Interenergy Common Stock, Series A Preferred and Series B Preferred at the close of business on November 20, 1997 (the "Interenergy Record Date") are entitled to receive notice of and to vote at the Interenergy Special Meeting. At the close of business on the Interenergy Record Date, there were outstanding 1,974,527 shares of Interenergy Common Stock, 500,000 shares of Series A Preferred and 194,159 shares of Series B Preferred. Under the Interenergy Charter, approval of the Merger Agreement requires the affirmative vote of sixty percent (60%) of the Interenergy Voting Shares. In addition, under the CBCA, each class of shares is entitled to vote separately on the approval of the Merger Agreement at the Interenergy Special Meeting. For purposes of this class vote, the registered holder of each share of Interenergy Common Stock, Series A Preferred and Series B Preferred, respectively, is entitled to one vote.


QUORUM

     The holders of one-third of the Interenergy Voting Shares outstanding and entitled to vote as well as the holders of a majority of each of the Interenergy Common Stock, Series A Preferred and Series B Preferred must be present in person or represented by proxy at the Interenergy Special Meeting in order for a quorum to be present. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof, regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters.

     In the event that a quorum is not present at the Interenergy Special Meeting, it is expected that such meeting will be adjourned or postponed to allow for the solicitation of additional proxies.

PROXIES

     All shares of Interenergy Common Stock, Series A Preferred and Series B Preferred that are represented by properly executed proxies received by Interenergy prior to or at the Interenergy Special Meeting and not revoked will be voted at the Interenergy Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Merger Agreement. The Interenergy Board does not know of any other matters to be brought before the Interenergy Special Meeting. If any other matters are properly presented at the Interenergy Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     An Interenergy shareholder who has given a proxy may revoke it at any time prior to its exercise by filing a written notice of such revocation with the Secretary of Interenergy at or prior to the Interenergy Special Meeting, by delivering to Interenergy a duly executed, later dated proxy or by attending the Interenergy Special Meeting and voting in person (although attendance at the Interenergy Special Meeting will not in and of itself constitute a revocation of a proxy). All written notices of revocation and other communications with respect to revocation of proxies in connection with the Interenergy Special Meeting should be addressed to Interenergy Corporation, 1700 Broadway, Suite 1150, Denver, Colorado 80290, Attention: James P. Rode, Secretary.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby on behalf of the Interenergy Board, which has unanimously approved the Merger Agreement and the transactions contemplated thereby. All expenses incurred in connection with the solicitation of proxies by and on behalf of the Interenergy Board will be borne by Interenergy (other than expenses associated with the preparation and printing of this Proxy Statement/Prospectus, which will be borne by K N). In addition to the use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of Interenergy who will not be additionally compensated therefor, but may be reimbursed for their out-of-pocket expenses incurred in connection with such solicitation.

REQUIRED VOTE

     Approval of the Merger Agreement will involve a two-step process. Under the Interenergy Charter, such approval will require the affirmative vote of the holders of sixty percent of the Interenergy Voting Shares outstanding on the Interenergy Record Date. In addition, Interenergy has taken the position that the CBCA will require that a second vote be held, under which approval will require the affirmative vote, by class, of the holders of two-thirds of the shares of each of the Interenergy Common Stock, Series A Preferred and Series B Preferred, in each case outstanding on the Interenergy Record Date. Abstentions and votes that are not cast because the nominee-broker either lacks or fails to exercise discretionary authority with respect to the proposal to approve the Merger Agreement will have the effect of votes against such proposal. At the close of business on the Interenergy Record Date, (i) certain directors and executive officers of Interenergy beneficially owned an aggregate of approximately 40.44% of the Interenergy Voting Shares and 71.18% of the Interenergy Common Stock; and (ii) entities affiliated with certain other directors directly owned an aggregate of approximately 37.63% of the Interenergy Voting Shares and 87.15% of the Series A Preferred.

DISSENTERS' RIGHTS

     Holders of Interenergy Voting Shares and Series B Preferred have the right to dissent from the Merger and to receive payment of the fair value of their shares upon full compliance with Article 113 of the CBCA. A copy of Article 113 of the CBCA is attached hereto as Appendix B. If more than 10% of the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred, taken as a whole, outstanding immediately prior to the Effective Date are Dissenters' Shares, K N will have the right to decline to consummate the Merger. See "Dissenters' Rights" and "Certain Terms of the Merger Agreement -- Conditions to the Merger."

INTERENERGY ANNUAL MEETING

     If the Merger is not consummated, Interenergy's next annual meeting is scheduled to be held on Tuesday, April 21, 1998. All proposals of shareholders intended to be presented at such annual meeting must be received by Interenergy by no later than December 12, 1997.

                                   THE MERGER

     The description of the Merger and the Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the First Amendment, a conformed copy of each of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL

     On the Effective Date, Sub will be merged with and into Interenergy, with Interenergy continuing as the surviving corporation and a wholly-owned subsidiary of K N. As a result of the Merger, the separate corporate existence of Sub will cease, and Interenergy will succeed to all the rights and be responsible for all the obligations of Sub, in accordance with the CBCA.

     On the Effective Date, each share of Interenergy Common Stock outstanding (other than Dissenters' Shares) will be converted into a number of shares of K N Common Stock to be based on the arithmetic average of the daily closing price per share of K N Common Stock for the twenty trading days ending two days prior to the Effective Date, as reported on the NYSE (the "Average Market Price"), as follows:

          (i) if the Average Market Price is between $38 and $44, inclusive, each holder of shares of Interenergy Common Stock will receive 0.17165 shares of K N Common Stock for each share of Interenergy Common Stock, less the Escrow Adjustment and the Price Adjustment, each as described below;

          (ii) if the Average Market Price is less than $38, the number of shares of K N Common Stock that holders will receive for each share of Interenergy Common Stock will equal the quotient of $6.52 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment; and

          (iii) if the Average Market Price exceeds $44, the number of shares of K N Common Stock that holders will receive for each share of Interenergy Common Stock will equal the quotient of $7.55 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment.

     The number of shares of K N Common Stock that holders of Interenergy Common Stock and Series A Preferred will receive in the Merger will be reduced by the Escrow Adjustment to take into account the per share allocation of the aggregate sum of $500,000 that will be deposited by K N into an escrow account on the Effective Date pursuant to the terms of the Merger Agreement, pending an audit of certain specified liabilities of Interenergy. In the event that such liabilities are less than or equal to the amount specified in the Merger Agreement, the funds on deposit in the escrow account will be distributed pro rata to holders of Interenergy Common Stock and Series A Preferred other than Dissenters' Shares as of the Effective Date. (Each share of Series A Preferred will be treated as though converted in the Merger into three shares of Interenergy Common Stock.) In addition, to the extent that such liabilities are less than the amount specified in the Merger Agreement, K N will contribute additional funds, up to a maximum of $500,000, for distribution on a pro rata basis to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date in an amount equal to the amount by which such liabilities are less than the amount specified in the Merger Agreement. If the specified liabilities of Interenergy exceed the amount specified in the Merger Agreement, such excess amount, up to a maximum of $500,000, will be distributed to K N from the funds in the escrow account, with any balance being distributed pro rata to holders of Interenergy Common Stock and Series A Preferred as of the Effective Date. THERE CAN BE NO ASSURANCE (I) THAT THERE WILL BE ANY REMAINING AMOUNT IN THE ESCROW ACCOUNT OR (II) THAT ADDITIONAL FUNDS WILL BE CONTRIBUTED BY K N, IN EACH CASE, FOR DISTRIBUTION TO THE HOLDERS OF INTERENERGY COMMON STOCK AND SERIES A PREFERRED. The number of shares of K N Common Stock to be received by holders of Interenergy Common Stock and Series A Preferred will be further reduced by the Price Adjustment to take into account a reduction in the Merger consideration of $750,000 that reflects the agreed on resolution of certain due diligence items. The $750,000 price reduction will be borne on a pro rata basis by holders of Interenergy Common Stock, Series A Preferred, Interenergy Options and Interenergy Warrants. See "Certain Terms of the Merger Agreement -- Manner and Basis for Converting Shares."

     Each share of Series A Preferred (other than Dissenters' Shares) will be converted on the Effective Date into (i) the same number of shares of K N Common Stock as would have resulted had such share been converted immediately prior to the Merger into three shares of Interenergy Common Stock; and (ii) an amount of cash representing the accrued but unpaid dividends owing on each such share of Series A Preferred.

     Each share of Series B Preferred (other than Dissenters' Shares) will be converted in the Merger into $8.50 in cash, plus an amount of cash representing the accrued but unpaid dividends owing on each such share of Series B Preferred.

     Cash will be paid for fractional shares of K N Common Stock that otherwise would be received by holders of Interenergy Common Stock and Series A Preferred, based on the Average Market Price. In addition, holders of certain Interenergy Options and Interenergy Warrants will receive cash in exchange for such options and warrants. All Interenergy Options and Interenergy Warrants, as well as all Interenergy Common Stock, Series A Preferred and Series B Preferred (except Dissenters' Shares) shall be canceled and cease to exist on the Effective Date. See "Certain Terms of the Merger Agreement -- Interenergy Options and Warrants." For a complete discussion of the Merger consideration, see "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."

     Notwithstanding the foregoing, holders of Interenergy Common Stock, Series A Preferred and Series B Preferred have the right to dissent from the Merger and to receive payment of the fair value of their shares upon full compliance with
Article 113 of the CBCA. If holders of more than 10 percent of the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred, taken as a whole, outstanding immediately prior to the Effective Date properly exercise dissenters' rights, K N will have the right to decline to consummate the Merger. See "Certain Terms of the Merger Agreement -- Conditions to the Merger" and "Dissenters' Rights."

     Based upon the number of shares of K N Common Stock and Interenergy Common Stock and Series A Preferred outstanding as of the Interenergy Record Date, approximately 32.6 million shares of K N Common Stock will be outstanding immediately following the Effective Date (assuming an Average Market Price of $40 and no Dissenters' Shares), of which approximately 570,000 shares, representing approximately 2% of the total, will be held by former holders of Interenergy Common Stock and Series A Preferred.

     The Effective Date will occur on the date and time of filing of Articles of Merger with the Secretary of State of the State of Colorado, which is anticipated to occur promptly after the approval of the Merger Agreement by the shareholders of Interenergy, and following the satisfaction or waiver of the other conditions to the obligations of each of the parties to the Merger Agreement. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

BACKGROUND OF THE MERGER

     As deregulation of the natural gas industry has proceeded over the past several years, greater emphasis has been placed on the unbundling of natural gas services previously provided and billed as aggregate service. The separation and resulting differentiation of the various services comprising the course of natural gas from wellhead to burner tip, including gathering, processing, storage, transportation and marketing, have created a role for independent gathering, processing and marketing companies such as Interenergy. Commensurate with the disaggregation of the different sectors of the gas industry and development of a distinct gathering, processing and marketing industry has been a dramatic increase in the level of competition to provide natural gas services to natural gas producers and commercial and industrial end users.

     Over the period from 1995 through 1997, Interenergy began to expand its natural gas gathering and processing operations by construction and acquisition of additional natural gas gathering and processing facilities in the Rocky Mountain region. Interenergy significantly expanded its Hiland Gas Processing Plant, located in Worland, Wyoming, and its Lignite Gas Processing Plant, located in Lignite, North Dakota. Interenergy also acquired several natural gas gathering systems from Williston Basin Interstate Pipeline Company. Each of these expansions and acquisitions was conducted to provide additional gathering and processing services to natural gas and oil producers.

     Additionally during this period, Interenergy significantly expanded its natural gas marketing activities through the acquisition of the natural gas marketing assets of Premier Enterprises, Mar Oil and Gas, Nebraska Gas Transportation Company and Kansas Gas Transport. The acquisition of these marketing assets and the internal growth of Interenergy's existing marketing activities allowed Interenergy to offer an increasing level of natural gas supply and sales alternatives to a growing geographical base of industrial and commercial end users.

     In the fall of 1996, the Interenergy Board began to discuss various strategic alternatives for Interenergy, including the possible merger of Interenergy with a larger entity. Given the multitude of growth opportunities available to Interenergy, Interenergy was presented with the need for additional investment capital to continue to expand its position in the gathering and processing business in Wyoming and additional credit capacity to expand its marketing activities in the Rocky Mountain and Mid-Continent regions of the United States.

     A decision was made by the Interenergy Board to retain Rauscher and Dillon Read, (collectively, the "Interenergy Financial Advisors") to serve as its financial advisors and to investigate various strategic alternatives for Interenergy. On April 16, 1997, the Interenergy Board retained the Interenergy Financial Advisors to explore alternatives that would maximize shareholder value and provide additional investment capital and working capital for Interenergy to continue to expand its business activities.

     The Interenergy Financial Advisors advised the Interenergy Board that Interenergy's shareholder value would be best enhanced through the combination of Interenergy's regional expertise and opportunities with that of a larger national or superregional natural gas company with interests in gathering, processing and marketing activities and with access to significantly greater financial resources. Subsequently, the Interenergy Financial Advisors prepared informational materials describing Interenergy.

     Beginning in the second quarter of 1997, the Interenergy Financial Advisors solicited indications of interest from companies that were believed to offer the strongest strategic opportunities for Interenergy. Upon executing a confidentiality agreement, the contacted parties were forwarded the information materials on Interenergy. In connection with the process, the participants were given the opportunity to conduct limited due diligence on Interenergy and received a set of procedures for the submission of definitive proposals. The procedures set forth delivery instructions, requested final and binding offers, required that offers be submitted by 12:00 noon on June 20, 1997 to Rauscher, required that offers remain firm and binding through 5:00 p.m. on July 11, 1997, and stated that all proposals would be evaluated by Interenergy and the Interenergy Financial Advisors.

     As part of their limited due diligence, each party was invited to attend a management presentation further describing the business and prospects of Interenergy. These presentations were given between May 29 and June 5, 1997.

     The Interenergy Financial Advisors received responses from four entities, including K N, concerning their interest in acquiring the stock or assets of Interenergy. The Interenergy Financial Advisors presented these responses to the Interenergy Board. The Interenergy Board determined that, based on the economic value offered at closing, the tax treatment of the transaction and the other considerations discussed below under "-- Interenergy's Reasons for the Merger; Recommendation of its Board of Directors," the offer submitted by K N would provide the best alternative for Interenergy's shareholders.

     Interenergy and K N entered into negotiations to further refine K N's offer to purchase Interenergy and, on July 21, 1997, executed a letter of intent that contained the terms on which the parties were willing to proceed toward the consummation of a merger. Negotiations over the Merger Agreement then commenced, leading to its execution on August 25, 1997.

     After K N's completion of its full due diligence investigation of Interenergy and Interenergy's business operations and assets, pursuant to the terms of the Merger Agreement K N and Interenergy agreed upon a reduction in the Merger consideration to be paid by K N, and executed the First Amendment on November 5, 1997 to document such reduction.

K N'S REASONS FOR THE MERGER

     The Merger will offer K N the ability to expand its gathering and processing segments into new areas that are located within K N's Northern Plains Region, in particular into Wyoming's Bighorn Basin where a substantial portion of Interenergy's gathering and processing assets and located, in a fashion that is both economic and strategic. The transaction is consistent with the Company's stated objectives of consolidating basin assets, contributing to the overall value stream (from gathering to marketing), and aggregating low cost reserves at the west end of the Company's Pony Express Pipeline.

     The transaction will also create benefits for, and receive benefits from, the Company's joint venture Wildhorse LLC, as K N's co-venturer, Tom Brown, Inc., develops acreage in the Bighorn Basin.

     In the marketing segment, K N will be able to consolidate Interenergy's markets within K N's existing marketing areas which will facilitate synergies in personnel as well as expand the existing K N coverage in terms of customers and volumes.

     K N's and Interenergy's activities cover complementary gas supply basins, service territories, and marketing areas. Integration of both companies' operating regions, facilities and services presents opportunities for more effective competition by the combined company. The combined company should attain economies of scale in operations and should be able to reduce overall administrative overhead costs, making it a more competitive service provider from the natural gas wellhead to the burnertip. K N's shareholders should benefit from the Merger as a result of the combined company's enhanced prospects for future growth, which will enhance the Company's total value stream.

     The combined company, on a fully consolidated basis, will gather, transport and sell an aggregate of approximately 960.1 trillion British thermal units of natural gas per year. After the Merger, the combined company will have approximately 16,115 total miles of transmission and gathering pipeline that serve direct markets and also interconnect with other major pipelines. (Estimates contained in this paragraph are based on information of K N and Interenergy as of December 31, 1996.) The combined company will offer natural gas shippers greater access to natural gas markets and natural gas buyers access to more supply areas throughout the United States than either company currently offers and, therefore, should be better able to use existing pipeline system capacity.

     The Merger fulfills stated strategic goals of K N to maximize value-creating opportunities by providing and moving natural gas in the vital U.S. energy resource regions of the Rocky Mountains and the Mid-Continent, by acquiring profitable new energy assets and by enhancing its position as a significant service provider in an increasingly competitive industry.

     For the foregoing reasons and the reasons set forth under "-- Background of the Merger," the Board of Directors of K N believes that the terms of the Merger Agreement are fair to and in the best interests of K N and the shareholders of K
N. In reaching its conclusion K N's Board of Directors considered, among other things, the prior financial performance and future operating prospects of Interenergy, the reasonableness of achieving prospective cost savings and future incremental revenues from the combined operation, the terms of the Merger Agreement, and the risks associated with achieving expected results. All members of the Board of K N, except Gordon Shearer, were present at the Board Meeting held on August 9, 1997, and those present unanimously approved the Merger Agreement.

INTERENERGY'S REASONS FOR THE MERGER; RECOMMENDATION OF ITS BOARD OF DIRECTORS

     The Interenergy Board has unanimously determined that the Merger is fair to and in the best interests of Interenergy and its shareholders, and has unanimously approved the Merger Agreement. Accordingly, the Interenergy Board recommends that the shareholders of Interenergy vote in favor of approval of the Merger Agreement at the Interenergy Special Meeting.

     The terms of the Merger Agreement were the result of arms-length negotiations between K N, Interenergy and their respective representatives. In the course of reaching its decision to approve and adopt the Merger Agreement, the Interenergy Board consulted with the management of Interenergy and its legal counsel and the Interenergy Financial Advisors and considered a number of factors, including the following:

          (i) the current economic and competitive environment in the natural gas gathering, processing and marketing industries;

          (ii) the financial resources and future growth opportunities that would result from a combination of K N and Interenergy, the enhanced opportunities for operating efficiencies and marketing and asset synergies expected to result from the Merger and the respective contributions the parties would bring to the combined entity;

          (iii) K N's significant asset base and long-term experience in the natural gas industry;

          (iv) the historical and current financial condition, results of operations, business and prospects of Interenergy;

          (v) the projected growth and future earnings of Interenergy;

          (vi) the strategic and financial alternatives available to Interenergy, including remaining a separate company and the sale of Interenergy;

          (vii) the future capital required for Interenergy to grow as a separate company;

          (viii) the fact that, because Interenergy competes against companies that are much larger and benefit from greater capitalization, an affiliation with a larger, recognized company might provide opportunities for greater economic growth for Interenergy;

          (ix) the lack of a public market for the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred;

          (x) the terms and conditions of the Merger Agreement as reviewed and discussed with Interenergy's management, the Interenergy Financial Advisors and legal counsel. The Interenergy Board gave consideration to, among other things, the amount and form of consideration offered to Interenergy's shareholders and the structure of the proposed business combination;

          (xi) the offers made by other interested parties;

          (xii) the financial condition, stock valuation and future prospects of K N, including the ability of K N to complete the Merger in a timely manner; and

          (xiii) the absence of any term or condition that, in the opinion of the Interenergy Board, could materially impede or impair the consummation of the Merger.

     In the course of its discussions, the Interenergy Board extensively discussed the price that would be obtained by the Interenergy shareholders, the nature of the proposed Merger consideration, the tax-free nature of the Merger, the liquidity of the K N Common Stock and K N's strategic fit with Interenergy. However, the Interenergy Board did not assign relative weights to the foregoing factors or determine that any factor was of more importance than other factors. Rather, the Interenergy Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. Accordingly, all of the foregoing factors affected the Interenergy Board's decision to some extent.

     THE INTERENERGY BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF INTERENERGY VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE INTERENERGY SPECIAL MEETING.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Interenergy Board with respect to approval of the Merger Agreement, Interenergy shareholders should be aware that certain members of the Interenergy Board and executive officers of Interenergy have interests in the Merger in addition to their interests as shareholders of Interenergy.

     Consulting Agreements. In connection with the execution of the Merger Agreement, K N, on the one hand, and each of Mr. McDonald, President of Interenergy and a member of the Interenergy Board, and Mr. Rode, Executive Vice President, Secretary and General Counsel of Interenergy and a member of the Interenergy Board, on the other hand, have agreed in principle that Messrs. McDonald and Rode will execute consulting agreements with Interenergy (the "Consulting Agreements") that will replace existing employment agreements that each has with Interenergy. These Consulting Agreements will be executed on and will take effect on the Effective Date.

     Under the terms of the two Consulting Agreements (which are identical in most material respects), Messrs. McDonald and Rode (each a "Consultant" and collectively, the "Consultants") will provide such services as are mutually agreed upon by the respective Consultant and Interenergy (the "Services"), which Services may include advising Interenergy in connection with (i) Interenergy's natural gas gathering and marketing operations, (ii) potential mergers and acquisitions and (iii) strategic planning. Neither Consultant will be required to provide the Services on a full-time basis.

     In consideration for their performance of the Services, each Consultant will receive a consulting fee of $15,000 per month from the Effective Date through March 31, 1998 (the "Initial Period") and $8,333.34 per month from April 1, 1998 through the termination of the Consulting Agreement, which will occur on the second anniversary of the Effective Date. In addition, for the Initial Period, each Consultant will receive certain benefits identified therein.

     The Consulting Agreements contain confidentiality provisions restricting the Consultants' ability to disseminate proprietary or confidential information of K N and its subsidiaries and non-compete provisions that restrict the Consultants under certain circumstances from engaging in the natural gas and natural gas liquids gathering, processing, transportation and marketing businesses in the geographic areas in which K N and its subsidiaries conduct each such operation.

     In addition, in connection with the execution of the Consulting Agreements, K N has agreed to cause Interenergy Resources Corporation ("IRC"), a wholly-owned subsidiary of Interenergy, to extend the maturity of certain indebtedness (the "Management Indebtedness"), in the original principal amount of $530,000, plus interest accruing from May 12, 1993 at an annual rate of 6.25 percent, owed by each of Messrs. McDonald and Rode to IRC from May 12, 1998 to May 1, 2001. Such indebtedness will be secured by a pledge of K N Common Stock.

  Sale of Interest in Interenergy Aircraft

     On August 15, 1996, Interenergy purchased a 25% beneficial ownership interest in a Beech F90 King Air aircraft, plus engines and other related property (the "Aircraft"). On November 4, 1997, Interenergy sold to McDonald Energy, LLC, a Colorado limited liability company wholly owned by Mr. McDonald, its interest in the Aircraft for $194,000. The purchase price was paid in the form of a promissory note payable in full 90 days after the Effective Date and bearing interest at a rate of 8% per year. From the Effective Date until its repayment, such promissory note will be secured by a pledge of K N Common Stock.

     Prepayment of Subordinated Debt. In connection with the Merger, holders of an aggregate principal amount of $1,500,000 in subordinated debt of Interenergy evidenced by certain promissory notes (the "Subordinated Notes") will receive, on the Effective Date, a prepayment of all outstanding principal, interest and other amounts owing on the Subordinated Notes. See "Certain Terms of the Merger Agreement -- Conditions to the Merger." Certain members of the Interenergy Board were nominated to the Interenergy Board by, and are affiliated with, entities that hold the Subordinated Notes.

     Interenergy Stock Options. Directors and executive officers of Interenergy hold Interenergy Options, each of which is convertible upon exercise into one share of Interenergy Common Stock, as follows:

                                     EXERCISE                     STOCK     TOTAL STOCK OPTIONS
               NAME                   PRICE      DATE GRANTED    OPTIONS           OWNED
               ----                  --------    ------------    -------    -------------------
Patrick R. McDonald................   $2.35        12/22/92      25,000           25,000
James P. Rode......................   $2.35        12/22/92      25,000           25,000
Thomas H. Chatfield................   $4.00        12/13/93       5,000
                                      $4.00          6/1/94       5,000
                                      $4.00          9/1/94       1,750
                                      $2.14         3/25/96       3,000
                                      $4.00         3/25/96      10,000
                                      $8.50         3/25/96      13,250           38,000
Russell T. Moran...................   $4.00          8/1/94       5,000
                                      $2.14         3/25/96       3,000
                                      $4.00         3/25/96      10,000
                                      $8.50         3/25/96      20,000
                                      $2.14          8/1/97       4,000
                                      $8.50          8/1/97       4,500           46,500
Joseph L. Schmid...................   $2.14         3/25/96       3,000
                                      $4.00         3/25/96      10,000
                                      $8.50         3/25/96      25,000
                                      $2.14          8/1/97       7,000
                                      $8.50          8/1/97       4,500           49,500
Richard C. Frantz..................   $8.50         3/25/96       2,400
                                      $2.14          8/1/97       6,000
                                      $8.50          8/1/97       2,700           11,100
John J. Tonnsen....................   $4.00          6/1/94       2,500
                                      $8.50         3/25/96       1,000            3,500

     The Interenergy Options listed above will, if they are outstanding immediately prior to the Effective Date, be surrendered for a cash payment (less required tax withholdings and giving effect to the Price Adjustment but not to the Escrow Adjustment) from Interenergy (with funds provided by K N) in a formula amount that reflects their equity value. See "Certain Terms of the Merger Agreement -- Interenergy Options and Warrants" and "Additional Information Regarding Interenergy -- Voting Securities and Principal Holders Thereof."

     Interenergy Warrants. No directors or executive officers of Interenergy hold beneficially any Interenergy Warrants. Yorktown Energy Partners LP, which is managed by Yorktown Partners LLC, holds Interenergy Warrants to purchase 63,332 shares of Series A Preferred. Bryan H. Lawrence and Peter A. Leidel, members of the Interenergy Board, are managers of Yorktown Partners LLC, but disclaim beneficial ownership of the Interenergy Warrants held by Yorktown Energy Partners LP. Concord Partners, II, LP, which is managed by Ticonderoga Capital Inc., holds Interenergy Warrants to purchase 23,834 shares of Series A Preferred. Peter A. Leidel is a manager of Ticonderoga Capital Inc., but disclaims beneficial ownership of the Interenergy Warrants held by Concord Partners, II, LP.

     The Interenergy Warrants held by Yorktown Energy Partners LP and Concord Partners, II, LP will, if they are outstanding immediately prior to the Effective Date, be surrendered for a cash payment (less required tax withholdings and giving effect to the Price Adjustment but not to the Escrow Adjustment) from Interenergy (with funds provided by K N) in a formula amount that reflects their equity value. See "Certain Terms of the Merger
Agreement -- Interenergy Options and Warrants" and "Additional Information Regarding Interenergy -- Voting Securities and Principal Holders Thereof."

     Indemnification of Directors and Officers. For a period of two years after the Effective Date, K N has agreed to indemnify and hold harmless the employees, agents, directors and officers of Interenergy and its subsidiaries for certain actions taken by such individuals on behalf of Interenergy or its subsidiaries on or prior to the Effective Date. In addition, K N will cause Interenergy to maintain, for two years after the Effective Date, policies of directors' and officers' liability insurance providing at least as favorable coverage as the policies currently maintained by K N for the benefit of its own officers and directors.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Scope of Opinion and Tax Discussion. The federal income tax discussion set forth below is a summary of certain material U.S. federal income tax consequences of the Merger. Holland & Hart LLP, counsel to Interenergy, will, on the Effective Date, render a tax opinion (the "Tax Opinion") regarding certain of these material federal income tax aspects of the Merger. However, both the opinion and the discussion set out below are limited in scope. Among other items, neither the Tax Opinion nor the discussion covers the special tax consequences, if any, that might apply to holders of Interenergy Common Stock, Series A Preferred, Series B Preferred, Interenergy Warrants, or Interenergy Options, who may be entitled to special treatment under the Code such as foreign persons, tax-exempt organizations, retirement plans, life insurance companies, regulated investment companies, dealers in securities, financial institutions and S corporations. Moreover, the Tax Opinion and the discussion do not address any state or local tax aspects of the Merger.

TAX OPINION

     Assumptions and Conditions to Tax Opinion. The Tax Opinion is subject to and based on a number of assumptions and factual representations. If any of these representations or assumptions were not true or accurate, the opinion could be different. The material assumptions and representations are:

          (i) the Merger and related transactions will take place as described in the Merger Agreement and in this Proxy Statement/Prospectus, and the facts described in those documents are accurate, complete, and will not materially change, and the conduct of the parties is and will be materially consistent with those facts;

          (ii) the Merger will be a valid merger under applicable state law; and

          (iii) the representations made to Holland & Hart LLP by K N, Sub and Interenergy, dated the date of this Proxy Statement/Prospectus, which have not been independently verified, are true, complete and accurate in all material respects.

     Some of the principal factual representations upon which the Tax Opinion is based include representations by K N that it will not permit Interenergy to dispose of any significant portion of its assets during the two-year period following the Merger except in accordance with Section 368(a)(2)(C) of the Code and that K N will not dispose of 20% or more of its stock in Interenergy within the two years following the Merger. The Tax Opinion is also subject to the condition that, as a result of the Merger, the former holders of Interenergy Common Stock and Series A Preferred will have a continuing interest in K N through the ownership of K N Common Stock that is equal in value to at least 50 percent of the value of all of the Interenergy Common Stock, Series A Preferred and Series B Preferred issued and outstanding immediately prior to the Merger. Interenergy has represented that, to the best of its knowledge, this condition will be satisfied. However, whether this condition is in fact satisfied will depend on actual dispositions of K N Common Stock made by the former holders of Interenergy Common Stock and Series A Preferred. If any of the referenced representations or conditions to the Tax Opinion were not accurate, the Tax Opinion might not be valid.

     Description of Tax Opinion. Subject to the assumptions, conditions and qualifications described above, and based on existing federal income tax law, it is the opinion of Holland & Hart LLP that for federal income tax purposes:

          (1) the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and K N, Sub and Interenergy will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

          (2) no gain or loss will be recognized by K N or Interenergy as a result of the Merger;

          (3) no gain or loss will be recognized by the holders of Interenergy Common Stock or of Series A Preferred upon their receipt of K N Common Stock pursuant to the Merger solely in exchange for their Interenergy Common Stock or Series A Preferred, except that gain or loss will be recognized with respect to cash, if any, received in lieu of fractional shares of K N Common Stock;

          (4) the aggregate tax basis of the shares of K N Common Stock received in exchange for Interenergy Common Stock or Series A Preferred pursuant to the Merger (including fractional shares of K N Common Stock for which cash is received) will be the same as the aggregate tax basis of the Interenergy Common Stock or Series A Preferred exchanged therefor;

          (5) the holding period of K N Common Stock in the hands of the former holders of Interenergy Common Stock and Series A Preferred will include the holding period of the Interenergy Common Stock and Series A Preferred exchanged therefor, provided such Interenergy Common Stock and Series A Preferred is held as a capital asset at the Effective Date of the Merger; and

          (6) A shareholder of Interenergy who receives cash in lieu of a fractional share of K N Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in paragraph (4) above) and the amount of cash received.

     Effect of Treatment of Interenergy as a Collapsible Corporation. Section 341 of the Code recharacterizes what would otherwise be capital gain from the sale of stock of a corporation as ordinary income if the corporation is a so-called "collapsible corporation." A corporation can be treated as a collapsible corporation if the corporation is formed or availed of principally for (i) the purchase of property primarily held for sale to customers in the ordinary course of business, or (ii) the manufacture, construction or production of property with a view to the sale or exchange of the stock of the corporation prior to the realization by the corporation of two-thirds of the taxable income to be derived from such property. These rules are exceedingly complex, and it is not entirely clear whether Interenergy would be classified as a collapsible corporation. There are a number of exceptions to the treatment of a corporation as a collapsible corporation. One of these exceptions clearly applies to certain small shareholders (persons who never owned more than five percent of the stock of the corporation, whether owned directly or under attribution rules). Other exceptions are more complex and subjective. Interenergy believes that it is not a collapsible corporation or that one or more of these exceptions should apply in this case. Accordingly, Interenergy believes that capital gain recognized by Interenergy shareholders (as described below) should not be characterized as ordinary income pursuant to the collapsible corporation rules. The following paragraphs assume that Interenergy will not be a collapsible corporation.

     Payment of Escrowed Amounts. In addition, the holders of Interenergy Common Stock and Series A Preferred may receive an additional cash payment following the consummation of the Merger from funds escrowed in connection with effecting the Escrow Adjustment, of up to $1,000,000. Such payment to the former holders of Interenergy Common Stock and Series A Preferred can generally be expected to result in capital gain to those shareholders. Although the issue is not entirely free from doubt, it appears that such payments will be treated as an installment sale for tax purposes. As such, the Interenergy shareholders should be allowed to defer recognition of the gain attributable to such payments until such amount is actually received by them, subject to the provisions of the Code which convert to ordinary income a portion of deferred interest free payments received in connection with property sales.

     Ordinary Income Treatment of Cash in Lieu of Dividends Paid to Holders of Series A Preferred and Series B Preferred. The holders of Series A Preferred and Series B Preferred will receive an amount of cash equal to the amount of properly declared, accrued but unpaid dividends, if any, on Series A Preferred and Series B Preferred at the Effective Date ("Unpaid Dividends"). The receipt of cash in lieu of any Unpaid Dividends is likely to result in taxable ordinary income to the holders of Series A Preferred and Series B Preferred, except to the extent that such Unpaid Dividends exceed the amount of Interenergy's earnings and profits for its current year and all prior years. The excess, if any, of the Unpaid Dividends over Interenergy's earnings and profits will first be applied against the shareholders' respective basis in the Series A Preferred and/or the Series B Preferred, and will thereafter be taxed as capital gains or losses.

     Dissenting Shareholders. A shareholder of Interenergy who exercises dissenters' rights should, in general, treat the difference between the tax basis of the Interenergy Common Stock, Series A Preferred or Series B Preferred held by such shareholder with respect to which such rights are exercised and the amount received through the exercise of such rights as capital gain or loss for federal income tax purposes.

     Holders of Series B Preferred. The holders of Series B Preferred will receive a cash payment in exchange for their Series B Preferred that is equal to the liquidation value of such stock ($8.50 per share). The exchange of shares of Series B Preferred for this payment will be a taxable transaction for federal income tax purposes, and the holders of Series B Preferred will recognize capital gain or loss, depending on their tax basis in those shares. Holders of the Series B Preferred will also receive an additional amount equal to the amount of Unpaid Dividends on each share of Series B Preferred. The receipt of cash in lieu of any Unpaid Dividends is likely to result in taxable ordinary income to the holders of Series B Preferred.

     Holders of Interenergy Stock Options. The exercise of those outstanding Interenergy Options that are incentive stock options to purchase Interenergy Common Stock and that were issued by Interenergy in accordance with Section 422 of the Code ("ISOs"), will not be a taxable event for federal income tax purposes. In general, a sale or disposition of those shares of K N Common Stock that are received in exchange for Interenergy Common Stock that was received upon the exercise of an ISO will result in the realization of capital gain or loss equal to the difference between the amount realized on the disposition and the exercise price for such shares if such sale or other disposition occurs both more than one year after the exercise of the ISO and more than two years after the grant of the ISO (collectively, the "ISO Holding Period"). Upon a sale or disposition of such shares of K N Common Stock prior to the expiration of the ISO Holding Period, the individual generally will recognize ordinary compensation income. Holders of ISOs should consult their tax advisors with respect to the application of the ISO Holding Period and to the separate holding period requirements for capital assets. Also, since the alternative minimum taxable income of an individual is subject to an adjustment for the amount of the deferred gain representing the difference between the exercise price of an ISO and the fair market value of the shares acquired as of the exercise date, holders of ISOs should consult their own tax advisors with respect to the alternative minimum tax consequences of the exercise of such ISOs. The exercise of the outstanding Interenergy Options that were issued by Interenergy but not in accordance with Section 422 of the Code ("Nonqualified Options") will result in the recognition of taxable compensation income to the holders who exercise such nonqualified options. Holders of ISOs and Nonqualified Options that have not been exercised prior to the Effective Date will receive a cash payment in exchange for such options. The exchange of the options for cash will be treated as a payment of taxable compensation income for federal income tax purposes. Such income will be (i) subject to tax at the option holder's ordinary income tax rate and subject to wage withholding, (ii) subject to the hospital insurance portion of the tax under the Federal Insurance Contributions Act ("FICA Tax"), and (iii) depending on an option holder's individual circumstances, subject, in whole or in part, to the old-age, survivors and disability portion of the FICA Tax. The amount of cash payable to such an option holder will generally be reduced by any amount of tax that is required to be withheld.

     Holders of Interenergy Warrants. Holders of the Interenergy Warrants will receive a cash payment in exchange for each Interenergy Warrant. The exchange of each Interenergy Warrant for cash will be a taxable transaction for federal income tax purposes. The holders of the Interenergy Warrants who hold the Interenergy Warrants as capital assets should recognize capital gain on the receipt of cash in exchange for their Interenergy Warrants, whether or not Interenergy is a collapsible corporation.

     THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE TAX DISCUSSION AND THE TAX OPINION ARE BASED ON THE EXISTING PROVISIONS OF THE CODE, THE APPLICABLE TREASURY REGULATIONS ISSUED THEREUNDER AND THE OFFICIAL PUBLISHED INTERPRETATION OF THOSE PROVISIONS BY THE INTERNAL REVENUE SERVICE AND APPLICABLE COURTS, ALL OF WHICH ARE SUBJECT TO CHANGE, WHICH CHANGES COULD BE APPLIED RETROACTIVELY. IF THE APPLICABLE LAW CHANGES, THE DISCUSSION AND TAX OPINION COULD BE DIFFERENT. FURTHER, THE INCOME TAX DISCUSSION AND THE TAX OPINION DO NOT CONSIDER THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER, OPTION

HOLDER, OR WARRANT HOLDER. SHAREHOLDERS, OPTION HOLDERS AND WARRANT
HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" for accounting and financial reporting purposes. For purposes of preparing K N's consolidated financial statements, K N will establish a new accounting basis for Interenergy's assets and liabilities based upon the fair values thereof and K N's purchase price, including the direct costs of the acquisition. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of Interenergy has not yet been made. After the Merger, K N will undertake a study to determine the fair value of Interenergy's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of such study. For financial reporting purposes, K N will consolidate the results of Interenergy's operations with those of K N's operations beginning with the consummation of the Merger.

GOVERNMENTAL AND REGULATORY APPROVALS

     Transactions such as the Merger are reviewed by the DOJ and the FTC to determine whether the transactions comply with antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. K N and Interenergy filed notification reports, together with requests for early termination of the waiting period with the DOJ and the FTC under the HSR Act on September 12, 1997. Effective September 25, 1997, the FTC granted requests for early termination of the waiting periods under the HSR Act, satisfying one of the conditions to the Merger.

     At any time, before or after the Effective Date, the DOJ, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause K N to divest itself, in whole or in part, of Interenergy or of other businesses conducted by K N. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, K N and Interenergy will prevail.


     The issuance by K N of shares of K N Common Stock in the Merger is also subject to the approval of the PUC. K N expects to apply for approval from the PUC on approximately November 21, 1997.


     K N and Interenergy are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws.

RESALE OF K N COMMON STOCK

     The shares of K N Common Stock issuable to shareholders of Interenergy upon the Merger becoming effective have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Interenergy or K N as that term is defined in the rules under the Securities Act. Persons who may be deemed to be affiliates of Interenergy generally include individuals or entities that control, are controlled by or are under common control with, Interenergy and may include the executive officers and directors of Interenergy as well as certain principal shareholders of Interenergy. K N Common Stock received by those shareholders of Interenergy who are deemed to be "affiliates" of Interenergy may be resold without registration only as provided for by Rule 145 under the Securities Act (or in the case of such persons who become "affiliates" of K N, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of K N Common Stock received by affiliates of Interenergy. Interenergy has agreed in the Merger Agreement to deliver to K N, prior to the Effective Date, an agreement from each of its "affiliates" to the effect that they will not dispose of any shares of K N Common Stock in violation of the Securities Act or the rules and regulations of the Commission thereunder, including Rule 145.

NEW YORK STOCK EXCHANGE LISTING

     The Merger Agreement provides for the filing by the Company of a listing application with the NYSE covering the shares of K N Common Stock issuable upon the Merger becoming effective. Interenergy's obligation to effect the Merger is conditioned, in part, on the authorization for listing of such shares on the NYSE.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Pursuant to the Merger Agreement, following the Merger the board of directors and officers of Sub immediately prior to the Effective Date will be the board of directors and officers of Interenergy, as the surviving corporation, until their successors are duly elected. The directors of Sub are Larry D. Hall, H. Rickey Wells and John N. DiNardo, each of whom is an employee of K N. At present, all of the officers of Sub are also employees of K N. K N presently anticipates that following the Merger, the directors and officers of the surviving corporation will remain as identified herein; however, K N may in the future determine to make changes in these officers and directors.

VOTING AGREEMENTS

     To the best of each of K N's and Interenergy's knowledge, there exist no voting agreements relating to the approval of the Merger, the Merger Agreement, or the transactions contemplated thereby.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

EFFECTIVE DATE OF THE MERGER

     The Merger Agreement provides that the Effective Date will occur at the time that Articles of Merger are filed with the Secretary of State of Colorado with respect to the Merger. It is anticipated that, if the Merger Agreement is approved at the Interenergy Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Date will occur on the date of the Interenergy Special Meeting or shortly thereafter.

MANNER AND BASIS OF CONVERTING SHARES

     On the Effective Date, each outstanding share of Interenergy Common Stock (other than any Dissenters' Shares) will be converted into a fractional share of K N Common Stock, the amount of such fraction to be based on the Average Market Price as follows: (i) if the Average Market Price is between $38 and $44, inclusive, the fraction will be 0.17165 less the Escrow Adjustment and the Price Adjustment, each as defined below; (ii) if the Average Market Price is less than $38, the fraction will equal the quotient of $6.52 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment; and (iii) if the Average Market Price exceeds $44, then the fraction will equal the quotient of $7.55 divided by the Average Market Price, less the Escrow Adjustment and the Price Adjustment. The Merger Agreement defines the "Escrow Adjustment" as the quotient of $500,000 divided by the Average Market Price, which quotient is then divided by the sum of the number of shares of Interenergy Common Stock outstanding at the Effective Date and the number of such shares issuable on conversion of the Series A Preferred then outstanding (the "Closing Common Amount"). The Merger Agreement defines the "Price Adjustment" as the quotient of $750,000 divided by the Average Market Price, which quotient is then divided by the sum of (x) the Closing Common Amount, (y) three times the number of Interenergy Warrants outstanding immediately prior to the Effective Date and (z) the number of Interenergy Options outstanding immediately prior to the Effective Date that are entitled by the Merger Agreement to receive cash consideration in the Merger (collectively, the "Closing Price Adjustment Share Number"). Set forth in the table below are hypothetical examples of the determination of the conversion rate provided for in the Merger Agreement ("Merger Conversion Rate") depending upon different Average Market Prices and assuming that the Closing Common Amount is 3,474,527 and that the Closing Price Adjustment Share Number is 3,978,527. AS INDICATED IN "RISK FACTORS," THERE CAN BE NO ASSURANCE WITH RESPECT TO ANY FUTURE MARKET PRICE OF K N COMMON STOCK.

                                           MERGER
  AVERAGE        ESCROW       PRICE      CONVERSION
MARKET PRICE   ADJUSTMENT   ADJUSTMENT      RATE
------------   ----------   ----------   ----------
   $37.00        .003889     .005095     .167232
   $40.00        .003598     .004713     .163340
   $45.00        .003198     .004189     .160391

     Each share of Series A Preferred outstanding on the Effective Date (other than any Dissenters' Shares), will be converted in the Merger into the same consideration that would have resulted had such shares been converted in accordance with the terms of the Series A Preferred into three shares of Interenergy Common Stock immediately prior to the Effective Date, plus cash equal to the amount of accrued but unpaid dividends on such share of Series A Preferred as at the Effective Date.

     Each share of Series B Preferred outstanding on the Effective Date (other than any Dissenters' Shares), will be converted in the Merger into cash equal to $8.50 plus the amount of accrued but unpaid dividends thereon as at the Effective Date.

     No fractional shares of K N Common Stock will be issued in the Merger. Each shareholder of Interenergy entitled to a fractional share will be entitled to receive an amount in cash equal to the product of such fraction and the Average Market Price.

     On the Effective Date, K N will escrow $500,000 with an institutional escrow agent (the "Escrow Agent"). Such funds will be released from the escrow on terms identified in the Merger Agreement, which are summarized herein, following the preparation of a consolidated balance sheet of Interenergy as of the Effective Date and the audit of such balance sheet by Arthur Andersen LLP ("AA"). Upon completion of such audited balance sheet, AA will calculate the liabilities of Interenergy as of the Effective Date in respect of certain items specified in a schedule to the Merger Agreement (the "Specified Liabilities") based on the corresponding numbers included in the audited balance sheet. If the Specified Liabilities as of the Effective Date exceed the amount of the Specified Liabilities set forth on such schedule to the Merger Agreement, then the Escrow Agent will deliver to K N out of the escrow funds an amount equal to the difference between the Specified Liabilities as of the Effective Date and the Specified Liabilities set forth on such schedule and the Escrow Agent will deliver to the Exchange Agent (as defined below) any remaining funds held in escrow, for delivery to the holders of record of the Interenergy Common Stock and Series A Preferred outstanding at the Effective Date, pro rata based on their respective holdings (with each share of Series A Preferred treated as though converted into three shares of Interenergy Common Stock). If the Specified Liabilities as of the Effective Date are less than or equal to the Specified Liabilities set forth on such schedule, then the Escrow Agent will deliver to the Exchange Agent all the funds held in the escrow and K N will deliver to the Exchange Agent the difference, if any, between the Specified Liabilities set forth on such schedule and the Specified Liabilities as of the Effective Date, but not in excess of $500,000, all for delivery to the holders of record of the shares of Interenergy Common Stock and Series A Preferred outstanding at the Effective Date, pro rata based on their respective holdings.

     The Bank of New York has been selected to act as the exchange agent ("Exchange Agent") under the Merger Agreement. On or as soon as practicable after the Effective Date, (i) K N or Interenergy will deposit with the Exchange Agent certificates representing the aggregate number of shares of K N Common Stock into which the shares of Interenergy Common Stock and Series A Preferred will have been converted in the Merger and cash sufficient to pay the consideration owing to the holders of Series B Preferred, any accrued but unpaid dividends owing on the Series A Preferred and Series B Preferred, the consideration owing to holders of Interenergy Options and Interenergy Warrants, and the payments owing in respect of fractional shares of K N Common Stock, and
(ii) the Exchange Agent shall deliver to each record holder of a certificate evidencing shares of Interenergy Common Stock, Series A Preferred or Series B Preferred a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such certificates in exchange for the consideration payable to such holder in the Merger.

     K N or the Exchange Agent shall be entitled to deduct and withhold from the consideration (cash, shares of K N Common Stock or any combination thereof, as applicable) otherwise payable pursuant to the Merger Agreement to any holder of Interenergy Common Stock, Series A Preferred, Series B Preferred, Interenergy Options or Interenergy Warrants such amounts as K N or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts have been so withheld by K N or the Exchange Agent, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holders of the shares of Interenergy Common Stock, Series A Preferred, Series B Preferred, Interenergy Options or Interenergy Warrants in respect of which such deduction or withholding was made by K N or the Exchange Agent. After the Effective Date, there will be no further registration of transfers on the stock transfer books of Interenergy of its shares that were outstanding immediately prior to the Effective Date. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY SHAREHOLDERS OF INTERENERGY PRIOR TO THE EFFECTIVE DATE AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

     Until such time as a holder of shares of Interenergy stock surrenders his outstanding stock certificate to the Exchange Agent, together with the letter of transmittal, the shares represented thereby will represent, after the Effective Date, only the right to receive the consideration payable in the Merger with respect to such shares, without interest.

INTERENERGY OPTIONS AND WARRANTS

     The Merger Agreement provides that on the Effective Date Interenergy will pay to each holder of an Interenergy Option then outstanding (with funds provided by K N), in cancellation of such Interenergy Option, cash in an amount equal to the excess, if any, of the effective value per share to be received by holders of Interenergy Common Stock in the Merger (based on the Average Market Price and giving effect to the Price Adjustment but not to the Escrow Adjustment) over the per share exercise price of such Interenergy Option, less applicable tax withholdings. For information with respect to the holders of Interenergy Options, see "The Merger -- Interests of Certain Persons in the Merger -- Interenergy Stock Options."

     The Merger Agreement further provides that on the Effective Date Interenergy will pay to the holder of each Interenergy Warrant then outstanding (with funds provided by K N), in cancellation of such Interenergy Warrant, cash equal to three times the positive difference, if any, between (i) the effective value per share to be received by holders of Interenergy Common Stock in the Merger (based on the Average Market Price and giving effect to the Price Adjustment but not to the Escrow Adjustment) and (ii) $3.25 which equals one-third of the per share exercise price of each Interenergy Warrant. Such payment will be further reduced by the amount of applicable tax withholdings. For information respecting the holders of the Interenergy Warrants, see "The
Merger -- Interests of Certain Persons in the Merger -- Interenergy Warrants."

CONDITIONS TO THE MERGER

     The respective obligations of K N and Interenergy to consummate the Merger are subject to the satisfaction of certain mutual conditions, including: (i) the absence of any statute, rule, regulation or order of any court or governmental authority that restrains or prohibits the Merger; (ii) the absence of any pending or threatened suit, proceeding or investigation that seeks to restrain the Merger or challenges its validity or seeks a material amount of damages in connection with the Merger; (iii) expiration of the applicable waiting period under the HSR Act; (iv) approval of the Merger Agreement by the requisite vote of Interenergy's shareholders; (v) approval by the PUC and the Wyoming Public Service Commission ("PSC") of K N's issuance of K N Common Stock in the Merger; and (vi) execution and delivery of the Consulting Agreements on terms reasonably acceptable to K N and each of Messrs. McDonald and Rode, respectively, and extension of the Management Indebtedness on terms reasonably acceptable to K N and the obligors of the Management Indebtedness. The condition referred to clause (iii) occurred on September 25, 1997, when the FTC granted requests for early termination of such waiting period. On October 23, 1997, K N received an Order from the PSC exempting from the PSC's jurisdiction all subsequent issuances of securities by K N, subject to K N's ongoing satisfaction of conditions identified therein.

     The obligation of K N to consummate the Merger is further subject to the satisfaction of several additional conditions, including: (i) the representations and warranties of Interenergy set forth in the Merger Agreement are accurate in all material respects as of the Effective Date, and that all covenants and agreements of the Merger Agreement to be complied with or performed by Interenergy on or before the Effective Date have been complied with and performed in all material respects; (ii) K N has received agreements by each person deemed to be an affiliate of Interenergy confirming that such person will not dispose of any shares of K N Common Stock received pursuant to the Merger in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder; (iii) K N has received from Holland & Hart LLP, counsel to Interenergy, opinions as to certain corporate matters relating to Interenergy; (iv) not more than 10% of the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred taken together are Dissenters' Shares; and (v) Interenergy has settled its outstanding dispute with the Wyoming Department of Environmental Quality, Air Quality Division.

     The obligation of Interenergy to consummate the Merger is further subject to the satisfaction of several additional conditions, including: (i) the representations and warranties of K N and Sub set forth in the Merger Agreement are accurate in all material respects as of the Effective Date, and that all covenants and agreements of the Merger Agreement to be complied with or performed by K N or Sub on or before the Effective Date have been complied with and performed in all material respects; (ii) all shares of K N Common Stock issuable in the Merger have been authorized for listing on the NYSE; (iii) Interenergy has received from Martha B. Wyrsch, General Counsel of K N, and from Polsinelli, White, Vardeman & Shalton, opinions as to certain corporate matters relating to K N; (iv) the Subordinated Notes are repaid on the Effective Date; and (v) K N has funded its various obligations to pay money under the Merger Agreement, including up to $1,235,000 for expenses of Interenergy incurred in connection with the Merger.

     There can be no assurance that all of the conditions to the Merger will be satisfied or waived.

REPRESENTATIONS AND WARRANTIES

     In the Merger Agreement, K N, Sub and Interenergy have made various representations and warranties relating to, among other things, their respective corporate organization, capitalization, businesses and financial condition, the absence of any material adverse change in their respective businesses, the satisfaction of certain legal requirements for the Merger and certain litigation matters. The representations and warranties of each of the parties to the Merger Agreement will expire upon consummation of the Merger.

CONDUCT OF THE BUSINESS OF INTERENERGY PRIOR TO THE MERGER

     Pursuant to the Merger Agreement, Interenergy has agreed that, prior to the Effective Date, and except as otherwise contemplated by the Merger Agreement or consented to in writing by K N, Interenergy will, and will cause each of its subsidiaries to, among other things, (i) carry on its business in the ordinary course in substantially the same manner as previously conducted, (ii) not amend its Articles of Incorporation or Bylaws, (iii) not acquire any other business,
(iv) not split, reclassify or combine its outstanding capital stock or pay any dividend on its capital stock, except for dividends payable on the Series A Preferred and the Series B Preferred, (v) not issue or sell any shares of its capital stock, except upon the exercise of outstanding Interenergy Options or Interenergy Warrants, (vi) not incur any indebtedness for borrowed money, dispose of or acquire any assets having a value in excess of $250,000, enter into any new project involving in excess of $50,000 or enter into any other material transaction or commitment, subject to certain specified exceptions,
(vii) not make any capital expenditures other than capital expenditures in connection with projects scheduled in the Merger Agreement, (viii) not encumber any of its properties in excess of $250,000 or satisfy or settle any material obligation or liability, subject to certain specified exceptions, (ix) not grant any bonus or otherwise alter existing employee compensation or benefit arrangements, (x) not make any change in its method of transacting business or its accounting practices unless mandated by generally accepted accounting principles, (xi) advise K N of any event reasonably likely to have a material adverse effect on Interenergy and its subsidiaries taken as a whole, (xii) not perform or omit to perform any act that would cause a breach of a material contract or of any other contract which would result in a material adverse effect to Interenergy or any of its subsidiaries, and (xiii) not enter into any related-party transaction other than as permitted by the Merger Agreement.

NO SOLICITATION

     The Merger Agreement further provides that, prior to the Effective Date, neither Interenergy nor any of its subsidiaries will solicit, encourage, accept or participate in any inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or enter into or consummate any agreement providing for, any sale, lease or other disposition of all or substantially all of the assets of, or the issuance of any equity securities of, Interenergy or any of its subsidiaries, or any merger or business combination involving Interenergy or any of its subsidiaries, other than the Merger, and that Interenergy will ensure that no director does, and will use its best efforts to cause any shareholder, officer or other affiliate of itself or any of its subsidiaries not to do, any of the foregoing.

TERMINATION OR AMENDMENT OF MERGER AGREEMENT


     The Merger Agreement provides that it may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of Interenergy, (i) by mutual consent of the boards of directors of K N and Interenergy, (ii) by either K N or Interenergy if the Merger has not been consummated on or before December 31, 1997 (provided that the Commission declares this Registration Statement effective on or before December 1, 1997, and other than as a result of a breach of the Merger Agreement by the party seeking termination) or (iii) by either K N or Interenergy if the Merger has not been consummated on or before January 31, 1998 (provided that the Commission declares this Registration Statement effective after December 1, 1997, and other than as a result of a breach of the Merger Agreement by the party seeking termination).


     The Merger Agreement may be amended by an instrument in writing signed on behalf of each party thereto, provided that after the Merger Agreement has been approved by the shareholders of Interenergy, the Merger Agreement may not be amended to change the consideration payable to such shareholders in the Merger without their further approval.

EMPLOYEE BENEFITS

     Under the terms of the Merger Agreement, K N has agreed that, after the Effective Date, it will cause Interenergy (i) to continue to maintain Interenergy's employee compensation levels, benefit plans, programs, policies and arrangements in effect as of the date of the Merger Agreement and (ii) to provide alternative employee compensation levels, benefit plans, programs, policies and arrangements to the employees it retains that provide compensation and benefits that are in the aggregate at least substantially equivalent to the benefits then in effect.

FEES AND EXPENSES

     The Merger Agreement provides that, whether or not the Merger is consummated, Interenergy and K N will each pay the costs and expenses incurred by each of them and their respective subsidiaries in connection with the Merger Agreement and the Merger, except that (i) Interenergy shall pay for the legal or financial services necessary to prepare a description of its business and the business of its subsidiaries and the "Management Discussion and Analysis" to be included in this Proxy Statement/Prospectus, (ii) K N shall pay for expenses incurred in connection with the printing of this Proxy Statement/Prospectus and
(iii) K N shall pay up to $1,235,000 toward Interenergy's expenses incurred in connection with the Merger Agreement and the Merger on the Effective Date.

GOVERNING LAW

     The Merger Agreement provides that it is governed by Colorado law.

                               DISSENTERS' RIGHTS

     The following is a summary of Article 113 of the CBCA ("Article 113") and the procedures for Interenergy shareholders to dissent to the vote regarding the Merger Agreement and to exercise dissenters' rights. This summary is qualified in its entirety by reference to Article 113, which is attached hereto as Appendix B. Appendix B should be reviewed carefully by any shareholder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN
ARTICLE 113 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

DISSENTERS' RIGHTS

     Under Article 113, if the Merger Agreement is approved and the Merger consummated, holders of Interenergy Common Stock, Series A Preferred and Series B Preferred who exercise their dissenters' rights in accordance with Article 113 will be entitled to have the "fair value" of their shares paid to them in cash by complying with the provisions of Article 113. The term "fair value" is defined in Article 113 to mean the value of the shares immediately before the Effective Date, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that such exclusion would be inequitable. Reference herein to "dissenters' rights" is a general reference to a shareholder's right to dissent to the vote regarding the Merger Agreement and to obtain payment for the shareholder's shares in accordance with Article 113.

WHO MAY DISSENT

     Each holder of Interenergy Common Stock, Series A Preferred or Series B Preferred may dissent to the vote regarding the Merger Agreement and obtain payment of the fair value of the shareholder's shares by following the procedures enumerated in Article 113 and summarized herein. The rights of the shareholder may differ depending on whether the shareholder is a shareholder of record holding shares for two or more beneficial shareholders or a beneficial shareholder whose shares are held of record by one or more record shareholders, as follows:

          (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes Interenergy to receive written notice that states (i) such dissent and (ii) the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights.

          (b) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if (i) the beneficial shareholder causes Interenergy to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, and (ii) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     Interenergy may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Interenergy that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement will be stated in the "Dissenters' Notice" that is referred to below.

REQUIREMENTS TO BE MET BY A DISSENTER BEFORE THE VOTE ON THE MERGER AGREEMENT IS TAKEN

     A shareholder who wishes to assert dissenters' rights must (a) cause Interenergy to receive, before the vote is taken on the Merger Agreement, written notice of the shareholders' intention to demand payment for the shareholder's shares if the Merger Agreement is approved (the "Shareholder's Notice of Intent to Dissent") and (b) not vote the shares in favor of the Merger Agreement. A shareholder who does not satisfy the foregoing requirements is not entitled to demand payment for the shareholder's shares under Article 113.

NOTICE REQUIRED TO BE GIVEN BY INTERENERGY TO DISSENTING SHAREHOLDERS IF THE MERGER AGREEMENT IS APPROVED

     If the Merger Agreement is approved, Interenergy will give a written dissenters' notice (the "Dissenters' Notice") to each shareholder who has complied with the provisions summarized above and who is entitled to demand payment for shares under Article 113. The Dissenters' Notice may be given before the Effective Date of the Merger and will in any event be given no later than ten days after the Effective Date of the Merger. The Dissenters' Notice will (a) state that the Merger Agreement was approved and state the Effective Date or the proposed Effective Date of the Merger; (b) state an address at which Interenergy will receive a Payment Demand (as defined below) and the address of a place where certificates for certificated shares must be deposited; (c) inform holders of uncertificated shares to what extent, if any, transfer of the shares will be restricted after the Payment Demand is received; (d) supply a Payment Demand form for demanding payment for shares, which form will request the shareholder to state an address to which payment is to be made; (e) set the date (the "Payment Demand Date") by which Interenergy must receive the Payment Demand and certificates for certificated shares, which Payment Demand Date will not be less than thirty (30) days after the date the Dissenters' Notice is given; (f) if Interenergy has chosen to impose such a requirement, state that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each shareholder, and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder, have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights; and (g) be accompanied by a copy of Article 113.

DISSENTERS' PROCEDURES TO DEMAND PAYMENT

     If the shareholder has given a Shareholder's Notice of Intent to Dissent in accordance with the provisions of Article 113 summarized above and wishes to assert dissenters' rights (such person being referred to in this summary as a "Dissenter"), the Dissenter must (a) cause Interenergy to receive a payment demand (the "Payment Demand," which may be on the Payment Demand form provided by Interenergy with the Dissenter's Notice, duly completed, or may be stated in another writing) and (b) deposit the Dissenter's certificates for certificated shares; provided, however, that, if the shares are uncertificated shares, Interenergy may, in lieu of deposit of certificates representing the shares, restrict the transfer of the shares. A Dissenter will have all rights of a shareholder, except the right to transfer the shares, until the Effective Date of the Merger but, after the Effective Date of the Merger, will only have the right to receive payment of the shares as to which payment has been demanded.

     The Payment Demand and deposit of certificates by a Dissenter will be irrevocable unless the Effective Date has not occurred within sixty (60) days after the Payment Demand Date. In addition, if Interenergy fails to make payment to the Dissenter, within sixty (60) days after the Payment Demand Date, of the amount Interenergy estimates to be the fair value of the Dissenters' Shares, plus accrued interest or fails to return the deposited shares or to release the transfer restrictions on such shares, if uncertificated, or the Dissenter believes that the amounts paid or offered to be paid by the corporation are less than the fair value of the shares, Article 113 provides further means for the Dissenter to pursue his rights. If the Effective Date of the Merger is more than sixty (60) days after the Payment Demand Date, then Interenergy will be required to send a new Dissenters' Notice and the provisions summarized above will again be applicable.

     If a Dissenter fails to demand payment and deposit certificates representing the shares as to which dissent is made by the Payment Demand Date stated in the Dissenters' Notice, the Dissenter will not be entitled to payment for the shares under Article 113 and will become a shareholder in K N (or, in the case of a Series B Preferred holder, be entitled to receive cash for his shares) as if the Dissenter had not exercised any dissenters' right.

PAYMENT FOR SHARES

     Upon the Effective Date of the Merger, or upon receipt of a Payment Demand given in accordance with the provisions of Article 113, whichever is later, Interenergy will pay each Dissenter who has complied with the requirements for demanding payment stated in Article 113, at the address stated in the Payment Demand, or, if no such address is stated in the Payment Demand, at the address shown on Interenergy's current record of shareholders for the record shareholder holding the Dissenter's shares, the amount Interenergy estimates to be the fair value of the Dissenter's shares, plus accrued interest. The payment will be accompanied by: (a) Interenergy's balance sheet as of the end of its most recent fiscal year, statement of changes in shareholders' equity, statement of cash flow and other financial statements for that fiscal year, complying with the requirements of Section 7-113-206(2)(a) of the CBCA; (b) a statement of Interenergy's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the Dissenter's right to demand payment in accordance with the provisions of Article 113 regarding the Dissenter's Responsive Notice summarized below; and (e) a copy of Article 113.

FAILURE TO EFFECT MERGER

     If the Effective Date of the Merger does not occur within sixty (60) days after the Payment Demand Date, Interenergy will return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the Effective Date of the Merger occurs more than sixty (60) days after the Payment Demand Date, then Interenergy will send a new Dissenters' Notice, as provided in Section 7-113-203 of the CBCA, and the appropriate provisions of Article 113 will again be applicable.

SHARES ACQUIRED AFTER ANNOUNCEMENT OF MERGER AGREEMENT

     Interenergy may, in or with the Dissenters' Notice, state the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement (the "Announcement Date") and state that the Dissenter must certify in writing, in or with the Payment Demand, whether or not the Dissenter (or the person on whose behalf the Dissenter asserts dissenters' rights) acquired beneficial ownership of the shares before the Announcement Date. With respect to any Dissenter who does not so certify in writing, in or with the Payment Demand, that the Dissenter or the person on whose behalf the Dissenter asserts dissenters' rights acquired beneficial ownership of the shares before the Announcement Date, Interenergy may, in lieu of making payment for the shares, offer to make such payment if the Dissenter agrees to accept the payment in full satisfaction of the demand. Any such offer will include: (a) Interenergy's balance sheet as of the end of its fiscal year, statement of changes in shareholders' equity, statement of cash flow and other financial statements for that fiscal year, complying with the requirements of Section 7-133-206(2)(a) of the CBCA; (b) a statement of Interenergy's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the Dissenter's right to demand payment in accordance with the provisions of
Article 113 regarding the Dissenter's Responsive Notice summarized below; and
(e) a copy of Article 113.

PROCEDURE FOR DISSENTER TO FOLLOW IF DISSENTER IS DISSATISFIED WITH PAYMENT MADE OR OFFERED BY INTERENERGY

     A Dissenter may give notice (the "Dissenter's Responsive Notice") to Interenergy in writing of the Dissenter's estimate of the fair value of the Dissenter's shares and of the amount of interest due and may demand payment of such estimate (less any payment made by Interenergy as contemplated above) or may reject Interenergy's offer made as contemplated above with respect to shares acquired after the Announcement Date and may demand payment of the fair value of the shares and interest due, if: (a) the Dissenter believes that the amount paid or offered by Interenergy, as the case may be, is less than the fair value of the shares or that the interest due was incorrectly calculated; (b) Interenergy fails to make payment within sixty (60) days after the Payment Demand Date; or
(c) Interenergy does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required if the Effective Date of the Merger has not occurred within sixty (60) days after the Payment Demand Date. A Dissenter waives the right to demand payment as outlined above unless the Dissenter causes Interenergy to receive the Dissenter's Responsive Notice within thirty (30) days after Interenergy made or offered payment for the Dissenter's shares.

COURT ACTION FOR APPRAISAL

     If the Dissenter's demand for payment pursuant to the Dissenter's Responsive Notice remains unresolved, Interenergy may, within sixty (60) days after receiving the Dissenter's Responsive Notice, commence a proceeding and petition the District Court of Denver County to determine the fair value of the Dissenter's shares and accrued interest. If the Dissenter's demand for payment remains unresolved within that sixty day period and Interenergy does not commence the proceeding within that period, Interenergy must pay to the Dissenter the amount demanded in the Dissenter's Responsive Notice.

     Interenergy shall make all Dissenters whose demands remain thus unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition in the manner provided in Article
113. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings. Each Dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the Dissenter's shares, plus interest, exceeds the amount paid by Interenergy, or the fair value, plus interest, of the Dissenter's shares for which Interenergy elected to withhold payment under the provisions for shares acquired after the Announcement Date, as outlined above.

     The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and will assess the costs against Interenergy; except that the court may assess costs against all or some of the Dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against Interenergy and in favor of any Dissenters if the court finds Interenergy did not substantially comply with the requirements of part 2 of Article 113; or (b) against either Interenergy or one or more Dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided in Article
113. If the court finds that the services of counsel for any Dissenter were of substantial benefit to other Dissenters similarly situated, and that the fees for those services should not be assessed against Interenergy, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the Dissenters who were benefited.

     THE ABOVE IS MERELY A SUMMARY OF ARTICLE 113 OF THE CBCA. THIS SUMMARY IS QUALIFIED BY REFERENCE TO THAT ARTICLE, WHICH IS SET FORTH IN ITS ENTIRETY AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. INTERENERGY SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS SHOULD REFER TO THE FULL TEXT OF APPENDIX B AND SHOULD CONSULT COUNSEL SINCE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     If holders of more than 10% of the shares of Interenergy Common Stock, Series A Preferred and Series B Preferred, taken as a whole, outstanding immediately prior to the Effective Date properly exercise dissenters' rights, K N will have the right to decline to consummate the Merger. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

                        DESCRIPTION OF K N CAPITAL STOCK

GENERAL

     K N is currently authorized by the K N Charter to issue 50,000,000 shares of common stock, of which 31,415,563 were outstanding on September 11, 1997; 200,000 shares of Class A Preferred Stock, no par value ("Class A Preferred Stock"), of which 70,000 shares were outstanding as Class A $5.00 Cumulative Preferred Stock on such date; and 2,000,000 shares of Class B Preferred Stock, no par value ("Class B Preferred Stock"), of which no shares were outstanding on such date.

     The Board of Directors of K N is authorized by the K N Charter to provide, without further shareholder action, for the issuance of one or more series of Class A Preferred Stock and Class B Preferred Stock. The

Board of Directors has the power to fix various terms with respect to each such series, including voting power, designations, preferences, dividend rates, conversion and exchange provisions, redemption provisions and, in the case of the Class B Preferred Stock, the amounts which holders are entitled to receive upon any liquidation, dissolution or winding up of K N. Class A Preferred Stock and Class B Preferred Stock will rank prior to the Common Stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up of K N.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class A Preferred Stock of each series shall be entitled to receive in full out of the assets of K N the sum of $100 per share of Class A Preferred Stock, plus any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class A Preferred Stock. K N may, at the option of its Board of Directors, redeem the whole or any part of the Class A Preferred Stock, or of any series thereof at any time or from time to time within the period during which such stock is, according to the K N Charter, or the resolutions of K N's Board of Directors providing for the issue thereof, redeemable, by paying the redemption price thereof, including any arrearages in dividends thereon to the date fixed for redemption. The Class A $5.00 Cumulative Preferred Stock is redeemable, in whole or in part, at the option of K N at any time, or from time to time, at the price of $105 per share plus accrued and unpaid dividends. This series has no sinking fund requirements. Holders of shares of Class A $5.00 Cumulative Preferred Stock are entitled to receive, when and as declared by K N's Board of Directors of K N, cumulative preferential cash dividends at the annual rate of $5.00 per share prior to the payment of any dividends or other distributions on (or purchase or redemption of) the Class B Preferred Stock or the Common Stock.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class B Preferred Stock of each series shall be entitled to receive, subject to the prior rights of the holders of shares of Class A Preferred Stock, the full preferential amount fixed by the K N Charter, or the resolutions of K N's Board of Directors providing for the issue thereof, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class B Preferred Stock. Dividends may not be declared or paid or set apart for payment on any series of Class B Preferred Stock, unless there shall be no arrearages in dividends on any series of Class A Preferred Stock entitled to cumulative dividends for any past dividend period and dividends in full for the current dividend period have been paid or declared or set aside for payment on all Class A Preferred Stock.

     In addition, the holders of the Class A Preferred Stock then outstanding have the right to vote separately as a class with respect to (i) certain amendments to the K N Charter or the Bylaws of K N which adversely affect the voting powers, rights or preferences of the holders of shares of Class A Preferred Stock, (ii) the creation of any class of stock or any security convertible into or exchangeable for or evidencing the right to purchase any stock ranking prior to or on a parity with, either as to dividends or upon liquidation, the Class A Preferred Stock, or (iii) certain mergers or consolidations of K N with or into any other corporation. For such actions to be taken by K N, including increasing the authorized amount of any class of stock ranking prior to the Class A Preferred Stock, the affirmative vote of the holders of at least 50% of the shares of the Class A Preferred Stock then outstanding would be required. The affirmative vote of at least 50% of the shares of any series of Class A Preferred Stock then outstanding is required for K N to amend the K N Charter or resolutions of the Board of Directors of K N providing for the issue of such series of Class A Preferred Stock so as to affect adversely the powers, preferences or rights of the holders of Class A Preferred Stock of such series. The holders of Class B Preferred Stock then outstanding also have the right to a separate vote regarding (a) the events described in the first sentence of this paragraph with regard to such Class B Preferred Stock, requiring the affirmative vote of at least 50% of the shares of Class B Preferred Stock then outstanding, and (b) amendments to the K N Charter, or to resolutions of K N's Board of Directors providing for the issue of any series of Class B Preferred Stock so as to affect adversely the powers, preferences or rights of the holders of such series, requiring the affirmative vote of at least 50% of the shares of such series then outstanding.

     If dividends are in arrears on the shares of any series of Class A Preferred Stock to which the following provisions are made applicable pursuant to the K N Charter or resolutions of K N's Board of Directors providing for the issue of any such series (i) in an aggregate amount equal to three but less than six full quarterly dividends, then the holders of the shares of all such series of Class A Preferred Stock have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-third of K N's Board of Directors or (ii) in an aggregate amount equal to six full quarterly dividends, then such holders have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-half of K N's Board of Directors plus one additional director, in each case until all arrearages in dividends and dividends in full for the current quarterly period have been paid on or declared and set aside for payment on the shares of such series. These provisions are applicable to the Class A $5.00 Cumulative Preferred Stock. The holders of the outstanding Class B Preferred Stock have the right to elect directors of K N similar to the Class A $5.00 Cumulative Preferred Stock in the event of non-declaration of dividends, for the periods described above, on the Class B Preferred Stock if the holders of the Class A $5.00 Cumulative Preferred Stock are not then entitled to elect directors as described above.

     All outstanding shares of K N Common Stock are, and all such shares issued in the Merger will be, validly issued, fully paid and nonassessable. Holders of K N Common Stock and Class A $5.00 Cumulative Preferred Stock are entitled to one vote for each share on all matters voted on by shareholders. Holders of Common Stock, Class A Preferred Stock and Class B Preferred Stock have no preemptive rights to subscribe for or purchase any additional securities issued by K N. Subject to the preferential rights of the holders of the Class A Preferred Stock and Class B Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by K N's Board of Directors out of funds legally available therefor and to share pro rata in the net assets of K N upon liquidation, dissolution or winding up. Shares of Common Stock have no cumulative voting rights or redemption, sinking fund or conversion privileges.

ANTI-TAKEOVER MATTERS

     Charter and Bylaws. Certain provisions of the K N Charter and the Bylaws of K N could have the effect of preventing a change in control of K N in certain situations. These provisions generally provide for (a) the classification of the K N Board of Directors of K N into three classes of as nearly an equal number as possible, having staggered terms of three years each; (b) the removal of directors only for cause or by unanimous vote of the remaining members of the K N Board of Directors; (c) the filling of any vacancy on the K N Board of Directors by the remaining directors then in office; (d) the limitation of the number of directors to a minimum of nine and a maximum of 15, with the exact number to be determined by the K N Board of Directors; (e) increasing the shareholder vote required to amend, repeal or adopt any provision in a manner inconsistent with the foregoing provisions under (a), (b) and (d) above to two-thirds of the outstanding voting securities of K N; (f) the requirement that certain business combinations or transactions involving K N and any beneficial owner of more than 5% of the outstanding voting securities of K N be approved by holders of at least two-thirds of the outstanding voting securities of K N, including those held by such beneficial owner, unless the business combination or transaction is (I) approved by the K N Board of Directors before such beneficial owner became a holder of more than 5% of K N's outstanding voting securities or (II) approved by sufficient members of the K N Board of Directors to constitute a majority of the members of the full K N Board of Directors in office prior to the time such beneficial owner became a holder of more than 5% of K N's voting securities, or (III) with an entity of which a majority of the outstanding shares of voting securities is owed by K N and its subsidiaries; (g) increasing the shareholder vote required to amend, repeal or adopt any provision in a manner inconsistent with the foregoing provision under (f) above to two-thirds or more of the then outstanding shares of voting securities of K N;
(h) the requirement that certain business combinations or transactions involving K N and any beneficial owner of 10% or more of the outstanding voting securities of K N be approved by holders of at least 80% of the outstanding voting securities of K N, including those held by such beneficial owner, unless (I) the business combination or transaction is approved by three-fourths of the K N Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities or (II) certain conditions relating generally to the fairness of the price to be received by shareholders of K N in such business combination or transaction are satisfied; (i) increasing the shareholder vote required to amend, repeal or adopt any provision in a manner inconsistent with the foregoing provision under (h) above to 80% or more of the outstanding voting securities of K N unless approved by an affirmative vote of three-fourths of the K N Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities; (j) certain procedural requirements for shareholder nominations to the K N Board of Directors; and (k) the requirement that special meetings of shareholders may only be called by shareholders owning 51% or more of the outstanding voting securities of K N, by its Board of Directors, the Chairman of its Board of Directors or the President of K N.

     Shareholder Rights Plan. On August 17, 1995, the Board of Directors of K N declared a dividend of one preferred share purchase right (a "Right") with respect to each outstanding share of Common Stock held of record on September 15, 1995 or issued thereafter and prior to the date the rights become exercisable. Until the Rights become exercisable, they will be evidenced by certificates for shares of Common Stock and will automatically trade with the Common Stock. If and when the Rights become exercisable, Rights certificates will be distributed and the Rights will become separately tradable. The full terms of the Rights are set forth in the Rights Agreement dated as of August 21, 1995, between the Company and the Bank of New York, as Rights Agent, a copy of which has been filed with the Commission and is incorporated herein by reference.

     Each Right entitles the holder thereof to purchase from the Company one one-thousandth of a share of Class B Junior Participating Series Preferred Stock, without par value (the "Preferred Shares"), for a price of $80 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Rights become exercisable upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding voting shares of the Company or (ii) ten business days following the commencement or announcement of an intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding voting shares of the Company. The Rights will expire on the later of September 15, 2005 or the third anniversary of the date on which the Rights became exercisable (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If a person or group were to acquire 20% or more of the voting shares of the Company, each Right then outstanding (other than Rights beneficially owned by the acquiring person, which would become null and void) would become a right to buy that number of shares of Common Stock (or, under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right. If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     At any time after the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding voting shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding voting shares of the Company, the K N Board of Directors may, at its option, issue shares of Common Stock (or Preferred Shares) in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group, which would become null and void) at an exchange ratio of one share of Common Stock (or one one-thousandth of a Preferred Share) for each Right, subject to adjustment. In addition, the Company is entitled to redeem all of the outstanding Rights at a price of $0.01 per Right at any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting shares of the Company.

     Until a Right is exercised, the holder thereof, as such, has no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

KANSAS BUSINESS COMBINATION ACT

     K N is subject to Sections 17-12, 100 et seq. of the Kansas Statutes Annotated (the "K.S.A."), which imposes a three-year moratorium on business combinations between a Kansas corporation and an "interested shareholder" (in general, a shareholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested shareholder becoming such, the board of directors of the corporation has approved either the business combination or the transaction by which the interested shareholder became such; (b) upon consummation of the transaction resulting in an interested shareholder becoming such, the interested shareholder owns 85% of the voting stock that was outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employees stock plans); or (c) on or after the date an interested shareholder becomes such, the business combination is approved by (i) the K N Board of Directors and (ii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares (other than those shares beneficially owned by the interested shareholder) at a meeting of shareholders.

KANSAS CONTROL SHARE ACQUISITIONS ACT

     K N is also subject to Sections 17-1286 et seq. of the K.S.A. (the "Kansas Control Share Acquisitions Act"), which applies to public corporations incorporated in Kansas that have certain other connections with the state. The Kansas Control Share Acquisitions Act relates principally to the acquisition of "control shares" in such a corporation. Under the Kansas Control Share Acquisitions Act, a control share acquisition is one that, except for the operation of the Act, would raise the acquiring person's voting power in the election of directors of the subject corporation to or above any of three thresholds: one-fifth or more but less than one-third of all voting power; one-third of all voting power; one third or more but less than a majority of all voting power; and at least a majority of all voting power. Whenever a control share acquisition occurs, the acquiring person has no voting rights with respect to those shares unless both a majority of all outstanding shares and a majority of all such shares excluding all "interested shares" (in general, shares beneficially controlled by the acquiring person or any officer or inside director of the subject corporation) approve the acquisition. If the control shares are accorded voting rights, then dissenters' rights are available under the Kansas Control Share Acquisitions Act to shareholders who did not vote in favor of the control share acquisition and who comply with certain prescribed procedures. If the shareholders vote not to accord voting rights to the control shares, however, then the issuing corporation has a 60-day option to redeem all such shares at market value.

OTHER MATTERS

     The Bank of New York serves as registrar and transfer agent for the K N Common Stock and for the K N Class A $5.00 Cumulative Preferred Stock.

           MARKET PRICES OF K N COMMON STOCK AND DIVIDEND INFORMATION

MARKET INFORMATION

     The K N Common Stock is traded on the NYSE under the symbol "K N." The following table sets forth the range of high and low per share prices for K N Common Stock for the periods indicated, as reported on the NYSE composite tape, and the cash dividends paid on each share of K N Common Stock.


                                                           HIGH      LOW      DIVIDENDS
                                                          ------    ------    ---------
1995
  First Quarter.........................................  $24.75    $20.25      $0.25
  Second Quarter........................................   27.00     23.75       0.25
  Third Quarter.........................................   28.75     23.875      0.25
  Fourth Quarter........................................   30.25     25.25       0.26
1996
  First Quarter.........................................   31.75     27.00       0.26
  Second Quarter........................................   34.375    30.625      0.26
  Third Quarter.........................................   36.625    31.75       0.26
  Fourth Quarter........................................   41.25     35.00       0.26
1997
  First Quarter.........................................   41.625    36.25       0.27
  Second Quarter........................................   42.875    37.00       0.27
  Third Quarter (through November 17)...................   46.968    39.75       0.27


     On August 22, 1997, the last trading day prior to the announcement by K N and Interenergy that they had reached an agreement concerning the Merger, the closing per share sale price of K N Common Stock, as reported on the NYSE composite tape, was $40. On an equivalent per share basis (assuming a $40 per share price of K N Common Stock and that K N is entitled to all cash escrowed on the Effective Date), the market values of Interenergy Common Stock, Series A Preferred and Series B Preferred were then approximately $6.53, $19.59 and $8.50, respectively.

     See the cover page of this Proxy Statement/Prospectus for a recent closing per share sale price of K N Common Stock.

     Following the Merger, K N Common Stock will continue to be traded on the NYSE. Following the Merger, Interenergy Common Stock, Series A Preferred and Series B Preferred will cease to exist, and so there will be no market for such stock.

DIVIDEND INFORMATION

     K N has paid cash dividends on the K N Common Stock each year since 1938, although future dividend payments will necessarily depend upon K N's earnings and financial position, capital requirements and other relevant factors.

PRINCIPAL SHAREHOLDERS OF K N

     Common Stock. According to information supplied to K N by the beneficial owners listed below and, where applicable, the books and records of K N, as of September 11, 1997, the following entities each owned beneficially more than 5% of the shares of K N Common Stock outstanding as of that date:

                            NAME                               SHARES      PERCENTAGE
                            ----                              ---------    ----------
Cabot Corporation...........................................  2,347,954       7.49%
State Farm Mutual Automobile Insurance Co...................  1,920,000       6.12
Employees Retirement Fund Trust Profit Sharing Plan of
  K N Energy, Inc...........................................  1,710,408       5.46
Jurika & Voyles, Inc........................................  1,642,000       5.24

     Information as to the beneficial ownership of K N Common Stock by the directors and executive officers of K N is set forth under "Election of Directors" and "Executive Stock Ownership" in the proxy statement of K N dated March 10, 1997 respecting its 1997 Annual Meeting of Shareholders, which information is incorporated by reference in K N's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. See "Incorporation of Certain Documents by Reference."

     Preferred Stock. No person is known by the Company to be the beneficial owner of 5% or more of the 70,000 outstanding shares of Class A $5.00 Preferred Stock of the Company.

                     COMPARATIVE RIGHTS OF INTERENERGY AND
                                K N SHAREHOLDERS

     The following is a summary of material rights of holders of K N Common Stock and the rights of holders of Interenergy Common Stock and Series A Preferred that arise from each company's respective Charter and, for holders of K N Common Stock, from the Kansas General Corporation Code ("KGCC"), and for holders of Interenergy Common Stock, from the CBCA. For additional information with respect to K N Common Stock, see "Description of K N Capital Stock."

NUMBER AND CLASSIFICATION OF BOARD OF DIRECTORS

     K N. The K N Charter and K N's Bylaws provide for the classification of the Board of Directors of K N into three classes, with directors serving staggered three-year terms. The K N Charter also provides that the number of directors shall be fixed from time to time by the Board of Directors of K N, but may not consist of fewer than nine nor more than 15 persons. (Currently there are 14 K N Directors.) The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of two-thirds of the outstanding voting securities of K N.

     Interenergy. Under the CBCA, the articles of incorporation and the bylaws of a Colorado corporation may specify the number of directors. The Interenergy Charter provides that the number of directors shall be no fewer than three (unless there are fewer than three shareholders of record). The Interenergy Bylaws provide that the Interenergy Board shall consist of four directors, unless there are fewer than four shareholders of record, in which event there shall not be fewer directors than there are shareholders of record, each serving for a term of one year or until his or her successor is elected and qualified, or until his or her death, resignation or removal.

REMOVAL OF DIRECTORS

     K N. The K N Charter and K N's Bylaws provide that, subject to the rights of the holders of K N preferred stock, a K N Director may be removed from office
(i) by the shareholders of K N only for cause, or (ii) by unanimous vote of the other directors then in office, with or without cause. The K N Charter provides that a director may be removed for "cause" if the director has been convicted of a felony or has been adjudged to be liable for negligence or misconduct in his performance of his duty to K N, in either case, by a court of competent jurisdiction, and such conviction or finding of negligence or misconduct is no longer subject to direct appeal. The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of two-thirds of the outstanding voting securities of K N.

     Interenergy. The Interenergy Bylaws provide that directors may be removed from office with or without cause on the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote on the election of directors at a special meeting of shareholders called and held for such purpose.

DIRECTOR NOMINATIONS AND SPECIAL MEETINGS

     K N. K N's Bylaws provide that a special meeting of shareholders may be called at the request of shareholders owning 51% or more of the outstanding voting stock of K N, by the Board of Directors, the Chairman of the Board of Directors or the President of K N. Pursuant to K N's Bylaws, shareholders may nominate candidates for the Board of Directors by notifying K N of the name of such candidate and by furnishing other required information at least 40 days prior to the shareholders' meeting at which such election will be held.

     Interenergy. Under the CBCA, a special meeting of shareholders may be called by (i) the board of directors or the persons authorized by the bylaws or resolution of the board of directors to call such meeting or (ii) the written demand of holders of 10% of the outstanding shares of a corporation entitled to be cast on any issue proposed to be considered at the meeting. The Interenergy Bylaws provide that special meetings of Interenergy shareholders may be called by the President or the Interenergy Board and shall be called by the President or the Secretary of Interenergy upon the request of a majority of the Interenergy Board or the holders of 10% or more of the outstanding shares of Interenergy stock entitled to vote at such meeting.

     The Interenergy Charter and Bylaws do not restrict the manner in which nominations for directors may be made by shareholders. The Interenergy Bylaws limit the ability of Interenergy shareholders to bring business before a special meeting of shareholders that has not been specified in the notice of such meeting.

SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     K N. The K N Charter contains certain provisions that require that a higher percentage of shareholders approve certain mergers, business combinations and other similar transactions than would otherwise be required under the KGCC. Pursuant to the K N Charter, any Business Combination (as defined below) involving a beneficial owner (an "Interested Person") of more than 5% of the outstanding securities of K N then entitled to vote at a meeting of shareholders considered for the purposes thereof as one class (the "Voting Stock"), must be approved by the affirmative vote of at least two-thirds of all of the outstanding shares of Voting Stock. The K N Charter also contains fair price provisions applicable to certain Related Person Business Combinations (as defined below) involving a beneficial owner (a "Related Person") of 10% or more of the outstanding voting securities of K N. Such transactions must be approved by the affirmative vote of 80% of the outstanding voting securities of all classes of K N entitled to vote in elections of directors. In each case, the required vote shall be in addition to any class vote or other vote otherwise required, and the Board of Directors of K N has the power and duty to make a final and binding determination as to whether the special voting provisions of the K N Charter are applicable with respect to such Business Combination or Related Person Business Combination, as the case may be.

     The special vote requirements in the case of a transaction involving an Interested Person will not be applicable if the Business Combination satisfies either of the following two conditions: (i) the Board of Directors has approved the Business Combination either (a) prior to the time the Interested Person became an Interested Person, or (b) by a majority of Disinterested Directors (as defined below), or (ii) a majority of the outstanding shares of all classes of stock then entitled to vote at a meeting of shareholders of the Interested Person is owned by K N and its subsidiaries. The special vote requirements applicable to an Interested Person transaction cannot be altered, amended, or repealed without the affirmative vote of at least two-thirds of the outstanding voting securities of K N.

     The special vote requirements in the case of a transaction involving a Related Person will not be applicable if the Related Person Business Combination satisfies either of the following two conditions: (i) it has been approved by three-fourths of the members of the Board of Directors who are not Related Person Directors (as defined below), or (ii) certain minimum price, form of consideration and procedural requirements are satisfied. The special vote requirements applicable to a Related Person transaction cannot be altered, amended or repealed without the affirmative vote of 80% or more of the outstanding voting securities of K N entitled to vote in elections of directors, unless approved by an affirmative vote of three-fourths of the Board of Directors then in office who are not themselves Related Person Directors.

     A "Business Combination" includes (i) any agreement for the merger or consolidation of K N with or into an Interested Person, (ii) any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as defined below) of the assets of K N or any subsidiary to an Interested Person or (iii) any issuance or transfer by K N of securities of a Substantial Amount (as defined below) in exchange for the securities or assets of an Interested Person.

     A "Disinterested Director" is any member of the Board of Directors of K N who was a director prior to the time that an Interested Person became an Interested Person.

     A "Related Person Director" is any member of the Board of Directors of K N who is a Related Person or an affiliate or associate of a Related Person or an officer, director, employee or agent of a Related Person or of an affiliate or associate of a Related Person.

     A "Related Person Business Combination" includes (i) any agreement for the merger or consolidation of K N or any of its subsidiaries with or into any Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all, or substantially all, or any Substantial Part of the assets of K N or its subsidiaries to a Related Person, (iii) any issuance or transfer by K N and its subsidiaries of any Substantial Amount of voting securities of K N in exchange for the securities or assets of a Related Person or (iv) any recapitalization of K N or any subsidiary, or merger or consolidation of K N with any subsidiary, which has the effect of increasing the proportionate interest of a Related Person in the outstanding voting securities of any class of K N or any subsidiary.

     The term "Substantial Part" means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

     The term "Substantial Amount" means (i) with respect to a Business Combination, any securities of K N having a then fair market value of more than $5,000,000 and (ii) with respect to a Related Person Business Combination, any voting securities of K N having a then fair market value of more than $5,000,000.

     The K N Charter also provides that K N may voluntarily liquidate and dissolve only with the approval of at least two-thirds of the outstanding voting securities of K N.

     Interenergy. Each share of Interenergy Common Stock and Series A Preferred entitles the holder thereof to one vote and three votes, respectively, on each matter submitted to a vote of such holders. Each share of Series B Preferred entitles the holder thereof to one-tenth of one vote for the election of directors to the Interenergy Board only. Neither the holders of shares of Interenergy Common Stock nor the holders of shares Series A Preferred or Series B Preferred have separate class voting or cumulative voting rights in the election of directors.

     Under the CBCA and the Interenergy Bylaws, directors are elected by a plurality of the votes cast. Pursuant to the Interenergy Charter and the Interenergy Bylaws, other matters submitted to a vote of the Interenergy shareholders require for approval the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter (except that certain matters, including the amendment of the Interenergy Charter, the disposition of all or substantially all of the assets of Interenergy outside the ordinary course of business, the merger of Interenergy with another company and the voluntary dissolution of Interenergy require the affirmative vote or concurrence of holders of sixty percent of the outstanding shares of Interenergy entitled to vote thereon).

     To approve an amendment to the Interenergy Charter proposed by the Interenergy Board, the CBCA requires, unless the articles of incorporation, the bylaws or any action by the board of directors requires a greater vote, that the votes cast favoring approval exceed the votes cast against such proposal or, in cases in which class voting is required, such approval by each class. The Interenergy Charter and Interenergy Bylaws specify that the affirmative vote of sixty percent of the outstanding shares of Interenergy entitled to vote shall be required to approve an amendment to the Interenergy Charter and do not provide for class voting.

     With certain exceptions relating to quorum or voting requirements for directors or shareholders, the CBCA provides that either the board of directors or the shareholders may amend the bylaws. The Interenergy Bylaws provide that they may be altered, amended or repealed and new bylaws may be adopted by the Interenergy Board or Interenergy's shareholders.

     In addition to board of directors approval, the CBCA requires that mergers, consolidations, dissolutions, and dispositions of all or substantially all of a corporation's assets be approved by each voting group entitled to vote separately on such action, by a majority of all the votes entitled to be cast on such proposal by that voting group unless the articles of incorporation or the bylaws specify a different vote required for approval. The

Interenergy Charter requires the approval of sixty percent of the Interenergy Voting Shares, with no provision for class voting.

     The CBCA requires that mergers be approved by each class of stock, voting separately, under certain circumstances, which Interenergy views as being applicable to the Merger. Consequently, it is Interenergy's position that, in addition to the sixty-percent affirmative vote of the Interenergy Common Stock and Series A Preferred required by the Interenergy Charter, the CBCA also requires that each class of Interenergy shares separately approve the Merger Agreement. For corporations incorporated prior to June 30, 1994, Section 7-117-101(8) of the CBCA provides that unless the articles of incorporation of such corporation contain a provision establishing the vote of the shareholders required to approve a plan of merger, such plan of merger shall be approved by each voting group entitled to vote separately on the plan of merger by two-thirds of all the votes entitled to be cast on the plan of merger by that voting group. Interenergy was incorporated prior to June 30, 1994 and the Interenergy Charter does not state the required vote by each class for approving a plan of merger under class voting. Consequently, Interenergy has taken the position that approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the shares of each of the Interenergy Common Stock, Series A Preferred and Series B Preferred, voting as a class.

     There are no limitations under the CBCA with respect to interested shareholder business combinations. However, the Interenergy Bylaws require the unanimous approval of the Interenergy Board to authorize any interested shareholder transactions.

                  ADDITIONAL INFORMATION REGARDING INTERENERGY

DESCRIPTION OF BUSINESS

     General. Interenergy is engaged in the business of constructing, acquiring and operating natural gas gathering and processing facilities and in the marketing of natural gas and natural gas liquids to industrial and commercial end users, primarily in the Rocky Mountain and Mid-Continent regions of the United States.

     Natural Gas Processing. Interenergy currently owns and operates natural gas gathering, processing and fractionation facilities situated in the Rocky Mountain region of the United States. These facilities connect over 500 producing oil and gas wells to approximately 615 miles of Interenergy's gathering pipelines.

     Interenergy purchases natural gas and entrained natural gas liquids ("NGLs") from major and independent oil and gas producers, gathers those volumes by means of its pipeline gathering systems, processes the natural gas and extracts the NGLs, where applicable, combines the supply of residue gas from its plants with other supplies of natural gas, arranges for transportation of the natural gas and markets the natural gas to various industrial, commercial and agricultural end users and local gas distribution companies. NGLs that are extracted from the natural gas are, where applicable, further separated, or fractionated, into their primary component products: ethane, propane, butane and natural gasoline. These component products are then sold to liquid petroleum gas wholesalers, retailers and refiners as feedstock for various chemical plants, retail heating fuel or blending stocks.

     Interenergy does not own or produce crude oil or natural gas reserves. The majority of the natural gas flowing through Interenergy's facilities is purchased or gathered under contracts with producers ranging in size from small independents to major oil companies. Under such purchase contracts, Interenergy typically takes title to the natural gas at the outlet of a producer's facilities.

     Interenergy currently has two natural gas processing and transportation facilities, located in Wyoming and North Dakota, through which NGLs extracted are further processed and separated into their individual components (ethane, propane, butane and natural gasoline). Interenergy markets its fractionated NGLs to a variety of wholesale and retail customers and refiners. The prices received for these products are generally based upon the industry average published price for NGLs at Mont Belvieu, Texas or Conway, Kansas, plus or minus a transportation differential for product delivered in the region.

     Interenergy also purchases and aggregates off-system supplies of natural gas not connected to its gas gathering systems. Off-system supply is normally purchased through short-term and long-term agreements on a reasonable-efforts basis at wellhead prices. Interenergy takes title to the natural gas at the producer's facilities or other mutually agreeable delivery points and arranges for appropriate transportation in order to market this supply.

     Natural Gas Marketing. Marketing services provided by Interenergy include supply and market aggregation, dispatching, balancing, regulatory compliance, contract negotiations, transportation and storage management and related administrative services to facilitate the movement of natural gas from the wellhead to the end user.

     Interenergy's customers are located primarily in the Rocky Mountain and Mid-Continent regions of the United States. During the fiscal year ended December 31, 1996, Interenergy marketed natural gas volumes of approximately 47,000,000 million British thermal units ("MMBtus") to approximately 1,275 industrial and commercial customers.

     A significant portion of Interenergy's sales volumes are to local distribution companies and industrial and commercial end users that, in many instances, purchase natural gas supplies from Interenergy under long-term sales contracts or renewable short term contracts. In 1996, Interenergy's marketing customer volume mix comprised 30% wholesale, 20% industrial/commercial, 9% government, 8% agriculture and 33% to local gas distribution companies.

MARKET PRICE AND DIVIDENDS ON INTERENERGY COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     As of the Interenergy Record Date, there were issued and outstanding 1,974,527 shares of Interenergy Common Stock, held by 17 owners of record. There is no established public market for Interenergy Common Stock.

     Interenergy has not paid a cash dividend on the Interenergy Common Stock within the past two full fiscal years or since the close of the most recent fiscal year. Pursuant to the Merger Agreement, Interenergy is precluded from declaring or paying any dividend to holders of Interenergy Common Stock without the prior consent of K N. See "Certain Terms of the Merger Agreement -- Conduct of Business Prior to the Merger." Interenergy has no intention of paying cash dividends to holders of Interenergy Common Stock in the foreseeable future.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Interenergy Record Date, there were outstanding 1,974,527 shares of Interenergy Common Stock, 500,000 shares of Series A Preferred, and 194,159 shares of Series B Preferred. Under the Interenergy Charter, holders of Interenergy Common Stock are entitled to one vote per share on all matters to be determined by Interenergy's shareholders and holders of Series A Preferred are entitled to three votes per share on all such matters. Holders of Series B Preferred are entitled to one-tenth of a vote in the election of directors to the Interenergy Board only. In addition, for purposes of approving the Merger Agreement, Interenergy has taken the position that the CBCA requires that each class of shares, voting separately as a class, approve the Merger Agreement by a two-thirds affirmative vote.

     Security Ownership of Certain Beneficial Owners. The following tables set forth, respectively, certain information regarding the beneficial ownership of Interenergy Common Stock and Series A Preferred by each shareholder known by Interenergy to own beneficially more than five percent (5%) of the Interenergy Common Stock or Series A Preferred, as the case may be, entitled to vote at any meeting of the shareholders of Interenergy. This information is as of the Interenergy Record Date.

                  NAME AND ADDRESS OF                     NUMBER OF SHARES      PERCENT OF
                    BENEFICIAL OWNER                      OF COMMON STOCK        CLASS(1)
                  -------------------                     ----------------      ----------
Patrick R. McDonald.....................................      727,500(2)          36.38%
  1700 Broadway, Suite 1150
  Denver, CO 80290
James P. Rode...........................................      727,500(2)          36.38%
  1700 Broadway, Suite 1150
  Denver, CO 80290
Williston Basin Interstate..............................      288,812(3)          14.63%(4)
  Pipeline Company
  200 North Third Street, Suite 300
  Bismarck, ND 58501
AMGO II.................................................      233,714             11.84%
  First Reserve Capital Management
  475 Steamboat Road
  Greenwich, CT 06830

---------------

(1) The percentages stated reflect the percentage ownership of the referenced holder of Interenergy Common Stock, rounded to the nearest one-hundredth of one percent. Assumes (i) the exercise of Interenergy Options by the referenced holder, and (ii) no exercise of Interenergy Options held by any other holder.

(2) Includes vested Interenergy Options as follows: Mr. McDonald 25,000 and Mr. Rode 25,000.

(3) Does not include 19,416 votes, representing 194,159 shares of Series B Preferred, each share of which is entitled to 1/10 of a vote for purposes of electing directors to the Interenergy Board only.

(4) The percentage of Interenergy voting capital stock held by Williston Basin Interstate Pipeline Company is approximately 8.82%, for purposes of electing directors to the Interenergy Board, and 8.31%, for all other purposes (see note (3) above).

                                                            NUMBER OF SHARES
                   NAME AND ADDRESS OF                        OF SERIES A       PERCENT OF
                     BENEFICIAL OWNER                          PREFERRED        CLASS (1)
                   -------------------                      ----------------    ----------
Yorktown Energy Partners, L.P.............................      379,932(2)        67.45%
  Yorktown Partners LLC
  535 Madison Avenue
  New York, NY 10022
Concord Partners II, L.P..................................      143,004(3)        27.30%
  Ticonderoga Capital Inc.
  535 Madison Avenue
  New York, NY 10022
SBC Warburg Dillon Read Inc...............................       73,236(4)        14.30%
  535 Madison Avenue
  New York, NY 10022

---------------

(1) The percentages stated reflect the percentage ownership of the referenced holder of Series A Preferred, rounded to the nearest one-hundredth of one percent. Assumes (i) the exercise of Interenergy Warrants held only by the named holder and (ii) no exercise of Interenergy Warrants held by any other holder.

(2) Includes 316,660 shares of Series A Preferred and 63,332 Interenergy Warrants. Each such share is convertible into three shares of Interenergy Common Stock and each Interenergy Warrant may be exercised to purchase one share of Series A Preferred.

(3) Includes 119,170 shares of Series A Preferred and 23,834 Interenergy Warrants. Each such share is convertible into three shares of Interenergy Common Stock and each Interenergy Warrant may be exercised to purchase one share of Series A Preferred.

(4) Includes 58,530 shares of Series A Preferred and 11,706 Interenergy Warrants held by SBC Warburg Dillon Read Inc. and 2,500 shares of Series A Preferred and 500 Interenergy Warrants held by Lexington Partners IV, L.P., a partnership in which SBC Warburg Dillon Read Inc. is Managing Partner and exercises voting control. Each such share is convertible into three shares of Interenergy Common Stock and each Interenergy Warrant may be exercised to purchase one share of Series A Preferred.

     On the Interenergy Record Date, Williston Basin Interstate Pipeline Company beneficially owned 100% of the 194,159 shares of Series B Preferred then outstanding.

     Security Ownership of Management. The following table sets forth information as of the Interenergy Record Date concerning the shares of Interenergy Common Stock beneficially owned by (i) each of the directors of Interenergy, (ii) each of the executive officers of Interenergy and (iii) all directors and executive officers as a group:

                 NAME, TITLE AND ADDRESS OF                   NUMBER OF      PERCENT OF
                      BENEFICIAL OWNER                         SHARES         CLASS(1)
------------------------------------------------------------  ---------      ----------
Patrick R. McDonald.........................................    727,500(2)     36.38%
  President and Director
  1700 Broadway, Suite 1150
  Denver, CO 80290
James P. Rode...............................................    727,500(2)     36.38%
  Executive Vice President, General Counsel, Secretary and
  Director
  1700 Broadway, Suite 1150
  Denver, CO 80290
Thomas H. Chatfield.........................................     38,000(2)      1.89%
  Vice President
  1700 Broadway, Suite 1150
  Denver, CO 80290
Russell T. Moran............................................     46,500(2)      2.30%
  Vice President
  1700 Broadway, Suite 1150
  Denver, CO 80290
Joseph L. Schmid............................................     49,500(2)      2.45%
  Vice President
  1700 Broadway, Suite 1150
  Denver, CO 80290
Richard C. Frantz...........................................     11,100(2)      *
  Vice President
  1700 Broadway, Suite 1150
  Denver, CO 80290
John J. Tonnsen.............................................      4,036(2)      *
  Vice President
  1700 Broadway, Suite 1150
  Denver, CO 80290

                 NAME, TITLE AND ADDRESS OF                   NUMBER OF      PERCENT OF
                      BENEFICIAL OWNER                         SHARES         CLASS(1)
------------------------------------------------------------  ---------      ----------
Bryan H. Lawrence...........................................         --(3)*     *
  Director
  c/o Yorktown Partners LLC
  535 Madison Avenue
  New York, NY 10022
Peter A. Leidel.............................................         --(3)*     *
  Director
  c/o Yorktown Partners LLC
  535 Madison Avenue
  New York, NY 10022
All directors and executive officers as a group (9
  persons)..................................................  1,604,136(2)     73.82%

---------------

(1) The percentages stated reflect the percentage ownership of the referenced holder of Interenergy Common Stock, rounded to the nearest one-hundredth of one percent. An asterisk indicates the percentage is less than 1.00%. Assumes (i) the exercise of Interenergy Options held only by the named holder, and (ii) no exercise of Interenergy Options by any other holder. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares owned.

(2) Includes vested Interenergy Options as follows: Mr. McDonald, 25,000; Mr. Rode, 25,000; Mr. Chatfield, 38,000; Mr. Moran, 46,500; Mr. Schmid, 49,500;
    Mr. Frantz, 11,100; and Mr. Tonnsen, 3,500.

(3) Messrs. Lawrence and Leidel are each a manager of Yorktown Partners LLC. Messrs. Lawrence and Leidel each disclaim beneficial ownership of the 316,660 shares of Series A Preferred held by Yorktown Energy Partners LP, which is managed by Yorktown Partners LLC. Mr. Leidel is a manager of Ticonderoga Capital Inc. Mr. Leidel disclaims beneficial ownership of the 119,170 shares of Series A Preferred owned by Concord Partners II, L.P., which is managed by Ticonderoga Capital Inc.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     General. Interenergy is engaged in the business of constructing, acquiring and operating natural gas gathering and processing facilities and in marketing natural gas and NGLs to industrial and commercial end users, primarily in the Rocky Mountain and Mid-Continent regions of the United States.

     Results of Operations. A discussion of comparative operating results, consolidated other income (expense) and income taxes of Interenergy follows. The operating revenues, costs and expenses and volumetric data cited herein are after intersegment eliminations.

     Gathering, Processing and Marketing Services.


                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                           ------------------    -----------------------------
                                            1997       1996       1996       1995       1994
                                           -------    -------    -------    -------    -------
                                                             (IN THOUSANDS)
Operating Revenues
  Gas Sales..............................  $88,777    $50,164    $86,943    $89,975    $96,794
  Natural Gas Liquids Sales..............    1,136        942      1,423        600        458
  Natural Gas Gathering..................      651        539        753        164        192
  Other..................................      577        418        668        534        520
                                           -------    -------    -------    -------    -------
          Total..........................   91,141     52,063     89,787     91,273     97,964
                                           -------    -------    -------    -------    -------

Operating Costs and Expenses
  Gas Purchases and Other Costs....................     84,473     45,846     81,508     85,835     93,977
  Operations and Maintenance.......................      1,263        835      1,289        935      1,091
  General and Administrative.......................      3,239      3,435      4,459      3,668      3,153
  Depreciation and Amortization....................      1,176        790      1,172        470        426
                                                     ---------  ---------  ---------  ---------  ---------
          Total....................................     90,151     50,906     88,428     90,908     98,647
                                                     ---------  ---------  ---------  ---------  ---------
Operating Income...................................  $     990  $   1,157  $   1,359  $     365  $    (683)
                                                     =========  =========  =========  =========  =========
Gas Sales in MMBtus................................     39,369     32,451     46,909     66,120     59,073
                                                     =========  =========  =========  =========  =========



     Natural Gas Marketing; Gas Sales and Costs of Sales. Interenergy's gas sales revenues increased $38,613,000 from $50,164,000 during the nine-month period ended September 30, 1996 to $88,777,000 for the corresponding nine-month period ended September 30, 1997. This increase was the result of a 21% increase in volumes and a 46% increase in the average sales price of natural gas.


     Gas sales revenues decreased $3,032,000 during 1996 from $89,975,000 for the year ended December 31, 1995 to $86,943,000 for the year ended December 31, 1996. This decrease was the result of a 29% decrease in sales volumes that was partially offset by an increase of 36% in the average sales price received for such gas. The decrease in volumes is substantially attributable to the closing of Interenergy's wholesale marketing operation located in Houston, Texas during April 1995.

     Gas sales revenues decreased $6,819,000 during 1995 from $96,794,000 for the year ended December 31, 1994 to $89,975,000 for the year ended December 31, 1995. This decrease was the result of a 17% decrease in the average sales price received for such gas that was partially offset by a 12% increase in sales volume.

     As the majority of Interenergy's natural gas sales and purchases are based on price indices, information regarding price and volume increases related to the associated costs of sales for the periods presented above are similar to the revenue explanations.

     Natural Gas Processing and Gathering; Natural Gas Liquids, Gathering, Other and Operations and Maintenance. Natural gas liquids sales have increased in all periods due primarily to additional throughput through Interenergy's Hiland Gas Plant complex with a resulting increase in liquids production and sales. Gathering revenues increased during 1996 primarily due to Interenergy's acquisition in May 1996 of gathering facilities from Williston Basin Interstate Pipeline Company ("WBI"). Operations and maintenance expenses have increased due to the gathering facilities acquired and the increased size and complexity of Interenergy's Hiland Gas Plant complex.


     Depreciation and Amortization. Depreciation and amortization expense increased $386,000, or 49%, from $790,000 during the nine-month period ended September 30, 1996 to $1,176,000 for the corresponding nine-month period ended September 30, 1997. This increase is due to the depreciation and amortization associated with the acquisition of natural gas contracts in March 1996, the acquisition of gathering facilities from WBI in May 1996 and the costs associated with Interenergy's Hiland Gas Plant complex expended during for the year ended December 31, 1996.


     Depreciation and amortization expense increased $702,000, or 149% from $470,000 for the year ended December 31, 1995 to $1,172,000 for the year ended December 31, 1996. This increase is due to the depreciation and amortization associated with the acquisition of natural gas contracts in March 1996, the acquisition of gathering facilities from WBI in May 1996 and the costs associated with Interenergy's Hiland Gas Plant complex expended during 1996 and 1995.

     Depreciation and amortization expense increased $44,000, or 10%, from $426,000 for the year ended December 31, 1994 to $470,000 for the year ended December 31, 1995. This increase is due to the depreciation and amortization associated with increased expenditures on Interenergy's Hiland Gas Plant complex and office equipment during the years ended December 31, 1994 and 1995, respectively.


     General and Administrative. General and administrative expense decreased $196,000, or 6%, from $3,435,000 during the nine-month period ended September 30, 1996 to $3,239,000 for the corresponding nine-month period ended September 30, 1997. This decrease is primarily due to a timing change in Interenergy's marketing commission plan from a fiscal year to a calendar year.


     General and administrative expense increased $791,000, or 22%, from $3,668,000 for the year ended December 31, 1995 to $4,459,000 for the year ended December 31, 1996. The increase in general and administrative expense is primarily due to increased salaries, commissions payable on the higher gross margins earned in 1996 and increased legal and office expenses.

     General and administrative expense increased $515,000, or 16%, from $3,153,000 for the year ended December 31, 1994 to $3,668,000 for the year ended December 31, 1995. The increase in general and administrative expense is primarily due to increased salaries, commissions payable on the higher gross margins earned in 1995, and increased office expenses.

     Other Income and (Expense).


                                            NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                           --------------    -----------------------
                                           1997     1996     1996     1995     1994
                                           -----    -----    -----    -----    -----
                                                        (IN THOUSANDS)
Interest expense.........................  $(636)   $(369)   $(571)   $(272)   $(203)
Other income (expense), net..............  $ 291       97    $ 101    $ 118    $ 128



     Increases in interest expense for all periods presented reflect the funding of Interenergy's capital expansions and acquisitions with cash generated from operations plus funding available under Interenergy's loan facilities with Norwest Bank. Other income primarily consists of interest income generated on the temporary investment of available cash balances. Other income for the nine-month period ended September 30, 1997 includes an approximately $200,000 gain, net to Interenergy, on the sale of the assets of one of Interenergy's managed partnerships.


                                                                    Income Taxes


                                             NINE MONTHS
                                                ENDED
                                            SEPTEMBER 30,      YEAR ENDED DECEMBER 31,
                                            --------------    -------------------------
                                            1997     1996      1996     1995      1994
                                            -----    -----    ------    -----    ------
                                                      (DOLLARS IN THOUSANDS)
Provisions (Benefits).....................  $ 258    $ 347     $ 351     $ 81     $(258)
Effective Tax Rate........................     40%      40%       39%      38%      (34)%


     Refer to Note 5 of Notes to Interenergy's Consolidated Financial Statements for a reconciliation of statutory rates to effective rates. See "Interenergy Financial Statements."


     Liquidity and Capital Resources. For the nine-month period ended September 30, 1997 and the year ended December 31, 1996, the primary sources of Interenergy's cash were from internally generated cash flows and borrowings under Interenergy's loan facility with Norwest Bank. Interenergy's cash outflows funded capital expenditures and acquisitions, debt service and preferred stock dividends.



     Cash Flows from Operating Activities. For the nine-month period ended September 30, 1997, operating cash flows (net income increased or decreased by depreciation and amortization, gain on sale of assets, changes in deferred income taxes and deferred stock option compensation) of $1,563,000 remained relatively constant with those for the period ended September 30, 1996. For the year ended December 31, 1996, operating cash flows of $1,957,000 increased $1,339,000 from the year ended December 31, 1995. For the year ended December 31, 1995, operating cash flow increased $751,000 from the year ended December 31, 1994. Interenergy believes that cash flow from operations would be sufficient to fund its ongoing operations for the next twelve months.


     Capital Expenditures and Commitments. Capital expenditures totaled approximately $4,700,000, $5,100,000, $1,700,000 and $700,000 for the nine-month period ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. These expenditures primarily relate to the ongoing expansion of Interenergy's Hiland Gas Plant complex. Interenergy's 1997 capital expenditure budget totals approximately $5,000,000 with approximately 90 percent of these budgeted expenditures for the completion of the expansion of Interenergy's Hiland Gas Plant complex to a 20 million cubic feet per day processing facility.



     During the nine-month period ended September 30, 1997, Interenergy expended approximately $400,000 to acquire certain natural gas sales contracts. During the year ended December 31, 1996, Interenergy expended $6,700,000 on acquisitions, which included $5,100,000 to purchase several gathering facilities located in Wyoming, Montana, South Dakota and North Dakota from WBI (approximately $4,000,000 of the consideration for this acquisition was in the form of Interenergy Common Stock and Series B Preferred) and $1,600,000 to purchase natural gas contracts with governmental, industrial, commercial and agricultural customers.


     During 1997, Interenergy signed two separate letters of intent to purchase pipeline facilities and other producing assets from unrelated third parties. The closings of the acquisitions are contemplated to occur in 1998 after due diligence and the receipt of the necessary regulatory approvals.


     Capital Resources. Interenergy maintains a $13,000,000 loan facility with Norwest Bank. This loan facility is secured by the assets of Interenergy and provides working capital funding capacity of $3,000,000 and funding capacity for capital expenditures of $10,000,000. The capacity of the loan facility begins to decrease in the fourth quarter of 1997. Borrowings bear interest at Norwest Bank's prime rate. The loan facility contains certain restrictive covenants with respect to the operations of Interenergy, including the maintenance of certain minimum net worth levels and debt service coverage ratios. As of September 30, 1997, Interenergy had approximately $10,550,000 outstanding under this loan facility.



     Interenergy also has a short-term loan facility of $1,500,000 with Norwest Bank available to fund Interenergy's gas storage plan. Interenergy places natural gas into storage during the summer for resale during the winter. Interenergy had approximately $1,100,000 outstanding under this facility as of September 30, 1997.


     Risk Management. To minimize the risk of price changes in the natural gas markets, Interenergy uses certain financial instruments for hedging purposes. These instruments include energy products traded on the New York Mercantile Exchange and over-the-counter markets, including futures and option contracts and fixed price and basis swaps.

     Interenergy engages in these activities as a hedging mechanism against pre-existing or anticipated physical gas sales, gas purchases and storage in order to protect profit margins. Gains and losses on hedging positions are deferred and recognized as gas purchases expenses in the periods the underlying physical transactions occurs.

     The Interenergy Board has approved certain speculative trading activities whereby Interenergy enters into natural gas futures contracts, options and swaps on natural gas contracts in order to profit in market valuation fluctuation of these instruments. In connection with the Merger, Interenergy has agreed to no longer engage in speculative trading activities and has closed out all open positions.

     Significant Operating Variables. Historically, fluctuations in natural gas prices have had relatively little impact on Interenergy's earnings. The majority of Interenergy's sales contracts are those where both the selling price and the supply price are tied to indices where the margin is, in effect, locked in. Additionally, where price fluctuation exposure exists with respect to sales contracts, the risk is mitigated by hedging instruments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                 LEGAL MATTERS

     The legality of the K N Common Stock offered hereby will be passed upon for K N by Martha B. Wyrsch, Vice President, Secretary and General Counsel of K N, who, at October 31, 1997, beneficially owned 3,829 shares of K N Common Stock and held options to purchase 33,250 additional shares. Certain tax consequences of the Merger will be passed upon by Holland & Hart LLP for Interenergy.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference to its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of Interenergy included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in the report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                        INTERENERGY FINANCIAL STATEMENTS

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

            AS OF DECEMBER 31, 1996 AND 1995 AND SEPTEMBER 30, 1997

                      TOGETHER WITH REPORT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Interenergy Corporation:

     We have audited the accompanying consolidated balance sheets of INTERENERGY CORPORATION (a Colorado corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Interenergy Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interenergy Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 28, 1997.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS


                                                                                  DECEMBER 31
                                                              SEPTEMBER 30,    ------------------
                                                                  1997          1996       1995
                                                              -------------    -------    -------
                                                               (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................     $    --       $    --    $    --
  Accounts receivable -- trade..............................      11,021        23,070      7,412
  Prepaid expenses..........................................          47            20         21
  Inventory.................................................       1,378            13        333
                                                                 -------       -------    -------
        Total current assets................................      12,446        23,103      7,766
                                                                 -------       -------    -------
PROPERTY AND EQUIPMENT, at cost:
  Gas processing and gathering facilities...................      16,633        11,381      4,716
  Office equipment and furniture............................         783           659        522
  Vehicles..................................................         296           291        109
                                                                 -------       -------    -------
                                                                  17,712        12,331      5,347
  Less -- Accumulated depreciation..........................      (2,645)       (1,920)    (1,248)
                                                                 -------       -------    -------
                                                                  15,067        10,411      4,099
  Construction in progress..................................          53           718      1,321
                                                                 -------       -------    -------
    Property and equipment, net.............................      15,120        11,129      5,420
                                                                 -------       -------    -------
OTHER ASSETS:
  Excess of cost over net assets acquired, net..............       2,399         2,496         --
  Contracts, net............................................       1,276         1,230         --
  Investment in partnerships................................         745           819        779
  Deferred charges, net.....................................         285            61        196
  Accrued interest -- stockholders' notes...................         291           241        175
  Other.....................................................          13            13         13
                                                                 -------       -------    -------
        Total other assets..................................       5,009         4,860      1,163
                                                                 -------       -------    -------
        TOTAL ASSETS........................................     $32,575       $39,092    $14,349
                                                                 =======       =======    =======

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable --
    Trade...................................................     $ 2,485       $ 2,708    $ 1,995
    Natural gas suppliers...................................       6,995        17,498      5,457
    Managed partnerships....................................         149            84        106
  Accrued liabilities and other.............................         546           646        587
  Short-Term Credit Facility................................       1,100         3,000         --
  Current portion of bank loan facility.....................       2,915            --         --
                                                                 -------       -------    -------
        Total current liabilities...........................      14,190        23,936      8,145
                                                                 -------       -------    -------
NONCURRENT LIABILITIES:
  Bank Loan Facility........................................       7,635         4,647         10
  Subordinated Notes........................................       1,500         1,500      1,500
  Other.....................................................          31            39         44
                                                                 -------       -------    -------
        Total noncurrent liabilities........................       9,166         6,186      1,554
                                                                 -------       -------    -------
DEFERRED TAX LIABILITY......................................         363           363        116
COMMITMENTS (Note 6)
STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share; 10,000,000 shares
    authorized; 1,985,527 and 1,696,715 shares issued at
    December 31, 1996 and 1995, respectively................          20            20         17
  Preferred stock, par value $.10 per share; 2,000,000
    shares authorized --
    Series A Convertible, 500,000 shares issued at December
      31, 1996 and 1995 (liquidation value of $4,500,000)...          50            50         50
    Series B Convertible, 194,159 shares issued at December
      31, 1996 (liquidation value of $1,650,352)............          19            19         --
  Additional paid-in capital................................      10,022         9,816      5,878
  Stockholders' notes receivable............................      (1,060)       (1,060)    (1,060)
  Treasury stock, 11,000 shares of common stock at December
    31,1996 and 1995........................................         (44)          (44)       (44)
  Accumulated deficit.......................................        (151)         (194)      (307)
                                                                 -------       -------    -------
        Total stockholders' equity..........................       8,856         8,607      4,534
                                                                 -------       -------    -------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........     $32,575       $39,092    $14,349
                                                                 =======       =======    =======


          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)


                                               FOR THE NINE MONTHS
                                               ENDED SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                               -------------------   ---------------------------
                                                 1997       1996      1996      1995      1994
                                               --------   --------   -------   -------   -------
                                                   (UNAUDITED)
REVENUES:
  Natural gas sales..........................   $88,777    $50,164   $86,943   $89,975   $96,794
  Natural gas gathering......................       651        539       753       164       192
  Natural gas liquids sales..................     1,136        942     1,423       600       458
  Management fees from partnerships..........       285        210       284       283       355
  Equity in partnership income...............       292        208       384       251       165
  Other......................................       293         98       101       118       128
                                                -------    -------   -------   -------   -------
          Total revenues.....................    91,434     52,161    89,888    91,391    98,092
                                                -------    -------   -------   -------   -------
COSTS AND EXPENSES:
  Natural gas purchases......................    72,529     39,794    72,263    79,150    88,663
  Natural gas transportation.................    11,944      6,052     9,245     6,685     5,314
  Facility operations........................     1,263        835     1,289       935     1,091
  General and administrative.................     3,239      3,435     4,459     3,668     3,153
  Depreciation and amortization..............     1,176        790     1,172       470       426
  Interest and other expense.................       638        370       571       272       203
                                                -------    -------   -------   -------   -------
          Total costs and expenses...........    90,789     51,276    88,999    91,180    98,850
                                                -------    -------   -------   -------   -------
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME
  TAXES......................................       645        885       889       211      (758)
                                                -------    -------   -------   -------   -------
PROVISION (BENEFIT) FOR INCOME TAXES:
  Current....................................       258        347       104        63      (153)
  Deferred...................................        --         --       247        18      (105)
                                                -------    -------   -------   -------   -------
          Total income tax provision
            (benefit)........................       258        347       351        81      (258)
                                                -------    -------   -------   -------   -------
NET INCOME (LOSS)............................       387        538       538       130      (500)
PREFERRED STOCK DIVIDENDS....................       344        311       425       360       240
                                                -------    -------   -------   -------   -------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS...............................   $    43    $   227   $   113   $  (230)  $  (740)
                                                =======    =======   =======   =======   =======


          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (AMOUNTS IN THOUSANDS)


                                                                                           RETAINED
                                                               ADDITIONAL                 EARNINGS/
                                        COMMON    PREFERRED     PAID-IN      TREASURY    (ACCUMULATED
                                        STOCK       STOCK       CAPITAL       STOCK        DEFICIT)
                                        ------    ---------    ----------    --------    ------------
BALANCE, December 31, 1993............   $17         $50        $ 5,834        $ --         $ 663
  Issuance of 11,000 shares of common
     stock upon exercise of stock
     options..........................    --          --             24          --            --
  Reacquisition of 11,000 shares of
     common stock from employee.......    --          --             --         (44)           --
  Net loss............................    --          --             --          --          (500)
  Accrued preferred stock dividends...    --          --             --          --          (240)
                                         ---         ---        -------        ----         -----
BALANCE, December 31, 1994............    17          50          5,858         (44)          (77)
  Issuance of 5,000 shares of common
     stock upon exercise of stock
     options..........................    --          --             20          --            --
  Net income..........................    --          --             --          --           130
  Preferred stock dividends...........    --          --             --          --          (360)
                                         ---         ---        -------        ----         -----
BALANCE, December 31, 1995............    17          50          5,878         (44)         (307)
  Issuance of 288,812 shares of common
     stock............................     3          --          2,307          --            --
  Issuance of 194,159 shares of
     preferred stock..................    --          19          1,631          --            --
  Net income..........................    --          --             --          --           538
  Preferred stock dividends...........    --          --             --          --          (425)
                                         ---         ---        -------        ----         -----
BALANCE, December 31, 1996............    20          69          9,816         (44)         (194)
  Net income (unaudited)..............    --          --             --          --           387
  Preferred stock dividends...........    --          --             --          --          (344)
  Issuance of stock options...........    --          --            206          --            --
                                         ---         ---        -------        ----         -----
BALANCE, September 30, 1997...........   $20         $69        $10,022        $(44)        $(151)
                                         ===         ===        =======        ====         =====


          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)


                                             FOR THE NINE MONTHS
                                             ENDED SEPTEMBER 30,      YEAR ENDED DECEMBER 31,
                                             -------------------   ------------------------------
                                               1997       1996       1996       1995       1994
                                             --------   --------   --------   --------   --------
                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................  $    387   $    538   $    538   $    130   $   (500)
  Non-cash items included --
     Depreciation and amortization.........     1,176        790      1,172        470        426
     Accretion -- subordinated notes.......        --         --         --         --         46
     Change in deferred tax................        --         --        247         18       (105)
     (Gain)/loss on sale of assets.........      (206)        --         --         --         --
     Deferred stock option compensation....       206         --         --         --         --
  Change in accounts receivable -- trade...    12,049     (1,026)   (15,658)    10,631     (8,077)
  Change in prepaid expenses...............       (27)       (12)         1         22        (31)
  Change in inventory......................    (1,365)      (289)       320      2,791     (2,414)
  Change in accounts payable, accrued
     liabilities and other.................   (10,647)      (411)    12,761     (9,901)     9,054
  Equity in partnership income.............      (292)      (208)      (384)      (251)      (165)
  Distributions from partnerships..........       248        319        344        463        334
                                             --------   --------   --------   --------   --------
          Net cash flows provided by (used
            in) operating activities.......     1,529       (299)      (659)     4,373     (1,432)
                                             --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......    (4,715)    (4,166)    (5,072)    (1,694)      (658)
  Acquisition of contracts.................      (400)    (1,605)    (1,605)        --         --
  Proceeds from sale of assets.............       310         --
  Acquisition of partnership interests.....        --         --         --         --       (708)
  Accrued interest -- stockholders'
     notes.................................       (50)       (50)       (66)       (66)       (67)
  Change in other assets...................      (209)        70        135       (101)       (39)
                                             --------   --------   --------   --------   --------
          Net cash flows used in investing
            activities.....................    (5,064)    (5,751)    (6,608)    (1,861)    (1,472)
                                             --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock.................        --         --         --         20         24
  Common stock reacquired..................        --         --         --         --        (44)
  Borrowings...............................    61,208     30,223     42,047     25,002     24,305
  Repayment of borrowings..................   (57,214)   (23,813)   (34,420)   (28,039)   (21,296)
  Payment of preferred dividends...........      (459)      (360)      (360)      (360)        --
                                             --------   --------   --------   --------   --------
          Net cash flows provided by (used
            in) financing activities.......     3,535      6,050      7,267     (3,377)     2,989
                                             --------   --------   --------   --------   --------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS..............................        --         --         --       (865)        85
CASH AND CASH EQUIVALENTS, beginning of
  period...................................        --         --         --        865        780
                                             --------   --------   --------   --------   --------
CASH AND CASH EQUIVALENTS, end of period...  $     --   $     --   $     --   $     --   $    865
                                             ========   ========   ========   ========   ========


          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (INFORMATION AS OF SEPTEMBER 30, 1997 IS UNAUDITED)


(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Interenergy Corporation, a Colorado corporation ("Interenergy"), was incorporated in February 1987 and is principally engaged in the gathering, processing and marketing of natural gas, primarily in the Rocky Mountain region.

     The accompanying financial statements present the operations of Interenergy on a consolidated basis. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Interim Results (Unaudited)


     The accompanying balance sheet as of September 30, 1997, the statements of operations and of cash flows for the nine months ended September 30, 1996 and 1997, and the statement of stockholders' equity for the nine months ended September 30, 1997 are unaudited. In the opinion of management these interim statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of the interim period. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.


  Managed Partnerships

     Interenergy is managing general partner and has ownership interests of 50% in two general partnerships (see Note 9) which own natural gas processing or gathering facilities. As managing general partner, Interenergy manages the operations of the facilities and the administration of the partnerships. Interenergy, in addition to owning an interest in the partnerships, receives a management fee and is reimbursed for certain costs incurred in managing the facilities and the partnerships.

     During 1994, Interenergy purchased a 20% interest from its partner in one of its existing partnerships for $708,000. Interenergy also in 1994 liquidated one of its general partnerships upon that partnership's sale of its assets, including its interests in a joint venture which owned a gathering system in West Virginia, to an unaffiliated third party. Interenergy received approximately $87,000 in net distributions upon liquidation of the partnership.

     Interenergy accounts for its partnership interests under the equity method of accounting whereby Interenergy's investment is increased for capital contributions and its share of partnership income and is decreased for cash distributions and its prorata share of partnership losses. Interenergy's prorata share of current year partnership income or loss is recorded in Interenergy's statement of operations.

  Natural Gas Marketing Activities

     Interenergy markets natural gas to end users and other markets through a wholly owned subsidiary. Interenergy's consolidated financial statements include the accounts and activities of its marketing subsidiary.

     Revenues from natural gas sales and costs of natural gas purchases and transportation related to marketing activities are recognized in the month in which natural gas is delivered.

     Interenergy's marketing activities periodically result in pipeline imbalances where Interenergy has either over or under sold natural gas. Interenergy also contracts for the storage of natural gas with several pipeline companies. Positive imbalances and natural gas in storage are valued at the lower of cost or market. Negative pipeline balances are recorded at the current month index price. Net positive imbalances, representing an under sold situation, are recorded as a gas imbalance inventory whereas net negative imbalances, representing an over sold situation, are recorded as a liability. The cost of inventory of natural gas in storage is determined based on the weighted average cost of gas, including transportation and carrying charges. At December 31,

                    INTERENERGY CORPORATION AND SUBSIDIARIES

1996, Interenergy had a net negative imbalance of $369,000 and at December 31, 1995, a net positive imbalance of $333,000.

  Asset Impairment

     Interenergy reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value.

  Property and Equipment

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations, principally on the straight-line method, over the estimated service lives of the assets or, if required, over the term of the related capital lease obligation. Useful lives for natural gas processing and gathering equipment are determined based on the shorter of the life of the equipment or the reserves serviced by the equipment. Estimated depreciable lives are as follows: Office Equipment and Furniture, 3 to 10 years; Vehicles, 4 to 5 years; and, Gas Processing and Gathering Facilities, 5 to 20 years.

  Other Assets

     Excess of costs over net assets acquired at the date of acquisition is being amortized on the straight line method over 20 years. Costs allocated to contracts are being amortized over the life of the associated contracts, ranging from 1 to 5 years. Amortization expense charged to operations related to these assets was approximately $461,000, $0 and $0 for 1996, 1995 and 1994, respectively.

  Income Taxes

     Interenergy records income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards and of deferred tax liabilities for taxable temporary differences.

  Cash and Cash Equivalents

     All of Interenergy's cash investments are of a highly liquid nature with original maturities of three months or less and are therefore considered cash equivalents.

     The following is a table of supplemental disclosures of cash flow information (amounts in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                            ------------------------
                                                             1996      1995     1994
                                                            ------     ----     ----
Cash paid for:
  Interest................................................  $  554     $210     $122
  Income taxes............................................  $   31     $ 76     $129
Noncash investing and financing activities:
  Issuance of 288,812 shares of common stock and 194,159
     shares of preferred stock in exchange for gathering
     facilities (see Note 8)..............................  $3,960     $ --     $ --

                    INTERENERGY CORPORATION AND SUBSIDIARIES

  Concentration of Credit Risk

     Interenergy's receivables are due primarily from natural gas marketing companies, local distribution companies and end-users whose operations are primarily in the Rocky Mountain, Midwestern and Southeastern regions of the United States. Interenergy performs credit evaluations on its customers and when appropriate, obtains letters of credit or prepayments to minimize exposure to credit risk. In addition, Interenergy's cash and cash equivalents are maintained primarily at a single bank in Denver, Colorado. These concentrations of credit risk have not had an effect on the results of operations for Interenergy.

  Hedging Activities

     Interenergy periodically enters into natural gas futures contracts, options, and swaps on natural gas contracts in order to hedge its exposure to price fluctuations on fixed price sale or purchase obligations and storage inventory programs. Gains and losses on hedging activities related to fixed price sale or purchase obligations are deferred and recognized in natural gas purchases in the period when the corresponding physical sale or purchase is recorded.

     Under the swap agreements, Interenergy receives or makes payments to a counterparty based on the differential between a fixed and floating price. Under futures contracts, Interenergy receives payments from a counterparty or makes payments to a counterparty based on applicable market prices and contract prices. At December 31, 1996, Interenergy had open swap and futures agreements to hedge price fluctuations on inventory in storage and/or fixed price sale or purchase obligations through December 1997.

  Trading Activities

     Interenergy enters into natural gas futures contracts, options and swaps on natural gas contracts in order to profit on market valuation fluctuations of these instruments. In 1996, the net gain relating to trading activity was $230,000. At December 31, 1996, Interenergy had open January and February 1997 swap agreements held for trading purposes as follows:

                                                                            FIXED
                                                              VOLUMES    PRICE RANGE
                                                              -------    -----------
Short (Rocky Mountain Area Indices).........................  400,000    $1.58-2.26
Long (Rocky Mountain Area Indices)..........................  400,000    $1.69-2.83

     At December 31, 1996, the unrealized gain related to these agreements was approximately $80,000.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) RELATED PARTY TRANSACTIONS

  Managed Partnerships

     In the course of managing the business of the related partnerships, Interenergy is involved in various transactions with the partnerships. Costs incurred by Interenergy on behalf of the partnerships, including the cost of employees directly employed in the operation of the facilities, certain other direct costs and, in some cases, an allocable share of administrative expenses are reimbursed monthly to Interenergy. Reimbursements by the partnerships for non-employee costs amounted to $3,000, $22,000 and $13,000 in the years ended

                    INTERENERGY CORPORATION AND SUBSIDIARIES

December 31, 1996, 1995 and 1994, respectively. Amounts reimbursed by the partnerships are recorded as a reduction in general and administrative expense.

  Marketing Subsidiary

     Interenergy's marketing subsidiary buys natural gas from certain of the managed partnerships, in addition to buying from and selling natural gas to unaffiliated third parties. The sales price for sales from the managed partnerships to the marketing subsidiary is determined based on similar unaffiliated third party trades or by published market indices, taking into consideration delivery points and transportation requirements.

  Stockholders' Notes Receivable

     In 1993, Interenergy issued 265,000 shares of common stock to each of its two principal stockholders, officers and directors in exchange for promissory notes of $530,000 each. The promissory notes have been recorded as a reduction in stockholders' equity and the note principal along with cumulative accrued interest at 6.25% per annum are due on May 12, 1998. During the years ended December 31, 1996, 1995 and 1994, Interenergy recorded interest income of $66,000, $66,000 and $67,000, respectively, with respect to these notes.

(3) DEBT

  Bank Loan Facility

     In December 1993, Interenergy entered into a $10,000,000 loan facility with a bank (the "Bank Loan Facility") which, as amended in 1996, incorporates both a $7,000,000 revolving line of credit (the "Revolving Line of Credit") and a $3,000,000 letter of credit facility (the "Letter of Credit Facility"). Borrowings available under the Revolving Line of Credit are limited to semiannual borrowing base determination amounts. The borrowing base in existence at December 31, 1996 was $7,000,000. Interenergy has several options in case of a borrowing base deficiency, including the immediate repayment of the deficiency, the repayment of the deficiency over a three month period, the pledging of additional collateral or the termination of the revolving period and commencement of the term loan amortization period. The loan agreement also includes typical covenants and financial ratio requirements. Any borrowings outstanding under the Revolving Line of Credit bear interest, at Interenergy's option, at either the bank's prime rate (8.25% at December 31, 1996) or a fixed rate based on the current Eurodollar rate plus 2.75 percentage points. At December 31, 1996 and 1995, borrowings totaling $4,647,000 and $10,000, respectively, were outstanding under the Revolving Line of Credit.

     The Letter of Credit Facility allows Interenergy to issue letters of credit and obtain working capital advances. Any working capital advances are due on the twentieth day of each calendar month. The commitment amount for the Letter of Credit Facility is limited to the lesser of $3,000,000 or 85% of accounts receivable that meet certain defined criteria. Any borrowings outstanding under the Line of Credit Facility bear interest, at Interenergy's option, at either the bank's prime rate (8.25% at December 31, 1996) or a fixed rate based on the current Eurodollar rate plus 2.75 percentage points. At December 31, 1996, the commitment amount for letters of credit was established at $3,000,000. At December 31, 1996 and 1995, $543,200 and $479,600, respectively, in letters of credit were outstanding under the Letter of Credit Facility and no letters of credit had been drawn. Additionally, no working capital advances were outstanding as of December 31, 1996.

     Interenergy pays a quarterly commitment fee of .5% on the difference between Interenergy's elected commitment amount and the average outstanding borrowings and letters of credit. The Bank Loan Facility is collateralized by mortgages on Interenergy's natural gas processing and gathering facilities and Interenergy's interest in two of its managed partnerships (see Note 9) and financing statements on accounts receivable and inventory. Unless amended, the revolving period under the Bank Loan Facility expires on January 31, 1998.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

Based on amounts outstanding under the Bank Loan Facility at December 31, 1996, Interenergy would be required to make the following principal payments upon expiration of the revolving period: 1998 -- $709,500, 1999 -- $1,562,500,
2000 -- $1,125,000, and 2001 -- $1,250,000.

  Short-Term Credit Facility

     In December 1996, Interenergy entered into an additional $3,000,000 credit facility (the "Short-Term Credit Facility") with a maturity date of March 31, 1997. The loan agreement contains covenant, collateral and financial ratio provisions identical to the Bank Loan Facility. Any borrowings outstanding under the Short-Term Credit Facility bear interest at the bank's prime rate (8.25% at December 31, 1996). At December 31, 1996, borrowings totaling $3,000,000 were outstanding under the Short-Term Credit Facility.

  Subordinated Notes

     In 1993, Interenergy issued 9% subordinated notes (the "Subordinated Notes") due May 15, 1999 in the face amount of $1,500,000. Interest on the Subordinated Notes commenced to accrue on May 13, 1994 and is payable quarterly thereafter. The Subordinated Notes amounted to $1,500,000 at December 31, 1996 and 1995.

  Fair Value of Debt

     Based on borrowing rates available for loans with similar collateral, the fair value of borrowings under Interenergy's Bank Loan Facility, Short-Term Credit Facility and the Subordinated Notes is estimated to be their carrying amounts of $4,647,000, $3,000,000 and $1,500,000, respectively.

(4) STOCKHOLDERS' EQUITY

  Common Stock

     In 1996, Interenergy issued 288,812 shares of common stock in connection with the acquisition of certain gathering facilities (see Note 8).

  Series A Preferred Stock and Warrants

     In 1993, Interenergy issued 500,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") and 100,000 Warrants to purchase Series A Convertible Preferred Stock ("Series A Warrants"). The holders of Series A Preferred shares are entitled to receive cumulative dividends at 8% per year payable annually in either cash or additional shares of Series A Preferred. Each share of Series A Preferred is convertible, at the holder's option, into three shares of Interenergy's common stock. The Series A Preferred stock agreement includes anti-dilution provisions wherein the conversion ratio is adjusted for certain changes in Interenergy's capital structure. After April 30, 1999, Interenergy has the right to call all or part of the outstanding preferred shares for conversion into common or for redemption at $12 per share. All of the outstanding shares of Series A Preferred are automatically converted into shares of Interenergy's common stock if Interenergy completes an initial public offering of its common stock.

     Each Series A Warrant entitles the holder to purchase one share of Series A Preferred at an exercise price of $9.75 per preferred share or to purchase three shares of common stock at an exercise price of $3.25 per common share if Interenergy has completed an initial public offering of its common stock. At the holder's option, the Series A Warrants may be exercised by canceling a like amount of Interenergy's Subordinated Notes (see Note 3) held by such holder. The exercise price per share is adjusted for certain changes in Interenergy's capital structure. The Series A Warrants expire on May 15, 1998, unless extended by Interenergy.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

  Series B Preferred Stock

     In 1996, Interenergy issued 194,159 shares of Series B Convertible Preferred Stock ("Series B Preferred") in connection with the acquisition of certain gathering facilities (see Note 8). The holders of Series B Preferred shares are entitled to receive cumulative dividends at 6% per year payable annually in cash. Each share of Series B Preferred is convertible, at the option of the holder, into shares of common stock of Interenergy at a ratio equal to $8.50 divided by the then applicable conversion price, as defined. Each share of Series B Preferred is redeemable at the option of Interenergy for $8.50. The Series B Preferred stock agreement includes anti-dilution provisions wherein the conversion ratio is adjusted for certain changes in Interenergy's capital structure.

     If Interenergy completes an initial public offering of its common stock and the offering price of each share of common stock equals or exceeds $8.50, all of the outstanding shares of Series B Preferred are automatically converted into shares of common stock of Interenergy at a ratio equal to $8.50 divided by the then applicable conversion price, as defined.

(5) INCOME TAXES

     The following schedule shows the amounts and classifications of Interenergy's deferred tax assets and liabilities (amounts in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                              -------    -----
Deferred tax assets:
  Net operating loss carryforward...........................  $   484    $ 433
  Alternative minimum taxes.................................      303      144
  Other.....................................................       --       36
Deferred tax liabilities:
  Depreciation..............................................   (1,057)    (669)
  Partnership investments...................................      (93)     (60)
                                                              -------    -----
  Net.......................................................  $  (363)   $(116)
                                                              =======    =====

     The differences between the statutory federal income tax rate and Interenergy's effective tax rate are summarized as follows (amounts in thousands):

                                                         YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------
                                                 1996             1995             1994
                                             -------------    -------------    -------------
                                             AMOUNT     %     AMOUNT     %     AMOUNT     %
                                             ------    ---    ------    ---    ------    ---
Tax provision (benefit) computed applying
  statutory rate...........................   $302     34%     $72      34%    $(257)    (34)%
State taxes net of federal income tax
  benefit..................................     34       4       6        3      (25)     (3)
Alternative minimum tax....................     --      --      --       --       13       2
Non-deductible expenses....................     15       1       3        1       11       1
                                              ----     ---     ---      ---    -----     ---
  Actual tax expense provision (benefit)...   $351     39%     $81      38%    $(258)    (34)%
                                              ====     ===     ===      ===    =====     ===

     At December 31, 1996, Interenergy has approximately $1,209,000 in net operating loss carryforwards which start to expire in the year 2009, and approximately $303,000 of alternative minimum tax credit carryforwards.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

(6) COMMITMENTS

  Operating Lease Commitments

     Interenergy leases office space in Denver, Houston, Billings and Owensboro under noncancelable operating leases. Rent expense under these lease agreements amounted to $118,000, $158,000 and $125,000 in the years ended December 31, 1996, 1995 and 1994, respectively. Rental payments under each of the lease agreements are subject to annual escalation based on the lessor's operating expenses. Interenergy subleased its Houston office space to an unaffiliated third party during 1995 and recognized a loss of approximately $54,000. The net minimum rental commitments are as follows (amounts in thousands):

                                                            LEASE      SUBLEASE
                                                           PAYMENTS    RECEIPTS    NET
                                                           --------    --------    ----
Year Ending December 31
     1997................................................    $160        $ 47      $113
     1998................................................      95          47        48
     1999................................................      51          40        11
     2000................................................      --          --        --
     2001................................................      --          --        --
                                                             ----        ----      ----
          Total..........................................    $306        $134      $172
                                                             ====        ====      ====

(7) EMPLOYEE BENEFIT PLANS

  Pension and Profit Sharing Plan

     Interenergy has a 401(k) pension and profit sharing plan which covers all full time employees who have more than one year of service and which allows participants to contribute up to 10% of their salary to the plan. Interenergy is obligated to contribute 25% of each participant's contribution as a matching contribution. Interenergy may, at its discretion, contribute additional amounts as a profit sharing contribution, which amounts are allocated to all participants based on each participant's share of the plan at the time of the contribution. Amounts contributed by employees are 100% vested when contributed while Interenergy's matching and profit sharing contributions are subject to a 20% per year vesting schedule. The plan also contains typical forfeiture and reallocation provisions. During the years ended December 31, 1996, 1995 and 1994, Interenergy made matching contributions to the plan totaling $32,000, $32,000 and $26,000, respectively.

  Stock Option Plans

     Interenergy has stock option plans under which a total of 320,000 shares of common stock may be issued upon exercise of options granted under the plan.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

     A summary of Interenergy's Stock Option Plan as of December 31, 1996 and 1995 and the changes during this period are as follows:

                                                       1996                  1995
                                                -------------------   -------------------
                                                          WTD. AVG.             WTD. AVG.
                                                SHARES    EX. PRICE   SHARES    EX. PRICE
                                                -------   ---------   -------   ---------
Outstanding at January 1......................  162,500     $3.05     209,000     $3.16
  Granted.....................................  147,500     $6.91          --       N/A
  Exercised...................................       --       N/A       5,000     $4.00
  Canceled....................................   12,500     $5.26      41,500     $3.51
                                                -------               -------
Outstanding at December 31....................  297,500     $4.87     162,500     $3.05
                                                =======               =======
Exercisable at December 31....................  297,500     $4.87     162,500     $3.05
                                                =======               =======

     Interenergy accounts for its stock-based compensation plans under APB No.
25. Interenergy adopted the disclosure requirements of SFAS 123 in 1996. Had compensation cost been determined consistent with SFAS 123, utilizing the assumptions detailed below, Interenergy's net income would have changed to the following pro forma amounts:

                                                              1996    1995
                                                              ----    ----
                                                              (AMOUNTS IN
                                                               THOUSANDS)
Net income:
  As reported...............................................  $538    $130
  Pro forma.................................................  $493    $130

     The fair value of each option granted is estimated, for disclosure purposes, on the date of grant using the Black-Scholes model with the following assumptions for 1996: no dividend yield, expected lives of 5-6 years and risk-free interest rates of 6.10-6.34%. The weighted average fair value of shares granted in 1996 was $.51 per share.

(8) ACQUISITIONS

  Gathering Assets

     In May 1996, Interenergy closed its acquisition from Williston Basin Interstate Pipeline Company ("WBI") of 21 gathering systems. The purchase price of the acquisition consisted of $1,000,000 in cash, 288,812 shares of Interenergy's common stock and 194,159 shares of Interenergy's Series B Preferred stock. The common and preferred shares were valued by Interenergy and WBI at $8.00 and $8.50 per share, respectively. Interenergy also capitalized outside legal costs and other direct costs incurred in connection with the acquisition. The total cost to acquire these systems of approximately $5,200,000 was accounted for under purchase accounting and the operating results of the acquired systems have been included in Interenergy's statements from the closing date.

  Natural Gas Sales Contracts

     In February 1996, Interenergy closed its acquisition from Premier Enterprises, Inc. of certain natural gas term sales contracts. The majority of these contracts are with United States Government Facilities, including the Defense Fuel Supply Center and Veterans Administration Medical Centers. The purchase price of these contracts was approximately $1,450,000.

                    INTERENERGY CORPORATION AND SUBSIDIARIES

     Interenergy also closed its acquisition from MAR Oil and Gas Company during February 1996, of certain natural gas contracts with industrial, commercial and agricultural end users in New Mexico. The purchase price of these contracts was approximately $160,000.

     Interenergy accounted for both of these acquisitions under the purchase method and has included the activity of the acquired contracts in Interenergy's statements from the applicable closing dates.

(9) SUBSEQUENT EVENTS

  Acquisition of Natural Gas Sales Contracts

     During March 1997, Interenergy closed its acquisition of certain natural gas contracts with agricultural, commercial and industrial end users located primarily in Nebraska and Kansas from Natural Gas Transport Company, Kansas Gas Transport Company and an individual. The purchase price of the contracts and associated noncompete agreements was approximately $350,000.

  Sale of Partnership Gathering System

     During March 1997, one of the partnerships in which Interenergy serves as general partner completed the sale of its gathering system to an unaffiliated third party. Interenergy expects to dissolve the partnership during 1997 after distribution of the sales proceeds and winding up of the partnership's affairs. Interenergy does not expect the sale of the partnership's assets to have a material impact on Interenergy's financial position or results of operations.

(10) EVENTS SUBSEQUENT TO AUDITORS' REPORT (UNAUDITED)

  Debt

     During July 1997, Interenergy negotiated an increase in its existing bank facility from $10,000,000 to $13,000,000. The amended facility incorporates a $10,000,000 revolving line of credit and $3,000,000 letter of credit facility substantially on the same terms as the previous facility. The increase in the loan facility will be used primarily to fund capital additions. In connection with the above renegotiation, Interenergy also entered into a new $1,500,000 credit facility. Interenergy intends to use the new facility to finance winter storage gas.

  Merger

     On August 25, 1997, Interenergy entered into a merger agreement with a subsidiary of KN Energy, Inc. ("KN"), pursuant to which Interenergy will become a wholly-owned subsidiary of KN.

                                                                      APPENDIX B

                                  ARTICLE 113

                               DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC. 7-113-101. DEFINITIONS

     For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

SEC. 7-113-102. RIGHT TO DISSENT

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

             (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

             (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

          (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection(1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the National market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

          (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection(1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

        (c) Cash in lieu of fractional shares; or

          (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SEC. 7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SEC. 7-113-201. NOTICE OF DISSENTERS' RIGHTS

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

SEC. 7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

SEC. 7-113-203. DISSENTERS' NOTICE

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

SEC. 7-113-204. PROCEDURE TO DEMAND PAYMENT

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

SEC. 7-113-205. UNCERTIFICATED SHARES

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

SEC. 7-113-206. PAYMENT

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e) A copy of this article.

SEC. 7-113-207. FAILURE TO TAKE ACTION

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

SEC. 7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
                ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

SEC. 7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                      PART 3. JUDICIAL APPRAISAL OF SHARES

SEC. 7-113-301. COURT ACTION

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

SEC. 7-113-302. COURT COSTS AND COUNSEL FEES

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorneys fee, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the Restated Articles of Incorporation of K N Energy, Inc. ("K N") requires K N to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

     The Company has insurance policies which, among other things, include liability insurance coverage for directors and officers, with a $200,000 corporate reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a director of officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of more than $20,000,000 of insurance coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:


    EXHIBIT NO.                               DESCRIPTION
    -----------                               -----------
       **2.1          -- Agreement and Plan of Merger dated as of August 25, 1997, by and among K N Energy, Inc., KN Acquisition Company and
                         Interenergy Corporation (included as Appendix A to the
                         Proxy Statement/Prospectus).
       **2.2          -- First Amendment to Agreement and Plan of Merger dated
                         November 5, 1997, by and among K N Energy, Inc., KN
                         Acquisition Company and Interenergy Corporation (included
                         as Appendix A to the Proxy Statement/Prospectus).
         3.1          -- Restated Articles of Incorporation of the Registrant.
                         Incorporated herein by reference to Exhibit 3(a) to the
                         Registrant's Annual Report on Form 10-K for the year
                         ended December 31, 1994.
         3.2          -- Bylaws of the Registrant, as amended. Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual
                         Report on Form 10-K for the year ended December 31, 1994.
         4.1          -- Rights Agreement dated as of August 21, 1995 between the
                         Registrant and the Bank of New York, as Rights Agent.
                         Incorporated herein by reference to Exhibit 1 to the
                         Company's Form 8-A Registration Statement dated August
                         21, 1995.

    EXHIBIT NO.                               DESCRIPTION
    -----------                               -----------
         4.2          -- Certificate of the Voting Powers, Designation,
                         Preferences and Relative, Participating, Optional or
                         Other Special Rights, and Qualifications, Limitations or
                         Restrictions Thereof, of the Class A $8.50 Cumulative
                         Preferred Stock, Without Par Value, of the Registrant.
                         Incorporated herein by reference to Exhibit 4.3 to
                         Registration Statement on Form S-3 (File No. 33-26314).
         4.3          -- Certificate of the Voting Powers, Designation,
                         Preferences and Relative, Participating, Optional and
                         Other Special Rights, and Qualifications, Limitations or
                         Restrictions Thereof, of the Class B $8.30 Series
                         Cumulative Preferred Stock, Without Par Value, of the
                         Registrant. Incorporated herein by reference to Exhibit
                         4.4 to Registration Statement on Form S-3 (File No.
                         33-26314).
        *5.1          -- Opinion of Martha B. Wyrsch, regarding the legality of
                         the securities.
        *8.1          -- Tax Opinion of Holland & Hart LLP.
      **10.1          -- Form of Consulting Agreement between Interenergy and
                         James P. Rode.
      **10.2          -- Form of Consulting Agreement between Interenergy and
                         Patrick R. McDonald.
       *23.1          -- Consent of Martha B. Wyrsch (included in Exhibit 5.1
                         hereof).
       *23.2          -- Consent of Arthur Andersen LLP.
       *23.3          -- Consent of Arthur Andersen LLP.
       *23.4          -- Consent of Holland & Hart LLP (included in Exhibit 8.1
                         hereof).
        **24          -- Powers of Attorney (included on the signature page to
                         this Registration Statement).
       *99.1          -- Proxy for Interenergy Special Meeting


---------------

 * Filed herewith.


** Previously filed.


(b) Financial Statement Schedules:

     None required.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 20th day of November, 1997.


                                            K N ENERGY, INC.

                                            By:      /s/ LARRY D. HALL
                                              ----------------------------------
                                                        Larry D. Hall
                                               Chairman of the Board, President
                                                              and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 1997.


                      SIGNATURE                                             TITLE
                      ---------                                             -----
          (i) Principal executive officer:

                     /s/  LARRY D. HALL                 Chairman of the Board, President and Chief
-----------------------------------------------------   Executive Officer
                    Larry D. Hall

  (ii) Principal financial and accounting officer:

                  /s/  CLYDE E. McKENZIE*               Vice President and Chief Financial Officer
-----------------------------------------------------
                  Clyde E. McKenzie

                  (iii) Directors:

                /s/  EDWARD H. AUSTIN, JR.*             Director
-----------------------------------------------------
                Edward H. Austin, Jr.

                  /s/  CHARLES W. BATTEY*               Director
-----------------------------------------------------
                  Charles W. Battey

                   /s/  STEWART A. BLISS*               Director
-----------------------------------------------------
                  Steward A. Bliss

                 /s/  DAVID W. BURKHOLDER*              Director
-----------------------------------------------------
                 David W. Burkholder

                 /s/  DAVID M. CARMICHAEL*              Director
-----------------------------------------------------
                 David M. Carmichael

                  /s/  ROBERT H. CHITWOOD*              Director
-----------------------------------------------------
                 Robert H. Chitwood

                      SIGNATURE                                             TITLE
                      ---------                                             -----
                  /s/  HOWARD P. COGHLAN*               Director
-----------------------------------------------------
                  Howard P. Coghlan

                   /s/  JORDAN L. HAINES*               Director
-----------------------------------------------------
                  Jordan L. Haines

                    /s/  LARRY D. HALL*                 Chairman of the Board
-----------------------------------------------------
                    Larry D. Hall

                   /s/  WILLIAM J. HYBL*                Director
-----------------------------------------------------
                   William J. Hybl

                 /s/  EDWARD RANDALL, III*              Director
-----------------------------------------------------
                 Edward Randall, III

                  /s/  R. GORDON SHEARER*               Director
-----------------------------------------------------
                  R. Gordon Shearer

                   /s/  JAMES C. TAYLOR*                Director
-----------------------------------------------------
                   James C. Taylor

                    /s/  H.S. TRUE, III*                Director
-----------------------------------------------------
                   H.S. True, III

              *By:  /s/  LARRY D. HALL
  ------------------------------------------------
           Larry D. Hall, Attorney-in-Fact

                                  EXHIBIT LIST


    EXHIBIT NO.                               DESCRIPTION                           PAGE
    -----------                               -----------                           ----
       **2.1          -- Agreement and Plan of Merger dated as of August 25, 1997, by and among K N Energy, Inc., KN Acquisition Company and
                         Interenergy Corporation (included as Appendix A to the
                         Proxy Statement/Prospectus).
       **2.2          -- First Amendment to Agreement and Plan of Merger dated
                         November 5, 1997, by and among K N Energy, Inc., KN
                         Acquisition Company and Interenergy Corporation (included
                         as Appendix A to the Proxy Statement/ Prospectus).
         3.1          -- Restated Articles of Incorporation of the Registrant.
                         Incorporated herein by reference to Exhibit 3(a) to the
                         Registrant's Annual Report on Form 10-K for the year
                         ended December 31, 1994.
         3.2          -- Bylaws of the Registrant, as amended. Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual
                         Report on Form 10-K for the year ended December 31, 1994.
         4.1          -- Rights Agreement dated as of August 21, 1995 between the
                         Registrant and the Bank of New York, as Rights Agent.
                         Incorporated herein by reference to Exhibit 1 to the
                         Company's Form 8-A Registration Statement dated August
                         21, 1995.
         4.2          -- Certificate of the Voting Powers, Designation,
                         Preferences and Relative, Participating, Optional or
                         Other Special Rights, and Qualifications, Limitations or
                         Restrictions Thereof, of the Class A $8.50 Cumulative
                         Preferred Stock, Without Par Value, of the Registrant.
                         Incorporated herein by reference to Exhibit 4.3 to
                         Registration Statement on Form S-3 (File No. 33-26314).
         4.3          -- Certificate of the Voting Powers, Designation,
                         Preferences and Relative, Participating, Optional and
                         Other Special Rights, and Qualifications, Limitations or
                         Restrictions Thereof, of the Class B $8.30 Series
                         Cumulative Preferred Stock, Without Par Value, of the
                         Registrant. Incorporated herein by reference to Exhibit
                         4.4 to Registration Statement on Form S-3 (File No.
                         33-26314).
        *5.1          -- Opinion of Martha B. Wyrsch, regarding the legality of
                         the securities.
        *8.1          -- Tax Opinion of Holland & Hart LLP.
      **10.1          -- Form of Consulting Agreement between Interenergy and
                         James P. Rode.
      **10.2          -- Form of Consulting Agreement between Interenergy and
                         Patrick R. McDonald.
       *23.1          -- Consent of Martha B. Wyrsch (included in Exhibit 5.1
                         hereof).
       *23.2          -- Consent of Arthur Andersen LLP.
       *23.3          -- Consent of Arthur Andersen LLP.
       *23.4          -- Consent of Holland & Hart LLP (included in Exhibit 8.1
                         hereof).
        **24          -- Powers of Attorney (included on the signature page to
                         this Registration Statement).
       *99.1          -- Proxy for Interenergy Special Meeting


---------------

 * Filed herewith.


** Previously filed.